Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268970

Proxy Statement/Prospectus Supplement No. 1
(to the Proxy Statement/Prospectus dated December 27, 2023)

Supplement to

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
SIZZLE ACQUISITION CORP.

AND PROSPECTUS FOR UP TO 14,559,271 ORDINARY SHARES, 7,750,000
WARRANTS, AND 7,750,000 ORDINARY SHARES issuable upon
exercise of Warrants
OF
CRITICAL METALS CORP.

In connection with the proposed business combination among Sizzle Acquisition Corp., a Delaware corporation (“Sizzle”), European Lithium Limited, an Australian Public Company limited by shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (the “Company”), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“Pubco” or “Critical Metals”) and Project Wolf Merger Sub Inc., a Delaware corporation, Critical Metals filed a registration statement on Form F-4 (File No. 333-268970) (as amended, the “Registration Statement”), which includes a proxy statement to be sent to Sizzle stockholders and a prospectus for the registration of Critical Metals securities in connection with the proposed business combination. The Registration Statement was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 27, 2023. This is a Supplement (this “Supplement”) to the definitive proxy statement of Sizzle and prospectus of Critical Metals, dated December 27, 2023 (the “Proxy Statement/Prospectus”).

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

The purpose of this Supplement is to update and supplement certain information contained in the Proxy Statement/Prospectus to reflect certain developments that occurred after the date of the Proxy Statement/Prospectus, including, among other things:

•        On February 8, 2024, Sizzle, Pubco and the Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with three accredited investors named therein which are funds affiliated with each other (each, a “PIPE Investor”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Pubco, and Pubco agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Pubco Ordinary Shares for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases of Public Shares, all on the terms and subject to the conditions set forth therein (the “PIPE Financing”);

•        Pursuant to the Subscription Agreements, in connection with the PIPE Financing and prior to the Closing, the Sponsor will transfer, for no additional consideration, 2,049,000 shares of Sizzle common stock held by it as founder shares to the PIPE Investors. In addition, upon the Closing, Pubco will issue, for no additional consideration, to the PIPE Investors (i) an aggregate of 1,000,000 Pubco Ordinary Shares, (ii) warrants (the “Warrants”) to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing, and (iii) an aggregate of 3,000,000 Pubco Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Pubco Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants;

•        On February 8, 2024, Pubco and Sizzle agreed to terminate the previously disclosed Equity Forward Arrangement, pursuant to which, among other things, Vellar had agreed to purchase up to 20 million Pubco Ordinary Shares in exchange for up to $10 million in cash;

•        In connection with the PIPE Financing, all holders of Pubco Ordinary Shares as of the Closing, other than the PIPE Investors and Sizzle’s public shareholders, will be required to enter into a lock-up for a period of one year after the Closing and Pubco will be restricted from issuing additional shares or filing any registration statements with the SEC for a period of 60 days after the Closing, subject to certain specified exceptions;

•        In preparation for Closing, Pubco and Sizzle have reached agreements with their respective financial advisors, pursuant to which the advisors have agreed to restructure their fees related to the transactions (which resulted in the reduction of an aggregate amount equal to $17.6 million), whether payable in cash or Pubco Ordinary Shares, until certain financing events occur following the Closing; and

•        In preparation for Closing, Pubco and Sizzle have entered into or amended, as applicable, certain agreements to pay various business combination transaction expenses otherwise due at Closing, including deferral agreements with vendors or service providers, requiring deferred cash payments by the registrant to such parties to be satisfied over specified time periods after Closing, and certain other fee modification agreements with vendors or service providers pursuant to which such parties will receive newly issued Pubco Ordinary Shares at Closing and/or deferred cash payments (or a combination of both).

Please see “Recent Developments” in this Supplement for additional information about the transactions described above.

Except as otherwise set forth in this Supplement, the information set forth in the Proxy Statement/Prospectus remains unchanged. All paragraph and section references used herein refer to the Proxy Statement/Prospectus before any additions or deletions resulting from the revised disclosures.

This Supplement modifies, supersedes and/or supplements, in part, the information in the Proxy Statement/Prospectus relevant to the applicable topics and is not complete without, and may not be delivered or utilized except in combination with, the Proxy Statement/Prospectus, including any amendments or supplements thereto. This Supplement should be read in conjunction with the Proxy Statement/Prospectus and if there is any inconsistency between the information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement. Please keep this Supplement with the Proxy Statement/Prospectus for future reference.

You should read carefully and in their entirety this Supplement and the Proxy Statement/Prospectus and all accompanying annexes and exhibits before voting your shares of Sizzle Common Stock. In particular, you should review and consider carefully the matters discussed under the heading “Risk Factors” beginning on page 83 of the Proxy Statement/Prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BUSINESS COMBINATION OR THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Supplement to the Proxy Statement/Prospectus is dated February 15, 2024.

Recent Developments

Subscription Agreements

On February 8, 2024, Sizzle, Pubco and Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with three funds affiliated with Empery Asset Management, LP (each, a “PIPE Investor”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Critical Metals, and Critical Metals agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Pubco Ordinary Shares, of Critical Metals for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases of Public Shares, all on the terms and subject to the conditions set forth therein (the “PIPE Financing”). The subscription obligations under the Subscription Agreement may be offset on a share for share basis by open market purchases of Public Shares, by the PIPE Investors after Sizzle’s redemption deadline for its stockholder meeting to approve the Proposed Business Combination where the PIPE Investors make such purchases at no more than the redemption price and do not redeem such Public Shares (and where Pubco will pay to the PIPE Investors at the Closing of the Business Combination the difference between the price paid by the PIPE Investors for such open market purchases and $10.00 per share). The Pubco Ordinary Shares issuable pursuant to the PIPE Financing will be issued substantially concurrently with the closing of the Proposed Business Combination. The obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, customary closing conditions and the consummation of the Proposed Business Combination.

Pursuant to the Subscription Agreements, in connection with the PIPE Financing and prior to the Closing, the Sponsor will transfer, for no additional consideration, 2,049,000 shares of Sizzle common stock, par value $0.0001 per share, held by it as founder shares to the PIPE Investors. In addition, upon the Closing, Critical Metals will issue, for no additional consideration, to the PIPE Investors (i) an aggregate of 1,000,000 Pubco Ordinary Shares, (ii) warrants (the “Warrants”) to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing, and (iii) an aggregate of 3,000,000 Pubco Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Pubco Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants.

Pursuant to the Subscription Agreement, Critical Metals agreed that, within 30 days following the Closing, Critical Metals will file with the SEC a registration statement registering the resale of the Pubco Ordinary Shares issued or issuable in the PIPE Financing (the “PIPE Resale Registration Statement”) and will use its reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event within 60 days after the Closing (or 90 days after the Closing in the event of a “full review” of the PIPE Resale Registration Statement by the SEC) or, if earlier, the fifth trading day after Critical Metals is notified by the SEC that the PIPE Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, and maintain the effectiveness of the PIPE Resale Registration Statement (in each case, subject to liquidated damages for failure to meet the registration requirements).

The foregoing description of the Subscription Agreements and the Warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Subscription Agreement and the Warrants, which are attached to this Supplement as Annex A and are incorporated herein by reference.

Termination of Equity Forward Arrangement

On February 8, 2024, Critical Metals and Sizzle agreed to terminate the previously disclosed Equity Forward Arrangement, pursuant to which, among other things, Vellar agreed to purchase up to 20 million Pubco Ordinary Shares in exchange for up to $10 million in cash. In connection with such termination, Critical Metals agreed to pay Vellar a termination fee of $500,000 in cash.

Lock-Up Agreements

In connection with the PIPE Financing, all holders of Pubco Ordinary Shares as of the Closing, other than the PIPE Investors and Sizzle’s public shareholders, will be required to enter into a lock-up for a period of one year after the Closing and Critical Metals will be restricted from issuing additional shares or filing any registration statements with the SEC for a period of 60 days after the Closing, subject to certain specified exceptions.

Amendments to Advisor Engagement Letters

In preparation for Closing, Pubco and Sizzle have reached agreements with their respective financial advisors, pursuant to which the advisors have agreed restructure their fees related to the transactions (which resulted in the reduction of an aggregate amount equal to $17.6 million), whether payable in cash or Pubco Ordinary Shares, until certain financing events occur following the Closing.

Amendment to Supplier and Vendor Agreements

In preparation for Closing, Pubco and Sizzle have entered into or amended, as applicable, certain agreements to pay various business combination transaction expenses otherwise due at Closing, including deferral agreements with vendors or service providers, requiring deferred cash payments by the registrant to such parties to be satisfied over specified time periods after Closing, and certain other fee modification agreements with vendors or service providers pursuant to which such parties will receive newly issued Pubco Ordinary Shares at Closing and/or deferred cash payments (or a combination of both). No individual vendor or service provider will own greater than 1% of the Pubco Ordinary Shares outstanding after the Closing.

Special Meeting of Sizzle Stockholders

On February 6, 2024, Sizzle held a special meeting of stockholders, at which Sizzle’s stockholders approved an amendment to Sizzle’s Amended and Restated Certificate of Incorporation to extend the date by which Sizzle must (i) consummate its initial business combination, (ii) cease all operations except for the purpose of winding up, or (iii) redeem or repurchase 100% of Sizzle’s Common Stock included as part of the units sold in its initial public offering from February 8, 2024 to August 8, 2024 (or such earlier date as determined by the board of directors of the Company (the “Board”)).

In connection such meeting, stockholders holding 779,917 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $8.6 million (approximately $11.05 per Public Share) was removed from the Trust Account to pay such holders and approximately $25.5 million remained in the Trust Account. Following redemptions, Sizzle had 2,306,136 Public Shares outstanding.

Updates to Proxy Statement/Prospectus Cover Page

The following updates and amends the seventh and thirteenth paragraphs on the cover page to the Proxy Statement/Prospectus by (i) adding the underlined bolded text (indicated textually in the same manner as the following example: underlined bolded text) and (ii) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as set forth below.

The estimated total consideration in the Business Combination to shareholders of the Company is $750 million consisting of the Closing Share Consideration and up to $75 million consisting of the Earnout Shares, if any Earnout Shares are issued according to their terms. It is anticipated that, immediately following completion of the Business Combination, if there are no additional redemptions by Sizzle’s public stockholders, Sizzle’s existing stockholders, including VO Sponsor, LLC (the “Sponsor”), will own approximately ~~7.0%~~ 7.7% of the outstanding Pubco Ordinary Shares (of which approximately ~~4.0%~~ 4.9% will be owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately ~~1.0%~~ 1.2% of the outstanding Pubco Ordinary Shares, ~~Vellar Opportunities Fund Master, LTD. (“Vellar”) will own approximately 19.6% of the outstanding Pubco Ordinary Shares (assuming that Vellar does not purchase any Sizzle Common Stock in open market transactions prior to Closing), financial advisors of Sizzle and EUR will own approximately 3.8% of the Pubco Ordinary Shares (including 1.0% owned by J.V.B. Financial Group, acting through its Cohen & Company Capital Markets division (“CCM”) and 2.8% owned by Jett Capital Advisors, LLC (“Jett”)),~~ the PIPE Investors will own approximately 8.5% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately ~~66.6%~~ 81.4% of the outstanding Pubco Ordinary Shares. If there are redemptions by Sizzle’s public stockholders up to the maximum level presented for the Business Combination in the accompanying proxy statement/prospectus, immediately following completion of the Business Combination, Sizzle’s existing stockholders, including the Sponsor, will own approximately ~~4.1%~~ 5.1% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately ~~1.0%~~ 1.3% of the outstanding Pubco Ordinary Shares, ~~Vellar will own approximately 20.2% of the outstanding Pubco Ordinary Shares (assuming that Vellar does not purchase any Sizzle Common Stock in open market transactions prior to Closing), financial advisors of Sizzle and EUR will own approximately 3.9% of the Pubco Ordinary Shares (including 1.0% owned by CCM and 2.9% owned by Jett)~~ the PIPE Investors will own approximately 8.7% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately ~~68.7%~~ 83.8% of the outstanding Pubco Ordinary Shares. These percentages do not include the Earnout Shares, or shares issuable in connection with any prospective Pubco compensation plan, and are calculated based on a number of assumptions as described in the accompanying proxy statement/prospectus. For a discussion of these assumptions, see “Summary of the Proxy Statement/Prospectus — The Business Combination Proposal (Proposal 1) — Merger Consideration.”

Each of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the ESPP Proposal is cross-conditioned on the approval of each other. The Business Combination is also conditioned on either approval of the NTA Proposal or, alternatively, satisfaction of the $5,000,001 minimum net tangible asset test by Sizzle or Pubco (after payment of Sizzle’s underwriters’ fees and commissions) as required by Sizzle’s current amended and restated certificate of incorporation (although approval of the NTA Proposal would only be effective upon approval of the Business Combination Proposal). Each of the Advisory Charter Amendments Proposals and the Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety. Unless waived in accordance with the Merger Agreement, the consummation of the Business Combination is also subject to customary closing conditions and a minimum cash condition that the funds that are in the Trust Account, together with the cash on Sizzle’s balance and the aggregate amount of gross proceeds from any subscription or investment agreement with respect to securities of Pubco entered into prior to Closing, equal $40 million, before payment of transaction expenses. As of the date of this proxy statement/prospectus, the parties to the Business Combination Agreement have entered into a number of financing arrangements for the benefit of Pubco following the closing. On July 4, 2023, Pubco entered into an equity line of credit share purchase agreement and related registration rights agreement with GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd., pursuant to which Pubco may issue up to $125,000,000 of Pubco Ordinary Shares following the closing of the Business Combination. In addition, ~~on October 25, 2023, Sizzle and Pubco entered into a binding agreement with Vellar Opportunities Fund Master, LTD. (“Vellar”) pursuant to which, among~~

~~other things, up To 20 million ordinary shares of Pubco may be issued to Vellar at closing in exchange for up to $10 million in cash~~ on February 8, 2024, Sizzle, Pubco and Sponsor entered into separate subscription agreements with three funds affiliated with Empery Asset Management, LP (each, a “PIPE Investor”), pursuant to which the PIPE Investors agreed to subscribe for and purchase from Critical Metals, and Critical Metals agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Pubco Ordinary Shares, of Critical Metals for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases of Public Shares, all on the terms and subject to the conditions set forth therein. Further, Sizzle and Pubco are engaged in various discussions with third parties related to additional potential equity investments in Pubco, which investments may take the form of convertible preferred shares, ordinary shares or other equity securities. For additional information, see “The Business Combination Proposal — Related Agreements — Financing Arrangements.”

Updates to FREQUENTLY USED TERMS

The following updates and amends the following terms in the section of the Proxy Statement/Prospectus entitled “Frequently Used Terms” by (i) adding the underlined bolded text (indicated textually in the same manner as the following example: underlined bolded text) and (ii) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as set forth below.

“Extension Amendment” means the amendments to the Sizzle Certificate of Incorporation, as applicable, to approve an extension of the date by which Sizzle was required therein to consummate its initial business combination. An Extension Amendment was approved by Sizzle’s special meeting of stockholders on February 1, 2023, and which we refer to as the Original Extension Amendment or the Original Extension Meeting, which provided that the date by which Sizzle was required to consummate an initial business combination was extended from February 8, 2023 up to August 8, 2023. Another special meeting of stockholders of Sizzle was held on August 7, 2023, and which we refer to as the Second Extension Meeting, in which Sizzle’s stockholders approved, among other things, a proposal to extend the date by which Sizzle was required to consummate an initial business combination from August 8, 2023 to February 8, 2024. Another special meeting of stockholders of Sizzle was held on February 6, 2024, and which we refer to as the Third Extension Meeting, in which Sizzle’s stockholders approved, among other things, a proposal to extend the date by which Sizzle was required to consummate an initial business combination from February 8, 2024 to August 8, 2024 (or such earlier date as determined by Sizzle’s board of directors~~, or such later date as provided in an amendment to the Sizzle Certificate of Incorporation, subject to payment of Extension Funds as provided in that amendment~~).

“public shares” or “Public Shares” means Sizzle Common Stock which are a component of the Sizzle Units sold in the Sizzle IPO. Currently, there are outstanding ~~3,086,053~~ 2,306,136 public shares (consisting of 15,500,000 public shares originally sold as part of units in the Sizzle IPO, as adjusted for 11,076,703 public shares redeemed by holders of public shares in connection with the Original Extension Meeting on February 1, 2023, ~~and~~ 1,337,244 public shares redeemed by holders of public shares in connection with the Second Extension Meeting on August 7, 2023 and 779,917 public shares redeemed by holders of public shares in connection with the Third Extension Meeting on February 6, 2024). The public shares do not include the private placement shares which were issued in the Private Placement, nor the founders shares nor the EBC Shares.

Updates to QUESTIONS AND ANSWERS FOR STOCKHOLDERS OF SIZZLE

The following amends, restates and supplements the questions and answers set forth below in the section of the Proxy Statement/Prospectus entitled “Questions and Answers For Stockholders of Sizzle” in their entirety.

Q:     What equity stake will current stockholders of Sizzle and EUR hold in Pubco after the Closing?

A:     As of February 7, 2024, there were 8,576,736 shares of Sizzle Common Stock issued and outstanding. Sizzle’s public stockholders currently own 2,306,136 shares of Sizzle Common Stock, equal to approximately 26.9% of issued and outstanding Sizzle Common Stock, and our Sponsor together with our Initial Stockholders including our directors and officers currently own 722,750 private placement shares and 5,425,000 founders shares equal to approximately 71.7% of issued and outstanding Sizzle Common Stock, Cantor owns 47,250 representative shares and EBC owns 75,600 EBC Shares, together consisting of approximately 1.4% of issued and outstanding Sizzle Common Stock.

It is anticipated that, immediately following completion of the Business Combination, if there are no additional redemptions by Sizzle’s public stockholders, Sizzle’s existing stockholders, including VO Sponsor, LLC (the “Sponsor”), will own approximately 7.7% of the outstanding Pubco Ordinary Shares (of which approximately 4.9% will be owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.5% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately 81.4% of the outstanding Pubco Ordinary Shares. If there are redemptions by Sizzle’s public stockholders up to the maximum level presented for the Business Combination in the accompanying proxy statement/prospectus, immediately following completion of the Business Combination, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.1% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately 1.3% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.7% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.8% of the outstanding Pubco Ordinary Shares.

These percentages do not include the Earnout Shares, or shares issuable in connection with any prospective Pubco compensation plan, and are calculated based on a number of assumptions as described in the accompanying proxy statement/prospectus. For a discussion of these assumptions, see “Summary of the Proxy Statement/Prospectus — The Business Combination Proposal (Proposal 1) — Merger Consideration.”

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership in Pubco will be different. See “Summary of the Proxy Statement/Prospectus — Impact of the Business Combination on Sizzle’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The following table illustrates the post-Closing share ownership of Pubco under the (1) No Redemption scenario, (2) 50% Redemption Scenario and (3) Maximum redemption scenario:

	No Redemptions(1)		50% Redemptions(2)		Maximum Redemptions (100% Redemptions)(3)
Sizzle public stockholders(4)	2,306,136	2.8%	1,153,068	1.4%	—	0.0%
Sizzle Sponsor, Initial Stockholders and directors and officers(5)	4,098,750	4.9%	4,098,750	5.0%	4,098,750	5.0%
Cantor and EBC(6)	1,022,850	1.2%	1,022,850	1.2%	1,022,850	1.3%
Empery (PIPE, private placement and reallocation of sponsor shares)(7)	7,049,000	8.5%	7,049,000	8.6%	7,049,000	8.7%
Supplier Shares(8)	984,670	1.2%	984,670	1.2%	984,670	1.2%
EUR(9)	67,868,182	81.4%	67,868,182	82.6%	67,868,182	83.8%
Pro Forma Combined Company Common Stock	83,329,588	100.0%	82,176,520	100.0%	81,023,452	100.0%

____________

(1)      Presents Sizzle’s current outstanding number of public shares as of the date of this proxy statement/prospectus, which are 2,306,136 public shares after giving effect to redemptions as described in the Extension Amendments. This column assumes there are no redemptions by holders of Sizzle public shares in connection with the Special Meeting.

(2)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus, reflecting a redemption of 50% of Sizzle’s public shares by holders of public shares in connection with the Special Meeting (equating to a redemption amount of approximately $12,742,363, assuming a redemption price of $11.05 per share, as of February 7, 2024).

(3)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus and additional redemptions by holders of Sizzle public shares in connection with the Special Meeting, and reflecting a redemption of 100%, or 2,306,136, of Sizzle’s public shares (equating to a redemption amount of approximately $25,484,726 million, assuming a redemption price of $11.05 per share, as of February 7, 2024). The maximum redemption scenario assumes the approval of the NTA Proposal.

(4)      Underlying Sizzle public shares are redeemable with the Business Combination and Sizzle public stockholders may exercise their right to have their shares redeemed for cash.

(5)      Shares currently held by the Sponsor plus the Sizzle Initial Stockholders, which includes Sizzle directors and officers, include 722,750 private placement shares held by the Sizzle Initial Stockholders and 5,425,000 founders shares held by the Sponsor. All 5,425,000 founders shares as of the date of this proxy statement/prospectus are held by Sponsor and may be voted by Sponsor, or its permitted transferees, at the Special Meeting (unless otherwise agreed by Sponsor); however, following the Special Meeting, Sponsor will transfer to the PIPE Investors 2,049,000 of such shares as of and effective prior to the Closing, as provided in the Subscription Agreements (see Note 7 below), and 250 of such shares will be forfeited. These shares may be voted by Sponsor in connection with the Special Meeting and the Business Combination Proposal, as reflected elsewhere in the Proxy Statement/Prospectus, unless otherwise agreed by Sponsor. Please see “The Business Combination Proposal — Sponsor Support Agreement.”

(6)      Shares as of the Closing held by Cantor (947,250 shares, consisting of the 900,000 shares as compensation to Cantor in connection with the deferred underwriting fee and 47,250 representative shares which Cantor purchased in a private placement in connection with the Sizzle IPO) and EBC (consisting of the EBC Shares).

(7)      Represents the number of Pubco Ordinary Shares issuable to the PIPE Investors in all redemption scenarios pursuant to the Subscription Agreements. Such shares consist of (i) an aggregate of 1,000,000 Pubco Ordinary Shares subscribed for pursuant to the Subscription Agreements, subject to offsets for purchases of Public Shares, (ii) 2,049,000 founder shares to be transferred by Sponsor prior to the Closing (effective at the Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share will be cancelled and will convert into the right to receive one Ordinary Share), (iii) 1,000,000 Pubco Ordinary Shares to be issued to the PIPE Investors upon Closing, and (iv) an aggregate of up to 3,000,000 Pubco Shares to be issued to the PIPE Investors at Closing that are be released to the PIPE Investors at a rate of three Pubco Ordinary Shares for each Pubco Ordinary Share that the PIPE Investors purchase upon exercise of such PIPE Investors’ warrants. In addition, pursuant to the Subscription Agreements, at Closing the PIPE Investors will be issued warrants to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing.

(8)      Represents Pubco Ordinary Shares to be issued at Closing pursuant to fee modification agreements entered into with various vendors and services providers. No individual vendor or service provider will own greater than 1% of the Pubco Ordinary Shares outstanding after the Closing.

(9)      The issuance 67,868,182 Pubco Ordinary Shares to EUR pursuant to the Merger Agreement in the No Redemption, 50% Redemption and Maximum Redemption scenarios. This amount has been calculated based on the stated value of $750,000,000 for the Acquired Business (as defined in the Merger Agreement) divided by the redemption amount per share of Sizzle Common Stock payable to Sizzle stockholders in connection with the Closing as provided in the Merger Agreement. Such amount does not reflect the Earnout Shares that EUR may be issued pursuant to the Merger Agreement. If the full amount of the Earnout Shares were to be issued (which for this purpose is assumed to be 6,786,818 Pubco Ordinary Shares, amounting to 10% of the Pubco Ordinary Shares issued at Closing, which is the full amount of the Earnout), and after giving effect to the reallocation of Sponsor Shares, in the (a) No Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 7.1% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.1% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.8% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 82.8% of the outstanding Pubco Ordinary Shares, (b) 50% Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.9% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.9% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.9% of the outstanding Pubco Ordinary Shares, and (c) Maximum Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 4.7% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.0% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 85.0% of the outstanding Pubco Ordinary Shares.

The ownership percentages set forth above and in the tables below include the shares issuable to the parties listed, but do not take into account (i) any shares reserved for issuance under the Incentive Plan or ESPP, (ii) any issuance of shares underlying the Sizzle Warrants (which after the Business Combination, will be exchanged for the Pubco Warrants) (please refer to the table below entitled “Additional Dilution Sources” showing dilution from the exercise of Sizzle Warrants), (iii) the issuance of up to 1,000,000 Ordinary Shares underlying warrants to be issued to the PIPE Investors pursuant to the Subscription Agreements, (iv) the Earnout Shares, or (v) any adjustments to the Merger Consideration payable to EUR pursuant to terms set forth in the Merger Agreement. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information regarding the various redemption scenarios and the assumptions used in each. The maximum redemption scenario described above assumes the approval of the NTA Proposal and as a result there would not be a related net tangible assets test limiting redemptions as of the Closing.

Share ownership and the related voting power presented under each redemptions scenario in the table above are only presented for illustrative purposes. Sizzle cannot predict how many Sizzle public stockholders will exercise their right to have their shares redeemed for cash. As a result, the redemption amount and the number of public shares redeemed in connection with the Business Combination may differ from the amounts presented above. As such, the ownership percentages of current Sizzle stockholders may also differ from the presentation above if the actual redemptions are different from these assumptions.

In addition, the following table illustrates varying ownership levels of holders of Sizzle Warrants in Pubco Ordinary Shares immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public shareholders, on a fully diluted basis, showing full exercise of Sizzle Warrants (which upon the occurrence of the Business Combination are exchanged for Pubco Warrants). The assumptions discussed above continue to apply other than that exercise of Sizzle Warrants. The table below does not adjust present adjustment for all of the holders described above, on a percentage basis, but only presents the percentages for holders of Sizzle Warrants assuming they exercised their warrants immediately after the closing of the Business Combination (although the terms of the Sizzle Warrant only allow exercise beginning 30 days after the Closing and only at an exercise price of $11.50 per share). The Sizzle Warrants are not subject to redemption, and accordingly will remain outstanding under any referenced redemption scenario, although given the exercise price of $11.50 per share they are unlikely to be exercised unless Pubco Ordinary Shares trade above such exercise price:

Additional Dilution Sources(1)	Assuming No Redemptions(2)	% of Total	Assuming 50% Redemption(3)	% of Total	Assuming Maximum Redemption(4)	% of Total
Shares underlying Sizzle Warrants(5)	7,750,000	9.30%	7,750,000	9.43%	7,750,000	9.57%

____________

(1)      All share numbers and percentages for the “Additional Dilution Sources” are presented without the potential reduction of any amounts paid by the holders of the given “Additional Dilution Sources” and therefore may overstate the presentation of dilution. Calculation does not give effect to the exercise price of $11.50 paid upon exercise of the Sizzle Warrants.

(2)      Shows actual outstanding securities after giving effect to the Extension Amendment. The Extension Amendment had no effect on outstanding Sizzle Warrants.

(3)      Assumes that 50% of Sizzle’s remaining outstanding public shares are redeemed in connection with the Business Combination.

(4)      Assumes that 100% of Sizzle’s remaining outstanding public shares are redeemed in connection with the Business Combination.

(5)      Assumes exercise of all Sizzle Warrants exercisable to purchase 7,750,000 shares of Sizzle Common Stock. Assumes exchange of all Sizzle Warrants for Pubco Warrants in connection with the Business Combination.

In addition to the changes in percentage ownership depicted above, variation in the levels of redemptions will impact the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering. Increasing levels of redemptions will increase the dilutive effect of these issuances on non-redeeming holders of our public shares.

The following table shows the dilutive effect and the effect on the per share value of Pubco Ordinary Shares held by non-redeeming holders of Sizzle Common Stock under a range of redemption scenarios and Sizzle Warrant exercise scenarios:

	Assuming No Redemptions(1)		Assuming 50% Redemptions(2)		Maximum Redemptions(3)
	(shares in thousands)
	Shares	Value Per Share(4)	Shares	Value Per Share(5)	Shares	Value Per Share(6)
Base Scenario(7)	83,330	$9.00	82,177	$9.13	81,023	$9.26
Excluding Sponsor Shares and Rep Shares(8)	78,208	9.59	77,055	9.73	75,902	9.88
Exercising Sizzle Warrants(9)(10)	91,080	8.23	89,927	8.34	88,773	8.45

____________

(1)      Amounts shown take into account (x) 11,076,703 shares of Sizzle Common Stock that were tendered for redemption in connection with the special meeting of shareholders held on February 1, 2023 at a redemption price of approximately $10.32 per share, (y) 1,337,244 shares of Sizzle Common Stock that were tendered for redemption in in connection with the Second Extension Meeting held on August 7, 2023 at a redemption price of approximately $10.85 per share and (z) 779,917 shares of Sizzle Common Stock that were tendered for redemption in in connection with the Second Extension Meeting held on February 6, 2024 at a redemption price of approximately $11.05 per share.

(2)      Assumes that 50% of Sizzle’s remaining outstanding public shares are redeemed in connection with the Business Combination.

(3)      Assumes that 100% of Sizzle’s remaining outstanding public shares are redeemed in connection with the Business Combination and the NTA Proposal is approved.

(4)      Based on a post-transaction equity value of Pubco of $750 million adjusted for no redemptions.

(5)      Based on a post-transaction equity value of Pubco of $750 million adjusted for 50% redemptions.

(6)      Based on a post-transaction equity value of Pubco of $750 million adjusted for maximum redemptions.

(7)      Represents the post-Closing share ownership in Pubco held by non-redeeming holders of Sizzle Common Stock assuming various levels of redemption by holders of Sizzle Common Stock.

(8)      Represents the Base Scenario excluding the founders shares and private placement shares held by Sponsor and the Sizzle Initial Stockholders (which are referred to collectively in this table as “Sponsor Shares”) and excluding the representative shares held by Cantor and excluding the EBC Shares held by EBC (which are referred to collectively in this table as “Rep Shares”).

(9)      Represents the Base Scenario plus the full exercise of the Sizzle Warrants for 7,750,000 Pubco Ordinary Shares.

(10)    Does not account for proceeds paid to Sizzle or Pubco, if any, in connection with payment of the exercise prices for Sizzle Warrants or Pubco Warrants.

For further details, see “Business Combination Proposal — Merger Consideration.”

Q:     How much cash will be available to Pubco following the closing of the Business Combination, assuming maximum and minimum redemptions? To what extent will Pubco need to secure additional financing in connection with the Business Combination following the Business Combination?

A:     Following the closing of the Business Combination, it is currently anticipated that Pubco will have available to it (i) approximately $26.5 million of cash from the Trust Account and the PIPE Financing, after payment of estimated expenses and assuming no redemptions are made by Sizzle public stockholders prior to the closing of the Business Combination, (ii) approximately $13.8 million of cash from the Trust Account and the PIPE Financing, after payment of estimated expenses and assuming a 50% redemptions scenario, and (iii) approximately $1.0 million of cash from the Trust Account and the PIPE Financing, after payment of estimated expenses and assuming a 100% redemptions scenario. See the section of this Supplement entitled “Unaudited Pro Forma Condensed Combined Financial Information.” Unless waived in accordance with the Merger Agreement, the consummation of the Business Combination is subject to customary closing conditions, including a minimum cash condition that the funds that are in the Trust Account, together with the cash on Sizzle’s balance and the aggregate amount of gross proceeds from any subscription or investment agreement with respect to securities of Pubco entered into prior to Closing, equal $40 million, before payment of transaction expenses. Absent additional funding prior to Closing, Pubco expects that the Minimum Cash Condition will not be satisfied. In such case, Pubco expects to waive the Minimum Cash Condition and, subject to the satisfaction (or waiver) of all other closing conditions, to proceed with the consummation of the Business Combination. For a description of the financing arrangements entered into, or expected to be entered into, by Sizzle and/or Pubco in connection with the Business Combination, please see “The Business Combination Proposal — Financing Arrangements.” See also “Risk Factors — Risks Relating to Sizzle, Pubco and the Business Combination — The Merger Agreement includes a Minimum Cash Condition as a condition to the consummation of the Business Combination, which may make it more difficult for Sizzle to complete the Business Combination as contemplated.”

The Sponsor has made certain commitments regarding funding of Sizzle. The Sponsor has agreed that it will be liable to Sizzle, if and to the extent any claims by a vendor for services rendered or products sold to Sizzle, or a prospective target business with which Sizzle has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Sizzle’s indemnity of the underwriters in its IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. Sizzle seeks to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which Sizzle does business, execute agreements with Sizzle waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

In order to meet Sizzle’s working capital needs, the Sponsor or its affiliates, or Sizzle’s officers and directors may, but are not obligated to, loan Sizzle funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, and which we refer to as working capital loans. Each such loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at a holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. If Sizzle does not complete a business combination, Sizzle may use a portion of proceeds held outside the Trust Account to repay these loans, but no proceeds held in the Trust Account would be used to repay these loans.

There were no amounts outstanding relating to Working Capital Loans at September 30, 2023 or December 31, 2022. See “Certain Relationships and Related Party Transactions.”

Following the Business Combination, the Combined Entity believes it will have enough cash on its balance sheet to finance operations.

On July 4, 2023, Pubco entered into an equity line of credit share purchase agreement (the “GEM Agreement”) and related registration rights agreement with GEM Global Yield LLC SCS (the “GEM Investor”) and GEM Yield Bahamas Ltd. (“GYBL”), pursuant to which Pubco may issue up to $125,000,000 of Pubco Ordinary Shares following the closing of the Business Combination (the “Equity Line of Credit”). The GEM Agreement is attached to the Proxy Statement/Prospectus as Annex F. For additional information, see “The Business Combination Proposal — Related Agreements — Financing Arrangements — GEM Agreement.”

On February 8, 2024, Sizzle, Pubco and Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with three funds affiliated with Empery Asset Management, LP (each, a “PIPE Investor”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Critical Metals, and Critical Metals agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Pubco Ordinary Shares, of Critical Metals for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases Public Shares, all on the terms and subject to the conditions set forth therein (the “PIPE Financing”). The subscription obligations under the Subscription Agreement may be offset on a share for share basis by open market purchases of Sizzle’s public shares of common stock (each, a “Public Share”), by the PIPE Investors after Sizzle’s redemption deadline for its stockholder meeting to approve the Proposed Business Combination where the PIPE Investors make such purchases at no more than the redemption price and do not redeem such Public Shares (and where Pubco will pay to the PIPE Investors at the Closing of the Business Combination the difference between the price paid by the PIPE Investors for such open market purchases and $10.00 per share). The Pubco Ordinary Shares issuable pursuant to the PIPE Financing will be issued substantially concurrently with the closing of the Proposed Business Combination. The obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, customary closing conditions and the consummation of the Proposed Business Combination.

For additional information, see “The Business Combination Proposal — Related Agreements — Financing Arrangements — Subscription Agreements.” For risks relating to the Subscription Agreements, please see the section of this Supplement entitled “Risk Factors” and the risk titled: “The issuance of Pubco Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements would cause substantial dilution, which could materially affect the trading price of Pubco Ordinary Shares.”

Further, Sizzle and Pubco are engaged in various discussions with third parties related to additional potential equity investments in Pubco, which investments may take the form of convertible preferred shares, ordinary shares or other equity securities. For additional information, see “The Business Combination Proposal — Related Agreements — Financing Arrangements.”

We expect that from time to time we may need to raise additional financing to maintain our operations, and from time to time we may wish to raise additional financing in order to take advantage of business opportunities. To the extent we need or wish to raise such additional financing, our access to commercial bank financing or the debt and equity capital markets may be limited by various factors, including the condition of overall credit and capital markets, general economic factors, the state of the industry, our financial performance, credit ratings, and other factors. Commercial credit and debt and equity capital may not be available to us on favorable terms, or at all.

Updates to Summary of the Proxy Statement/Prospectus

The paragraphs under the heading “Vellar Agreement” in the section of the Proxy Statement/Prospectus entitled “Summary of the Proxy Statement/Prospectus” is deleted in its entirety.

In addition, the following amends, restates and supplements the paragraphs under the headings “Registration Rights,” “the Nasdaq Proposal,” “Total Shares to be Issued in the Business Combination” and “Sources and Uses of Funds for the Business Combination” in the section of the Proxy Statement/Prospectus entitled “Summary of the Proxy Statement/Prospectus” in their entirety.

Registration Rights

The Merger Agreement provides that effective as of the Closing, Sizzle, Pubco, the Sponsor and EUR, and the holders of specified “Registrable Shares” pursuant to the registration rights agreement which we entered into in connection with our IPO, will enter into an amended and restated registration rights agreement. This amended registration rights agreement requires Pubco to file a registration statement covering applicable Registrable Shares, as defined in the registration rights agreement, of these parties, within 45 days of Closing of the Business Combination, and use commercially reasonable efforts to have such registration statement declared effective by the SEC. All of the holders of Registrable Shares have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require us to register for resale those securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the securities.

In connection with the entry into the GEM Agreement, Pubco and GEM Investor simultaneously entered into a registration rights agreement (the “GEM RRA”). Pursuant to the GEM RRA, Pubco is required to, as soon as practicable but no later than 30 calendar days following the date of public listing, submit to or file with the SEC a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the earlier of (A) the 45th calendar day following the filing of the GEM RRA and (B) the 5th business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the SEC that the GEM RRA will not be “reviewed” or will not be subject to further review.

Pursuant to the Subscription Agreement, Critical Metals agreed that, within 30 days following the Closing, Critical Metals will file with the SEC a registration statement registering the resale of the Pubco Ordinary Shares issued or issuable in the PIPE Financing (the “PIPE Resale Registration Statement”) and will use its reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event within 60 days after the Closing (or 90 days after the Closing in the event of a “full review” of the PIPE Resale Registration Statement by the SEC) or, if earlier, the fifth trading day after Critical Metals is notified by the SEC that the PIPE Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, and maintain the effectiveness of the PIPE Resale Registration Statement (in each case, subject to liquidated damages for failure to meet the registration requirements).

The Nasdaq Proposal

Sizzle is asking its stockholders to consider and vote on a proposal to approve the issuance of up to approximately 78,329,588 Pubco Ordinary Shares to European Lithium AT (Investments) Limited Holders, Sizzle stockholders, Cantor, EBC and others upon the Closing (all of whom, other than Sizzle public stockholders and the PIPE Investors, will be subject to lock-up restrictions for one year following Closing), up to an additional 7,550,000 Pubco Ordinary Shares to holders of Sizzle Warrants, which upon the Closing will be exchanged for Pubco Warrants, approximately 6,786,818 Pubco Ordinary Shares which are contingently issuable relating to the Earnout (such actual number to be based on the Closing Share Consideration), up to approximately 1,666,592 Pubco Ordinary Shares to GBYL upon exercise of the GEM Warrant (such warrant grants GBYL the right to purchase Pubco Ordinary Shares in an amount equal to 2.0% of the total number of Pubco Ordinary Shares outstanding as of the closing of the Business Combination (subject to adjustments described therein) and assuming no redemptions by Sizzle public stockholders), up to an additional 350,000 Pubco Ordinary Shares upon exercise of the Polar Warrant and up to 6,000,000 Pubco Ordinary Shares in connection with the PIPE Financing (including pursuant to the warrant to purchase Pubco Ordinary Shares issuable in connection with the PIPE Financing).

Total Shares to be Issued in the Business Combination

Sizzle’s public stockholders currently own 2,306,136 shares of Sizzle Common Stock, or approximately 26.9% of issued and outstanding Sizzle Common Stock, and our Sponsor together with our Initial Stockholders including our directors and officers currently own approximately 722,750 private placement shares and 5,425,000 founders shares equal to 71.7% of issued and outstanding Sizzle Common Stock, Cantor owns 47,250 private placement shares and EBC owns 75,600 EBC Shares, together consisting of approximately 1.4% of issued and outstanding Sizzle Common Stock.

It is anticipated that, immediately following completion of the Business Combination, if there are no additional redemptions by Sizzle’s public stockholders, Sizzle’s existing stockholders, including Sponsor, will own approximately 7.7% of the outstanding Pubco Ordinary Shares (of which approximately 4.9% will be owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.5% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately 81.4% of the outstanding Pubco Ordinary Shares.

For a Description of Pubco’s securities, see the section of the Proxy Statement/Prospectus entitled “Description of Securities of Pubco” which provides a description of Pubco Ordinary Shares and Pubco warrants.

If there are redemptions by Sizzle’s public stockholders up to the maximum level presented for the Business Combination in the accompanying proxy statement/prospectus, immediately following completion of the Business Combination, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.1% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately 1.3% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.7% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.8% of the outstanding Pubco Ordinary Shares. If the actual facts are different than these assumptions (based on redemptions by Sizzle’s public stockholders, changes in the terms of the Business Combination, adjustments to the Merger Consideration pursuant to the Merger Agreement or otherwise), the percentage ownership interests in Pubco post-Business Combination may be different. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The following table illustrates the post-Closing share ownership of Pubco under the (1) No Redemption scenario, (2) 50% Redemption scenario and (3) Maximum redemption scenario:

	No Redemptions(1)		50% Redemptions(2)		Maximum Redemptions (100% Redemptions)(3)
Sizzle public stockholders(4)	2,306,136	2.8%	1,153,068	1.4%	—	0.0%
Sizzle Sponsor, Initial Stockholders and directors and officers(5)	4,098,750	4.9%	4,098,750	5.0%	4,098,750	5.0%
Cantor and EBC(6)	1,022,850	1.2%	1,022,850	1.2%	1,022,850	1.3%
Empery (PIPE, private placement and reallocation of sponsor shares)(7)	7,049,000	8.5%	7,049,000	8.6%	7,049,000	8.7%
Supplier Shares(8)	984,670	1.2%	984,670	1.2%	984,670	1.2%
EUR(9)	67,868,182	81.4%	67,868,182	82.6%	67,868,182	83.8%
Pro Forma Combined Company Common Stock	83,329,588	100.0%	82,176,520	100.0%	81,023,452	100.0%

____________

(1)      Presents Sizzle’s current outstanding number of public shares as of the date of this proxy statement/prospectus, which are 2,306,136 public shares after giving effect to redemptions as described in the Extension Amendments. This column assumes there are no redemptions by holders of Sizzle public shares in connection with the Special Meeting.

(2)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus, reflecting a redemption of 50% of Sizzle’s public shares by holders of public shares in connection with the Special Meeting (equating to a redemption amount of approximately $12,742,363, assuming a redemption price of $11.05 per share, as of February 7, 2024).

(3)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus and additional redemptions by holders of Sizzle public shares in connection with the Special Meeting, and reflecting a redemption of 100%, or 2,306,136, of Sizzle’s public shares (equating to a redemption amount of approximately $25,484,726 million, assuming a redemption price of $11.05 per share, as of February 7, 2024). The maximum redemption scenario assumes the approval of the NTA Proposal.

(4)      Underlying Sizzle public shares are redeemable with the Business Combination and Sizzle public stockholders may exercise their right to have their shares redeemed for cash.

(5)      Shares currently held by the Sponsor plus the Sizzle Initial Stockholders, which includes Sizzle directors and officers, include 722,750 private placement shares held by the Sizzle Initial Stockholders and 5,425,000 founders shares held by the Sponsor. All 5,425,000 founders shares as of the date of this proxy statement/prospectus are held by Sponsor and may be voted by Sponsor, or its permitted transferees, at the Special Meeting (unless otherwise agreed by Sponsor); however, following the Special Meeting, Sponsor will transfer to the PIPE Investors 2,049,000 of such shares as of and effective prior to the Closing, as provided in the Subscription Agreements (see Note 7 below), and 250 of such shares will be forfeited. These shares may be voted by Sponsor in connection with the Special Meeting and the Business Combination Proposal, as reflected elsewhere in the Proxy Statement/Prospectus, unless otherwise agreed by Sponsor. Please see “The Business Combination Proposal — Sponsor Support Agreement.”

(6)      Shares as of the Closing held by Cantor (947,250 shares, consisting of the 900,000 shares as compensation to Cantor in connection with the deferred underwriting fee and 47,250 representative shares which Cantor purchased in a private placement in connection with the Sizzle IPO) and EBC (consisting of the EBC Shares).

(7)      Represents the number of Pubco Ordinary Shares issuable to the PIPE Investors in all redemption scenarios pursuant to the Subscription Agreements. Such shares consist of (i) an aggregate of 1,000,000 Pubco Ordinary Shares subscribed for pursuant to the Subscription Agreements, subject to offsets for purchases of Public Shares, (ii) 2,049,000 founder shares to be transferred by Sponsor prior to the Closing (effective at the Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share will be cancelled and will convert into the right to receive one Ordinary Share), (iii) 1,000,000 Pubco Ordinary Shares to be issued to the PIPE Investors upon Closing, and (iv) an aggregate of up to 3,000,000 Pubco Shares to be issued to the PIPE Investors at Closing that are be released to the PIPE Investors at a rate of three Pubco Ordinary Shares for each Pubco Ordinary Share that the PIPE Investors purchase upon exercise of such PIPE Investors’ warrants. In addition, pursuant to the Subscription Agreements, at Closing the PIPE Investors will be issued warrants to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing.

(8)      Represents Pubco Ordinary Shares to be issued at Closing pursuant to fee modification agreements entered into with various vendors and services providers. No individual vendor or service provider will own greater than 1% of the Pubco Ordinary Shares outstanding after the Closing.

(9)      The issuance 67,868,182 Pubco Ordinary Shares to EUR pursuant to the Merger Agreement in the No Redemption, 50% Redemption and Maximum Redemption scenarios. This amount has been calculated based on the stated value of $750,000,000 for the Acquired Business (as defined in the Merger Agreement) divided by the redemption amount per share of Sizzle Common Stock payable to Sizzle stockholders in connection with the Closing as provided in the Merger Agreement. Such amount does not reflect the Earnout Shares that EUR may be issued pursuant to the Merger Agreement. If the full amount of the Earnout Shares were to be issued (which for this purpose is assumed to be 6,786,818 Pubco Ordinary Shares, amounting to 10% of the Pubco Ordinary Shares issued at Closing, which is the full amount of the Earnout), and after giving effect to the reallocation of Sponsor Shares, in the (a) No Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 7.1% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.1% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.8% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 82.8% of the outstanding Pubco Ordinary Shares, (b) 50% Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.9% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.9% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.9% of the outstanding Pubco Ordinary Shares, and (c) Maximum Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 4.7% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.0% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 85.0% of the outstanding Pubco Ordinary Shares.

The ownership percentages set forth above and in the tables below include the shares issuable to the parties listed, but do not take into account (i) any shares reserved for issuance under the Incentive Plan or ESPP, (ii) any issuance of shares underlying the Sizzle Warrants (which after the Business Combination, will be exchanged for the Pubco Warrants) (please refer to the table below entitled “Additional Dilution Sources” showing dilution from the exercise of Sizzle Warrants), (iii) the issuance of up to 1,000,000 Ordinary Shares underlying warrants to be issued to the PIPE

Investors pursuant to the Subscription Agreements, (iv) the Earnout Shares, or (v) any adjustments to the Merger Consideration payable to EUR pursuant to terms set forth in the Merger Agreement. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information regarding the various redemption scenarios and the assumptions used in each. The maximum redemption scenario described above assumes the approval of the NTA Proposal and as a result there would not be a related net tangible assets test limiting redemptions as of the Closing.

Share ownership and the related voting power presented under each redemptions scenario in the table above are only presented for illustrative purposes. Sizzle cannot predict how many Sizzle public stockholders will exercise their right to have their shares redeemed for cash. As a result, the redemption amount and the number of public shares redeemed in connection with the Business Combination may differ from the amounts presented above. As such, the ownership percentages of current Sizzle stockholders may also differ from the presentation above if the actual redemptions are different from these assumptions.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming the No Redemptions Scenario (which assumes no redemptions in connection with the Special Meeting to approve the Business Combination)*:

Sources		Uses*
($ in Millions)
Sizzle Cash	25.5	New Equity to EUR	750.0
Cash from the Company	0.1
Cash from Sizzle	1.0	Transaction Expenses	9.3
PIPE	10.0	Taxes	0.7
New Equity to EUR	750.0
		Cash to Balance Sheet	26.5
Total Sources	786.6	Total Uses	786.6

The following table summarizes the sources and uses for funding the Business Combination assuming Sizzle stockholders exercise their redemption rights assuming 50% redemptions:

Sources		Uses*
($ in Millions)
Sizzle Cash	25.5	New Equity to EUR	750.0
Cash from the Company	0.1
Cash from Sizzle	1.0	Transaction Expenses	9.3
PIPE	10.0	Taxes	0.7
New Equity to EUR	750.0	Redemptions	12.7

		Cash to Balance Sheet	13.8
Total Sources	786.6	Total Uses	786.6

The following table summarizes the sources and uses for funding the Business Combination assuming Sizzle stockholders exercise their redemption rights assuming maximum redemption:

Sources		Uses*
($ in Millions)
Sizzle Cash	25.5	New Equity to EUR	750.0
Cash from the Company	0.1
Cash from Sizzle	1.0	Transaction Expenses	9.3
PIPE	10.0	Taxes	0.7
New Equity to EUR	750.0	Redemptions	25.5

		Cash to Balance Sheet	1.0
Total Sources	786.6	Total Uses	786.6

____________

*        The amount of Sizzle Cash reflects the amount in Sizzle’s Trust Account as of February 7, 2024.

UPDATES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following amends and restates the section of the Proxy Statement/Prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” in its entirety.

Pubco and Sizzle are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following tables present, as of the dates and for the periods presented, unaudited pro forma condensed combined financial information of Pubco and its consolidated subsidiaries after giving effect to the consummation of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”) and is provided to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the audited historical balance sheet of the Company as of June 30, 2023 and the unaudited historical balance sheet data of Sizzle as of June 30, 2023, giving pro forma effect to the Business Combination as if it had occurred on June 30, 2023. The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 combines the historical statement of operations of the Company for the year ended June 30, 2023 and the historical statement of operations of Sizzle for the period from June 30, 2022 to June 30, 2023, giving pro forma effect to the Business Combination as if it had occurred on July 1, 2022. The historical financial information of the Company was derived from the audited financial statements of the Company as of and for the year ended June 30, 2023; and the historical financial information of Sizzle was derived from the audited financial statements of Sizzle as of December 31, 2022 and 2021, and the unaudited condensed financial statements for the periods ended June 30, 2023 and 2022, by subtracting from the results of the operations for twelve months ended December 31, 2022 the results of the operations for the six months ended June 30, 2022 and adding results of the operations ended June 30, 2023.

The historical financial statements of the Company have been prepared in accordance with IFRS and in its presentation currency of the U.S. dollar. The presentation currency of the Company has been determined to be U.S. dollars reflecting the current principal equity and financing structure. The results and financial position of the Company and any of its subsidiaries (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency in accordance with the accounting policy outlined in the audited financial statements of the Company. The historical financial statements of Sizzle have been prepared in accordance with U.S. GAAP and in its presentation currency of the U.S. dollar. Following the Business Combination, Pubco will qualify as a foreign private issuer and will prepare its financial statements in accordance with IFRS. Accordingly, the following unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS, and no material accounting policy difference is identified in converting Sizzle’s historical financial statements to IFRS. See “Important Information about U.S. GAAP and IFRS.” The historical financial information of the Company included in the following unaudited pro forma condensed combined financial information has been presented in its presentation currency of the U.S. dollar.

Assumptions and estimates underlying the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to indicate the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not consider any potential impacts of changes in market conditions on revenues, expense efficiencies, asset dispositions, acquisitions, and share repurchases, among other factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information presented in this section.

The Business Combination is expected to be accounted for as a share-based payment transaction in accordance with IFRS 2. Management has evaluated all the indicators of control from IFRS 10 and IFRS 3. Although there is a higher level of judgement when it comes to the analysis of the conditions set forth in IFRS 3, we believe that the indicators of relative voting rights, composition of governing body, composition of senior management, terms of exchange, relative size, and other factors favored EUR as the accounting acquirer. Accordingly, for accounting purposes, management has determined that EUR is the accounting acquirer under IFRS 3 and the SPAC is considered to be the accounting acquiree for financial reporting purposes. Under this method of accounting, the ongoing financial statements of Pubco will reflect the net assets of the Company, the accounting predecessor at historical cost, with no additional goodwill recognized.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•        European Lithium, the Company’s sole shareholder, will have the largest portion of relative voting rights in Pubco (regardless of the number of public stockholders that elect to have their public shares redeemed in connection with the Business Combination);

•        the initial Pubco Board is expected to consist of five directors at the closing of the Business Combination, with four directors nominated by European Lithium and one directors nominated by Sizzle;

•        the Company’s existing operations will represent all the ongoing operations of the post-combination company; and

•        the purpose and intent of the Business Combination is to create an operating public company, with management continuing to use the assets of the Company to grow the business.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by public stockholders of public shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing):

•        Assuming No Redemptions: Presents Sizzle’s current outstanding number of public shares as of the date of this proxy statement/prospectus, which are 2,306,136 public shares (consisting of 15,500,000 public shares originally sold as Sizzle Units in the Sizzle IPO, as adjusted for 11,076,703 public shares redeemed by holders of public shares in connection with the Original Extension Meeting on February 1, 2023 at a redemption price of approximately $10.32 per share, or approximately $114.3 million in total, 1,337,244 public shares redeemed by holders of public shares in connection with the Second Extension Meeting on August 7, 2023 at a redemption price of approximately $10.85 per share, or approximately $14.5 million in total, and 779,917 public shares redeemed by holders of public shares in connection with the Third Extension Meeting on February 6, 2024 at a redemption price of approximately $11.05 per share, or approximately $8.6 million in total, resulting thereafter in approximately $25, 484,725.80 in the Trust Account as of February 7, 2024). This column assumes there are no redemptions by holders of Sizzle public shares in connection with the Special Meeting.

•        Assuming 50% Redemptions: Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus, reflecting a redemption of 50% of Sizzle’s public shares by holders of public shares in connection with the Special Meeting (equating to a redemption amount of approximately $12,742,363, assuming a redemption price of $11.05 per share, as of February 7, 2024).

•        Assuming Maximum Redemptions: Presents the number of Sizzle’s public shares, after giving effect redemptions as of the date of this proxy statement/prospectus and additional redemptions by holders of Sizzle public shares in connection with the Special Meeting, and reflecting a redemption of 100%, or 2,306,136 of Sizzle’s public shares (equating to a redemption amount of approximately $25,484,726, assuming a redemption price of $11.04 per share, as of February 7, 2024).

Absent additional funding prior to Closing, Pubco expects that the Minimum Cash Condition will not be satisfied. In such case, Pubco expects to waive the Minimum Cash Condition and, subject to the satisfaction (or waiver) of all other closing conditions, to proceed with the consummation of the Business Combination.

In addition, in the Maximum Redemption Scenario, Pubco will have less than $5,000,001 of net tangible assets remaining following the closing, which would have the effect of prohibiting the consummation of the business combination. However, if the NTA Proposal is approved and adopted as described in this proxy statement/prospectus,

Sizzle’s charter will be amended prior to closing to remove the limitation on consummating the business combination in situations where Sizzle’s net tangible assets would be below $5,000,001. Please read “The NTA Proposal (Proposal 1)” in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information presented under each redemptions scenario in the tables below is only presented for illustrative purposes. Sizzle cannot predict how many public stockholders will exercise their right to have their public shares redeemed for cash. As a result, the redemption amount and the number of public shares redeemed in connection with the Business Combination may differ from the amounts assumed in the preparation of the following unaudited pro forma condensed combined financial information. As a result, actual results may also differ from the unaudited pro forma condensed combined financial information presented in this section if the actual redemptions are different from these assumptions. See “Risk Factors — Risks Related to Sizzle and the Business Combination — The ability of Sizzle’s public shareholders to exercise redemption rights with respect to a large number of Sizzle’s outstanding public shares could increase the possibility that the Business Combination would limit Pubco’s working capital, liquidity and public float following the Business Combination.”

The following table illustrates the post-Closing share ownership of Pubco under the (1) No Redemption scenario, (2) 50% Redemption scenario and (3) Maximum redemption scenario:

	No Redemptions(1)		50% Redemptions(2)		Maximum Redemptions (100% Redemptions)(3)
Sizzle public stockholders(4)	2,306,136	2.8%	1,153,068	1.4%	—	0.0%
Sizzle Sponsor, Initial Stockholders and directors and officers(5)	4,098,750	4.9%	4,098,750	5.0%	4,098,750	5.0%
Cantor and EBC(6)	1,022,850	1.2%	1,022,850	1.2%	1,022,850	1.3%
Empery (PIPE, private placement and reallocation of sponsor shares)(7)	7,049,000	8.5%	7,049,000	8.6%	7,049,000	8.7%
Supplier Shares(8)	984,670	1.2%	984,670	1.2%	984,670	1.2%
EUR(9)	67,868,182	81.4%	67,868,182	82.6%	67,868,182	83.8%
Pro Forma Combined Company Common Stock	83,329,588	100.0%	82,176,520	100.0%	81,023,452	100.0%

____________

(1)      Presents Sizzle’s current outstanding number of public shares as of the date of this proxy statement/prospectus, which are 2,306,136 public shares after giving effect to redemptions as described in the Extension Amendments. This column assumes there are no redemptions by holders of Sizzle public shares in connection with the Special Meeting.

(2)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus, reflecting a redemption of 50% of Sizzle’s public shares by holders of public shares in connection with the Special Meeting (equating to a redemption amount of approximately $12,742,363, assuming a redemption price of $11.05 per share, as of February 7, 2024).

(3)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus and additional redemptions by holders of Sizzle public shares in connection with the Special Meeting, and reflecting a redemption of 100%, or 2,306,136, of Sizzle’s public shares (equating to a redemption amount of approximately $25,484,726 million, assuming a redemption price of $11.05 per share, as of February 7, 2024). The maximum redemption scenario assumes the approval of the NTA Proposal.

(4)      Underlying Sizzle public shares are redeemable with the Business Combination and Sizzle public stockholders may exercise their right to have their shares redeemed for cash.

(5)      Shares currently held by the Sponsor plus the Sizzle Initial Stockholders, which includes Sizzle directors and officers, include 722,750 private placement shares held by the Sizzle Initial Stockholders and 5,425,000 founders shares held by the Sponsor. All 5,425,000 founders shares as of the date of this proxy statement/prospectus are held by Sponsor and may be voted by Sponsor, or its permitted transferees, at the Special Meeting (unless otherwise agreed by Sponsor); however, following the Special Meeting, Sponsor will transfer to the PIPE Investors 2,049,000 of such shares as of and effective prior to the Closing, as provided in the Subscription Agreements (see Note 7 below), and 250 of such shares will be forfeited. These shares may be voted by Sponsor in connection with the Special Meeting and the Business Combination Proposal, as reflected elsewhere in the Proxy Statement/Prospectus, unless otherwise agreed by Sponsor. Please see “The Business Combination Proposal — Sponsor Support Agreement.”

(6)      Shares as of the Closing held by Cantor (947,250 shares, consisting of the 900,000 shares as compensation to Cantor in connection with the deferred underwriting fee and 47,250 representative shares which Cantor purchased in a private placement in connection with the Sizzle IPO) and EBC (consisting of the EBC Shares).

(7)      Represents the number of Pubco Ordinary Shares issuable to the PIPE Investors in all redemption scenarios pursuant to the Subscription Agreements. Such shares consist of (i) an aggregate of 1,000,000 Pubco Ordinary Shares subscribed for pursuant to the Subscription Agreements, subject to offsets for purchases of Public Shares, (ii) 2,049,000 founder shares to be transferred by Sponsor prior to the Closing (effective at the Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share will be cancelled and will convert into the right to receive one Ordinary Share), (iii) 1,000,000 Pubco Ordinary Shares to be issued to the PIPE Investors upon Closing, and (iv) an aggregate of up to 3,000,000 Pubco Shares to be issued to the PIPE Investors at Closing that are be released to the PIPE Investors at a rate of three Pubco Ordinary Shares for each Pubco Ordinary Share that the PIPE Investors purchase upon exercise of such PIPE Investors’ warrants. In addition, pursuant to the Subscription Agreements, at Closing the PIPE Investors will be issued warrants to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing.

(8)      Represents Pubco Ordinary Shares to be issued at Closing pursuant to fee modification agreements entered into with various vendors and services providers. No individual vendor or service provider will own greater than 1% of the Pubco Ordinary Shares outstanding after the Closing.

(9)      The issuance 67,868,182 Pubco Ordinary Shares to EUR pursuant to the Merger Agreement in the No Redemption, 50% Redemption and Maximum Redemption scenarios. This amount has been calculated based on the stated value of $750,000,000 for the Acquired Business (as defined in the Merger Agreement) divided by the redemption amount per share of Sizzle Common Stock payable to Sizzle stockholders in connection with the Closing as provided in the Merger Agreement. Such amount does not reflect the Earnout Shares that EUR may be issued pursuant to the Merger Agreement. If the full amount of the Earnout Shares were to be issued (which for this purpose is assumed to be 6,786,818 Pubco Ordinary Shares, amounting to 10% of the Pubco Ordinary Shares issued at Closing, which is the full amount of the Earnout), and after giving effect to the reallocation of Sponsor Shares, in the (a) No Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 7.1% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.1% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.8% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 82.8% of the outstanding Pubco Ordinary Shares, (b) 50% Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.9% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.9% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.9% of the outstanding Pubco Ordinary Shares, and (c) Maximum Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 4.7% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.0% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 85.0% of the outstanding Pubco Ordinary Shares.

The ownership percentages set forth above and in the tables below include the shares issuable to the parties listed, but do not take into account (i) any shares reserved for issuance under the Incentive Plan or ESPP, (ii) any issuance of shares underlying the Sizzle Warrants (which after the Business Combination, will be exchanged for the Pubco Warrants) (please refer to the table below entitled “Additional Dilution Sources” showing dilution from the exercise of Sizzle Warrants), (iii) the issuance of up to 1,000,000 Ordinary Shares underlying warrants to be issued to the PIPE Investors pursuant to the Subscription Agreements, (iv) the Earnout Shares, or (v) any adjustments to the Merger Consideration payable to EUR pursuant to terms set forth in the Merger Agreement. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information regarding the various redemption scenarios and the assumptions used in each. The maximum redemption scenario described above assumes the approval of the NTA Proposal and as a result there would not be a related net tangible assets test limiting redemptions as of the Closing.

Share ownership and the related voting power presented under each redemptions scenario in the table above are only presented for illustrative purposes. Sizzle cannot predict how many Sizzle public stockholders will exercise their right to have their shares redeemed for cash. As a result, the redemption amount and the number of public shares redeemed in connection with the Business Combination may differ from the amounts presented above. As such, the ownership percentages of current Sizzle stockholders may also differ from the presentation above if the actual redemptions are different from these assumptions.

In addition, the following table illustrates varying ownership levels of holders of Sizzle Warrants in Pubco Ordinary Shares immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public shareholders, on a fully diluted basis, showing full exercise of Sizzle Warrants (which upon the occurrence of the Business Combination are exchanged for Pubco Warrants). The assumptions discussed above continue to apply other than that exercise of Sizzle Warrants. The table below does not adjust present adjustment for all of the holders described above, on a percentage basis, but only presents the percentages for holders of Sizzle Warrants assuming they exercised their warrants immediately after the closing of the Business Combination (although the terms of the Sizzle Warrant only allow exercise beginning 30 days after the Closing and only at an exercise price of $11.50 per share). The Sizzle Warrants are not subject to redemption, and accordingly will remain outstanding under any referenced redemption scenario, although given the exercise price of $11.50 per share they are unlikely to be exercised unless Pubco Ordinary Shares trade above such exercise price:

Additional Dilution Sources(1)	Assuming No Redemptions(2)	% of Total	Assuming 50% Redemption(3)	% of Total	Assuming Maximum Redemption(4)	% of Total
Shares underlying Sizzle Warrants(5)	7,750,000	9.30%	7,750,000	9.43%	7,750,000	9.57%

____________

(1)      All share numbers and percentages for the “Additional Dilution Sources” are presented without the potential reduction of any amounts paid by the holders of the given “Additional Dilution Sources” and therefore may overstate the presentation of dilution. Calculation does not give effect to the exercise price of $11.50 paid upon exercise of the Sizzle Warrants.

(2)      Shows actual outstanding securities after giving effect to the Extension Amendment. The Extension Amendment had no effect on outstanding Sizzle Warrants.

(3)      Assumes that 50% of Sizzle’s remaining outstanding public shares are redeemed in connection with the Business Combination.

(4)      Assumes that 100% of Sizzle’s remaining outstanding public shares are redeemed in connection with the Business Combination.

(5)      Assumes exercise of all Sizzle Warrants exercisable to purchase 7,750,000 shares of Sizzle Common Stock. Assumes exchange of all Sizzle Warrants for Pubco Warrants in connection with the Business Combination.

In addition to the changes in percentage ownership depicted above, variation in the levels of redemptions will impact the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering. Increasing levels of redemptions will increase the dilutive effect of these issuances on non-redeeming holders of our public shares.

In addition to the changes in percentage ownership depicted above, variation in the levels of redemptions will impact the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering. Increasing levels of redemptions will increase the dilutive effect of these issuances on non-redeeming holders of our public shares.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
AS OF JUNE 30, 2023

	The Company	European Lithium	Sizzle Acquisition Corp.				No Redemption Scenario			50% Redemption			Maximum Redemptions (100% Redemptions)
	Historical (audited)	Historical (audited)	Historical (US GAAP)	Pro Forma (Adjustment to convert to IFRS)	As Adjusted		Transaction Accounting Adjustments		Proforma Combined	Transaction Accounting Adjustments		Proforma Combined	Transaction Accounting Adjustments		Proforma Combined
	USD	USD	USD	USD	USD		USD		USD	USD		USD	USD		USD
Current Assets
Cash and cash equivalents	0	137,451	23,415	0	23,415		26,352,100	2(b)	26,512,966	13,609,737	2(b)	13,770,603	867,374	2(b)	1,028,240
Other current assets	3,033	94,149	39,167	0	39,167		18,417,229	2(k)	18,553,578	18,417,229	2(k)	18,553,578	18,417,229	2(k)	18,553,578
	3,033	231,600	62,582	0	62,582		44,769,328		45,066,543	32,026,966		32,324,181	19,284,603		19,581,818
Non-current assets
Cash and marketable securities held in Trust account	0	0	47,479,282	0	47,479,282		(47,479,282)	2(a)	0	(47,479,282)	2(a)	0	(47,479,282)	2(a)	0
Restricted cash and other deposits	0	21,170	0	0	0		0		21,170	0		21,170	0		21,170
Property and plant and equipment	0	7,555	0	0	0		0		7,555	0		7,555	0		7,555
Investment in associates	0	0	0	0	0		427,062	2(i)	427,062	427,062	2(i)	427,062	427,062	2(i)	427,062
Deferred exploration and evaluation expenditure	0	34,724,374	0	0	0		0		34,724,374	0		34,724,374	0		34,724,374
	0	34,753,099	47,479,282	0	47,479,282		(47,052,220)		35,180,161	(47,052,220)		35,180,161	(47,052,220)		35,180,161
Total assets	3,033	34,984,699	47,541,864	0	47,541,864		(2,282,892)		80,246,704	(15,025,255)		67,504,341	(27,767,618)		54,761,978

Current liabilities
Provisions	0	7,458	0	0	0		0		7,458	0		7,458	0		7,458
Accrued offering costs and expenses	63,501	3,203,646	1,864,763	0	1,864,763		(4,825,442)	2(c)	306,468	(4,825,442)	2(c)	306,468	(4,825,442)	2(c)	306,468
							3,526,995	2(c)	3,526,995	3,526,995	2(c)	3,526,995	3,526,995	2(c)	3,526,995
Franchise tax payable	0	0	0	0	0		0		0	0		0	0		0
Excise tax payable	0	0	1,143,627	0	1,143,627		0		1,143,627	0		1,143,627	0		1,143,627
Deferred tax liability	0	0	0	0	0		0		0	0		0	0		0
Income tax payable	0	0	720,769	0	720,769		(720,769)	2(b)	0	(720,769)	2(b)	0	(720,769)	2(b)	0
Promissory Note – related party	34,603	0	529,437	0	529,437		200,000	2(n)	34,603	200,000	2(n)	34,603	200,000	2(n)	34,603
	0	0	0	0	0		730,000	2(m)	0	730,000	2(m)		730,000	2(m)
							(729,437)	2(n)		(729,437)	2(n)		(729,437)	2(n)
							(730,000)	2(m)		(730,000)	2(m)		(730,000)	2(m)
	98,104	3,211,104	4,258,596	0	4,258,596		(2,548,653)		5,019,151	(2,548,653)		5,019,151	(2,548,653)		5,019,151
Non-current liabilities
Deferred underwriters fee	0	0	8,150,000	0	8,150,000		(8,150,000)	2(c)	0	(8,150,000)	2(c)	0	(8,150,000)	2(c)	0
Trade and other payables	0	0	0	0	0		0		0	0		0	0		0
Warrant liability	0	0	0	1,162,500	1,162,500	2(g)	0		1,162,500	0		1,162,500	0		1,162,500
Loans and Borrowings	0	0	0	47,479,282	47,479,282	2(h)	(47,479,282)	2(a)	0	(47,479,282)	2(a)	0	(47,479,282)	2(a)	0
	0	0	8,150,000	48,641,782	56,791,782		(55,629,282)		1,162,500	(55,629,282)		1,162,500	(55,629,282)		1,162,500
Total liabilities	98,104	3,211,104	12,408,596	48,641,782	61,050,378		(58,177,935)		6,181,651	(58,177,935)		6,181,651	(58,177,935)		6,181,651

Common stock subject to possible redemption	0	0	47,435,190	(47,435,190)	0	2(h)	0		0	0		0	0		0
Net Assets	(95,071)	31,773,595	(12,301,922)	(1,206,592)	(13,508,514)		55,895,043		74,065,053	43,152,680		61,322,690	30,410,317		48,580,327

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET — (Continued)
AS OF JUNE 30, 2023

	The Company	European Lithium	Sizzle Acquisition Corp.				No Redemption Scenario			50% Redemption			Maximum Redemptions (100% Redemptions)
	Historical (audited)	Historical (audited)	Historical (US GAAP)	Pro Forma (Ajustment to convert to IFRS)	As Adjusted		Transaction Accounting Adjustments		Proforma Combined	Transaction Accounting Adjustments		Proforma Combined	Transaction Accounting Adjustments		Proforma Combined
	USD	USD	USD	USD	USD		USD		USD	USD		USD	USD		USD
Equity
European Lithium AT (Investments) Limited
Share capital	0	39,414	0	0	0		(39,414)	2(f)	0	(39,414)	2(f)	0	(39,414)	2(f)	0
Reserves	0	40,878,338	0	0	0		(40,878,338)	2(f)	0	(40,878,338)	2(f)	0	(40,878,338)	2(f)	0
Retained earnings	(95,071)	(9,144,157)	0	0	0		9,144,157	2(f)	(95,071)	9,144,157	2(f)	(95,071)	9,144,157	2(f)	(95,071)
Sizzle Acquisition Corp.
Class B share capital	0	0	627	0	627		(627)	2(f)	0	(627)	2(f)	0	(627)	2(f)	0
Additional paid up capital	0	0	0	(44,092)	(44,092)		44,092	2(f)	0	44,092	2(f)	0	44,092	2(f)	0
Retained earnings	0	0	(12,302,549)	(1,162,500)	(13,465,049)	2(g)	13,465,049	2(f)	0	13,465,049	2(f)	0	13,465,049	2(f)	0
Pubco
Ordinary share capital	0	0	0	0	0		436	2(e)	768,418,848	320	2(e)	768,418,733	205	2(e)	768,418,617
	0	0	0	0	0		750,000,000	2(f)		750,000,000	2(f)		750,000,000	2(f)
							422	2(f)		422	2(f)		422	2(f)
							100	2(l)		100	2(l)		100	2(l)
							400	2(l)		400	2(l)		400	2(l)
							53	2(c)		53	2(c)		53	2(c)
							90	2(c)		90	2(c)		90	2(c)
							17	2(j)		17	2(j)		17	2(j)
							29	2(n)		29	2(n)		29	2(n)
							73	2(m)		73	2(m)		73	2(m)
							18,417,229	2(k)		18,417,229	2(k)		18,417,229	2(k)
Share premium reserve	0	0	0	0	0		39,414	2(f)	(568,322,745)	39,414	2(f)	(581,064,992)	39,414	2(f)	(593,807,240)
							40,878,338	2(f)		40,878,338	2(f)		40,878,338	2(f)
							(44,092)	2(f)		(44,092)	2(f)		(44,092)	2(f)
							25,484,290	2(e)		12,742,043	2(e)		(205)	2(e)
							73,491,373	2(o)		73,491,373	2(o)		73,491,373	2(o)
							(750,000,000)	2(f)		(750,000,000)	2(f)		(750,000,000)	2(f)
							46,652,405	2(f)		46,652,405	2(f)		46,652,405	2(f)
							(46,652,200)	2(f)		(46,652,200)	2(f)		(46,652,200)	2(f)
							9,999,900	2(l)		9,999,900	2(l)		9,999,900	2(l)
							44,202,935	2(l)		44,202,935	2(l)		44,202,935	2(l)
							(44,203,335)	2(l)		(44,203,335)	2(l)		(44,203,335)	2(l)
							1,856,959	2(l)		1,856,959	2(l)		1,856,959	2(l)
							649,936	2(m)		649,936	2(m)		649,936	2(m)
							5,801,688	2(c)		5,801,688	2(c)		5,801,688	2(c)
							9,945,750	2(c)		9,945,750	2(c)		9,945,750	2(c)
							8,067,109	2(m)		8,067,109	2(m)		8,067,109	2(m)
							1,874,983	2(j)		1,874,983	2(j)		1,874,983	2(j)
							3,204,742	2(n)		3,204,742	2(n)		3,204,742	2(n)
							427,062	2(i)		427,062	2(i)		427,062	2(i)

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET — (Continued)
AS OF JUNE 30, 2023

	The Company	European Lithium	Sizzle Acquisition Corp.			No Redemption Scenario			50% Redemption			Maximum Redemptions (100% Redemptions)
	Historical (audited)	Historical (audited)	Historical (US GAAP)	Pro Forma (Ajustment to convert to IFRS)	As Adjusted	Transaction Accounting Adjustments		Proforma Combined	Transaction Accounting Adjustments		Proforma Combined	Transaction Accounting Adjustments		Proforma Combined
	USD	USD	USD	USD	USD	USD		USD	USD		USD	USD		USD
Accumulated deficit	0	0	0	0	0	(13,465,049)	2(f)	(125,935,979)	(13,465,049)	2(f)	(125,935,979)	(13,465,049)	2(f)	(125,935,979)
						(1,795,840)	2(c)		(1,795,840)	2(c)		(1,795,840)	2(c)
						(3,364,240)	2(c)		(3,364,240)	2(c)		(3,364,240)	2(c)
						(6,953,915)	2(c)		(6,953,915)	2(c)		(6,953,915)	2(c)
						(73,491,373)	2(o)		(73,491,373)	2(o)		(73,491,373)	2(o)
						(1,856,959)	2(l)		(1,856,959)	2(l)		(1,856,959)	2(l)
						(649,936)	2(m)		(649,936)	2(m)		(649,936)	2(m)
						(1,875,000)	2(j)		(1,875,000)	2(j)		(1,875,000)	2(j)
						(2,475,334)	2(n)		(2,475,334)	2(n)		(2,475,334)	2(n)
						(7,337,182)	2(m)		(7,337,182)	2(m)		(7,337,182)	2(m)
						(3,526,995)	2(c)		(3,526,995)	2(c)		(3,526,995)	2(c)
	0	0	0	0	0	(9,144,157)	2(f)		(9,144,157)	2(f)		(9,144,157)	2(f)
Total equity	(95,071)	31,773,595	(12,301,922)	(1,206,592)	(13,508,514)	55,895,043		74,065,053	43,152,680		61,322,690	30,410,317		48,580,327

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
AS OF JUNE 30, 2023

	The Company	European Lithium	Sizzle Acquisition Corp.				No Redemption Scenario				50% Redemption				Maximum Redemptions (100% Redemptions)
	Historical (audited)	Historical (audited)	Historical (US GAAP)	Pro Forma (Adjustment to convert to IFRS)	As Adjusted		Transaction Accounting Adjustments			Proforma Combined	Transaction Accounting Adjustments			Proforma Combined	Transaction Accounting Adjustments			Proforma Combined
	USD	USD	USD	USD	USD		USD			USD	USD			USD	USD			USD
Continuing Operations
Interest and other income	0	111,218	3,466,060	0	3,466,060		0			3,577,278	0			3,577,278	0			3,577,278
Consultants and professional services expenses	0	(374,618)	0	0	0		0			(374,618)	0			(374,618)	0			(374,618)
Administration expenses	0	(35,653)	0	0	0		0			(35,653)	0			(35,653)	0			(35,653)
Finance costs	0	(14,871)	0	0	0		(1,856,959)	2	(l)	(1,871,830)	(1,856,959)	2	(l)	(1,871,830)	(1,856,959)	2	(l)	(1,871,830)
							(649,936)	2	(m)	(649,936)	(649,936)	2	(m)	(649,936)	(649,936)	2	(m)	(649,936)
							(1,875,000)	2	(j)	(1,875,000)	(1,875,000)	2	(j)		(1,875,000)	2	(j)	(1,875,000)
Depreciation expense	0	(6,757)	0	0	0		0			(6,757)	0			(6,757)	0			(6,757)
Depreciation expense – leased asset	0	0	0	0	0		0			0	0			0	0			0
Foreign exchange	0	(2,199)	0	0	0		0			(2,199)	0			(2,199)	0			(2,199)
Merger expenses	(95,071)	(5,009,866)	0	0	0		(6,953,915)	2	(c)	(12,058,852)	(6,953,915)	2	(c)	(12,058,852)	(6,953,915)	2	(c)	(12,058,852)
	0	0	0	0	0		(73,491,373)	2	(o)	(73,491,373)	(73,491,373)	2	(o)	(73,491,373)	(73,491,373)	2	(o)	(73,491,373)
							(3,526,995)	2	(c)	(3,526,995)	(3,526,995)	2	(c)	(3,526,995)	(3,526,995)	2	(c)	(3,526,995)
Other expenses	0	0	0	0	0		0			(22,395)	0			(22,395)	0			(22,395)
Formation and operating cost	0	0	(2,777,863)	0	(2,777,863)		0			(2,777,863)	0			(2,777,863)	0			(2,777,863)
Change in the fair value of warrants	0	0	0	4,454,767	4,454,767	2(g)	0			4,454,767	0			4,454,767	0			4,454,767
Fair value gain/(loss) on conversion of debt	0	0	0	0	0		(1,795,840)	2	(c)	(1,795,840)	(1,795,840)	2	(c)	(1,795,840)	(1,795,840)	2	(c)	(1,795,840)
							(7,337,182)	2	(m)	(7,337,182)	(7,337,182)	2	(m)	(7,337,182)	(7,337,182)	2	(m)	(7,337,182)
							(2,475,334)	2	(n)	(2,475,334)	(2,475,334)	2	(n)	(2,475,334)	(2,475,334)	2	(n)	(2,475,334)
	0	0	0	0	0		(3,364,240)	2	(c)	(3,364,240)	(3,364,240)	2	(c)	(3,364,240)	(3,364,240)	2	(c)	(3,364,240)
Franchise tax	0	0	0	0	0		0			0	0			0	0			0
Loss before income tax	(95,071)	(5,332,746)	688,198	4,454,767	5,142,964		(103,326,773)			(103,634,021)	(103,326,773)			(103,634,021)	(103,326,773)			(103,634,021)
Income tax expense	0	0	(717,359)	0	(717,359)		0			(717,359)	0			(717,359)	0			(717,359)
Loss after tax from continuing operations	(95,071)	(5,332,746)	(29,161)	4,454,767	4,425,605		(103,326,773)			(104,351,380)	(103,326,773)			(102,476,380)	(103,326,773)			(104,351,380)

Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	0	1,358,781	0	0	0		0			1,358,781	0			1,358,781	0			1,358,781
Other comprehensive (loss) for the period, net of income tax	0	1,358,781	0	0	0		0			1,358,781	0			1,358,781	0			1,358,781
Total comprehensive (loss) for the year	(95,071)	(3,973,965)	(29,161)	4,454,767	4,425,605		(103,326,773)			(102,992,599)	(103,326,773)			(101,117,599)	(103,326,773)			(102,992,599)

Weighted average number of ordinary shares outstanding – Basic	100	100	13,595,900		13,595,900					83,329,588	1,153,068			82,176,520	1,153,068			81,023,452
Net profit per share – Basic	(950.71)	(53,327.46)	(0.00)		0.33					(1.25)				(1.27)				(1.29)
Weighted average number of ordinary shares outstanding – Diluted	100	100	13,595,900		13,595,900					91,079,588	1,153,068			89,926,520	1,153,068			88,773,452
Net profit per share – Diluted	(950.71)	(53,327.46)	(0.00)		0.33					(1.15)				(1.16)				(1.18)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a common control business combination whereby Pubco will be the successor to the Company, which is the accounting predecessor. The common control business combination will be immediately followed by Pubco acquiring Sizzle, which will be effectuated by Merger Sub merging with and into Sizzle, with Sizzle being the surviving entity. As Sizzle will not be recognized as a business under IFRS given it consists primarily of cash in Sizzle’s operating account and in the Trust Account, Pubco’s acquisition of Sizzle will be treated as an asset acquisition. Under this method of accounting, the ongoing financial statements of Pubco will reflect the net assets of the Company and Sizzle at historical cost, with no additional goodwill recognized. Operations prior to the Business Combination will be those of the Company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Business Combination occurred on June 30, 2023. The period is presented on the basis of the Company as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•        Sizzle’s unaudited balance sheet as of June 30, 2023 and the related notes; and

•        the Company’s audited consolidated balance sheet as of June 30, 2023 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•        Sizzle’s unaudited condensed statement of operations for the six months ended June 30, 2023 and 2022, and the related notes and the audited financial statements of Sizzle for the fiscal years ended December 31, 2022 and 2021 and the related notes, included elsewhere in this proxy statement/prospectus and,

•        the Company’s audited consolidated statement of operations for the year ended June 30, 2023 and the related notes, included elsewhere in this proxy statement/prospectus.

•        Sizzle’s results of the operations for the twelve months ended June 30, 2022 were derived from the statement of operations for the twelve months ended December 31, 2021, less results of the operations for the six months ended June 30, 2021, plus results of the operations for the six months ended June 30, 2021.

This information should also be read together with “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Sizzle’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Sizzle management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

There is no historical activity with respect to Pubco and Merger Sub, and accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

The unaudited pro forma condensed combined financial information does not include the effect of exercising the 7,750,000 Sizzle Warrants which will be assumed by Pubco and will be exercisable for one Pubco Ordinary Share in accordance with the terms of the Assignment and Assumption of Warrant Agreement, because the exercise of such warrants is subject to certain terms and conditions as set forth in the Assignment and Assumption of Warrant Agreement. Issuance of such Pubco Ordinary Shares would have a further dilutive effect on existing holders of Pubco Ordinary Shares as described in further detail in “Proposal No. 1 — The Business Combination Proposal — Total Shares to be Issued in the Business Combination.”

The unaudited pro forma condensed combined financial information does not include the effect of the issuance of any portion of the Earnout Consideration equal to a number of Pubco Ordinary Shares equal to 10% of the Closing Share Consideration (representing approximately 6,786,818 Pubco Ordinary Shares valued at $11.05), because the issuance of such Earnout Consideration is subject to certain terms and conditions as set forth in the Merger Agreement. Issuance of such Earnout Consideration would have a further dilutive effect on existing holders of Pubco Ordinary Shares as described in further detail in “Proposal No. 1 — The Business Combination Proposal — Total Shares to be Issued in the Business Combination.”

The unaudited pro forma condensed combined financial information does not include any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Sizzle believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Sizzle believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of each of Sizzle and the Company.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

General

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”). Release No. 33-10786 replaces the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Pubco filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted net loss per Pubco Ordinary Share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Pubco Ordinary Shares outstanding, assuming the Business Combination occurred on July 1, 2021.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022 are as follows:

2(a)   Reflects the reclassification adjustment to the Sizzle pro forma balance sheet of cash and marketable securities held in trust account in the amount of $47,479,282 that became available to fund the Proposed Transactions (see Note 2(b)(i)).

2(b)  The table below represents the source and uses of funds as it relates to the Business Combination:

Description	Note	No Redemption	50% Redemption	Maximum Redemptions (100% Redemptions)
Existing Cash
Cash balance of European Lithium prior the Proposed Transaction		137,451	137,451	137,451
Cash balance of Sizzle prior the Proposed Transaction		23,415	23,415	23,415
		160,866	160,866	160,866
Sizzle proforma adjustments
Cash and marketable securities held in Trust account	(i)	47,479,282	47,479,282	47,479,282
Cash and marketable securities held in Trust account – Adjustment to tie back to current cash balance	(ii)	(21,994,556)	(21,994,556)	(21,994,556)
Payment to redeeming Sizzle public stockholders	(iii)	0	(12,742,363)	(25,484,726)
Sub-total		25,484,726	12,742,363	0

Income tax payable	(iv)	(720,769)	(720,769)	(720,769)
Payment of deferred underwriting fee	(v)	(8,150,000)	(8,150,000)	(8,150,000)
Value of shares issued as settlement of deferred underwriting fee	(v)	8,150,000	8,150,000	8,150,000
Sub-total		(720,769)	(720,769)	(720,769)
Total Sizzle proforma adjustments		24,763,957	12,021,594	(720,769)

Proposed Transaction accounting adjustments
Gross Proceeds from PIPE Financing	(vi)	10,000,000	10,000,000	10,000,000
Receipt of funds from subscription agreement	(vii)	730,000	730,000	730,000
Receipt of funds from Promissory Note – related party	(viii)	200,000	200,000	200,000
Commitment fee payable to GEM	(ix)	(1,875,000)	(1,875,000)	(1,875,000)
Value of Shares issued as compensation of financing arrangements to GEM	(ix)	1,875,000	1,875,000	1,875,000
Total Proposed costs of the transaction pro forma accounting adjustments – Not yet paid or accrued	(x)	(6,953,915)	(6,953,915)	(6,953,915)
Total Proposed costs of the transaction pro forma accounting adjustments – Accrued	(x)	(4,825,442)	(4,825,442)	(4,825,442)
Value of Shares issued as compensation of financial advisory services	(xi)	2,437,500	2,437,500	2,437,500
		1,588,143	1,588,143	1,588,143
Proforma cash balance		26,512,966	13,770,603	1,028,240

i.       Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Proposed Transaction (see Note 2(a)).

ii.      Represents Sizzle cash balance at June 30, 2023 (see Note 2(a)) of $47,479,282 less redemptions since June 20, 2023 in connection with the special meeting of shareholders held on August 8, 2023 (1,337,244 shares based on a redemption price of $10.858 per share and 779,917 shares based on a redemption price of $11.05 per share) plus amount drawn down under the Polar facility $360,000 and other receipts from notes payable of $200,000 plus accrued interest of $902,608 less payment of tax $318,211 to total trust account of approximately $25,484,726 on January 31, 2024.

iii.     In the case of the No Redemptions Scenario, assumes no further redemptions at the Special Meeting. In the case of the 50% Redemption Scenario, represents such amount as would be payable to public stockholders who are assumed to exercise redemptions rights at the Special Meeting (which assumptions is 50% of the number of shares of Sizzle common stock outstanding as of the date of this proxy statement/prospectus, or 1,153,068 shares of Sizzle common stock). In the case of the

Maximum Redemption Scenario, represents the amount as would be payable to public stockholders who are assumed to exercise redemption rights at the Special Meeting (which assumption is 100% of the number of shares of Sizzle common stock outstanding as of the date of this proxy statement / prospectus, or 2,306,136 shares of Sizzle common stock) (see Note 2(e)).

iv.      Represents the payment of taxes which are payable by the Company ahead of the distribution of funds to investors.

v.       Represents the cash payment of deferred underwriting fees incurred as part of the initial public offering committed to be paid upon the consummation of a Business Combination (see Note 2I(i)). Cantor has agreed in writing to reduce its deferred underwriting fee, through the issuance of 900,000 shares of Pubco Common Stock in lieu of a cash fee. The difference in the fee payable and fair value of these shares has resulted in a loss in the extinguishment of liabilities of $1,795,840 which is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations.

vi.     Represents the value of shares issued pursuant to PIPE Financing (see Note 2(l)).

vii.    Represents the amount of funds received pursuant to Polar Subscriptions. For more information, see “Summary of Proxy Statement/Prospectus — The Business Combination and Merger Agreement — Polar Financing” (see Note 2(m)).

viii.   Represents the receipt of funds pursuant to a note payable by Sizzle (see Note 2(n)).

ix.     Represents the commitment fee payment of $1,875,000 payable to GEM (see Note 2(j)).

x.      Represents estimated transaction costs (see Note 2(c)(ii)).

xi.     Represents the amount of transaction costs settled via way of issue of equity (see Note 2(c)(iii)).

2(c)   Represents transaction costs incurred as part of the Business Combination:

i.       Payment of the deferred underwriters’ fees incurred in connection with Sizzle’s IPO is reflected as an adjustment to the Sizzle pro forma balance sheet settled via way of equity (see Note 2(b)(v)).

ii.      The total estimated incremental transaction costs related to the Proposed Transactions of $9,341,857 payable as of the Closing Date of which $4,825,442 has been accrued in the audited historical financial statements at June 30, 2023. In addition, transaction costs of $3,526,995 have been accrued as of the Closing Date and are payable post-Closing Date accordingly, accounts payable has increased by this amount. The total estimated incremental transaction costs are reflected as an adjustment to the unaudited pro forma combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in cost of equity (see Note 2(b)(x)). These transaction costs are not expected to have a recurring impact.

iii.     Reflects a reduction of fees payable to vendors and service providers, whereby such parties have agreed to accept Pubco Ordinary Shares in lieu of such cash fee. The difference in the fee payable and fair value of these shares has resulted in a loss in the extinguishment of liabilities of $3,364,420 which is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations.

2(d)  Represents capital contributions from European Lithium Ltd, the Company’s parent entity. The issue of shares in the Company pursuant to funding received remained outstanding at June 30, 2023. The balance of this account has been reclassified from unissued capital reserves as part of the Proposed Transaction (see Note 2(f)(i)).

2(e)   The unaudited pro forma combined balance sheet reflects the reclassification of Sizzle Common Stock subject to possible redemption with the Proposed Transactions of:

i.       Assuming No Redemptions: Adjustment from non-current liabilities to $436 Sizzle Common Stock and $25,484,726 additional paid in capital and increase to share premium reserve of $25,484,290.

ii.      Assuming 50% Redemption: Adjustment from non-current liabilities to $320 Sizzle Common Stock and $12,742,363 additional paid in capital and increase to share premium reserve of $12,742,043.

iii.     Assuming Maximum Redemptions: Adjustment from non-current liabilities to $205 Sizzle Common Stock and $0 additional paid in capital and decrease to share premium reserve of $205.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2022 are as follows:

2(f)   To reflect the recapitalization of European Lithium through adjustments to the unaudited pro forma combined financial statements as follows:

i.       The contribution of all the aggregate share capital, reserves and accumulated deficit in European Lithium to Pubco of $39,414, $40,878,338 and $9,144,157

ii.      The issuance of 67,868,182 Pubco ordinary shares to European Lithium Shareholders is recorded as an increase to Pubco ordinary share capital of $750,000,000.

iii.     The elimination of the historical Sizzle Common Stock of $627, additional paid up capital $44,092 and accumulated deficit of $13,465,049.

iv.      Reflects the net adjustment in respect of Sizzle Common Stock in relation to the reorganization between Sizzle and Pubco and the Proposed Transactions. Upon completion of the reorganization between Sizzle and Pubco, a total of 2,049,000 founder shares will be transferred to the PIPE Investors, with the balance of such shares being surrendered, in exchange for the same number of Pubco ordinary shares. The unaudited pro forma combined balance sheet reflects the increase to Pubco ordinary share capital of $422, and increase in Pubco share premium reserve of $46,652,405.

2(g)  The fair value of the 7,750,000 public warrants issued in connection with Sizzle’s initial public offering were initially measured at fair value totaling $5,617,267 using Monte Carlo simulation model. The fair value of the 7,750,000 public warrants as of June 30, 2023 was $1,162,500 based on the listed market price of such warrants at this date. For the period ended June 30, 2023 the cumulative change in fair value of these warrants from the date of the IPO to June 30, 2023 of $4,454,767 is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations.

2(h)  Reflect the reclassification of 15,500,000 shares subject to possible redemption to Pubco ordinary shares.

2(i)   On May 2, 2023 Pubco entered into a Deed of Trust with EV Resources Limited (“EVR”) for the transfer of the 20% interest in EV Resources GmbH which holds the interest in the Weinebene Lithium Project (the “Weinebene Project”) and the Eastern Alps Lithium Project (the “Eastern Alps Project”) upon consummation of the Business Combination. Under the terms of the deed of trust, nil consideration is to be paid by Pubco in respect to this acquisition. The carrying value of $427,062 has been recognized at cost based on the carrying value in the audited accounts of European Lithium Ltd. Please see the section entitled “Information about the Company — The Weinebene and Eastern Alps Projects” for a description of the acquisition of the Weinebene Project and the Eastern Alps Project.

2(j)   Reflects the commitment fee of 1.5% under the share purchase agreement of $125 million, payable to GEM, which would need to be paid within a year of the first trading day of Pubco.

2(k)   Reflects issuance of common stock warrants to GEM of 2.0% of the total equity interests of Pubco on a fully diluted basis as of the Closing Date, at an exercise price equal to the lesser of (i) the closing bid price of the Common Shares on the Public Listing Date, or (ii) the quotient obtained by dividing $972 million by the total number of equity interests (equal to the number of Common Shares, assuming the conversion or exchange of all other equity interests for Common Shares), exercisable into shares of PubCo after the Merger.

2(l)   Represents the Subscription Agreements entered into to raise PIPE Financing of $10 million through the issuance of 1,000,000 Pubco Ordinary Shares at a purchase price of $10 per share. In addition, upon the Closing, Pubco will issue for no additional consideration to the PIPE Investors (i) an aggregate of 1,000,000 Pubco Ordinary Shares, (ii) warrants (the “Warrants”) to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing, and (iii) an aggregate of 3,000,000 Pubco Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Pubco Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants. The fair value of the Warrants is $1,856,959 using the Black Scholes valuation model which has been recognized as a finance expense in the Unaudited Pro Forma Condensed Combined Statement of Operations.

2(m) Represents a subscription agreement entered into with Polar Multi-Strategy Master Fund (Polar) for total cash proceeds to deposit into the Trust Account of $730,000 in exchange for the transfer within 2 days of Closing of 730,000 founders shares of Sizzle held by Sponsor. On July 31, 2023, Sponsor raised $175,000, on August 30, 2023, Sponsor raised $60,000, on October 4, 2023 Sponsor raised $75,000, on November 2, 2023, the Sponsor raised $120,000 and on December 19, 2023 the Sponsor raised $300,000, in each case from Polar Subscriptions, in exchange in the aggregate for 730,000 founders shares held by Sponsor, and this aggregate amount, consisting of $730,000, was loaned as Extension Loans by Sponsor to Sizzle to pay into the Trust Account as Extension Funds. In addition, Polar has been issued with 150,000 warrants to purchase up to 150,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing being the same terms and conditions as the Warrants issued to the PIPE Investors (refer to note 2(l)). The fair value of the 350,000 Warrants is $649,936 using the Black Scholes valuation model which has been recognized as a finance expense in the Pro Forma Unaudited Pro Forma Condensed Combined Statement of Operations. The unaudited pro forma combined balance sheet reflects the increase to Pubco ordinary share capital of $73, and increase in Pubco share premium reserve of $8,067,109 with the difference in the amount payable and fair value of these shares has resulted in a loss in the extinguishment of liabilities of $7,337,182 which is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations.

2(n)  Represents the repayment of note payable totaling $729,437 in exchange for the issue of 240,000 shares to satisfy notes payable of $600,000 and 50,000 shares to satisfy notes payable of $129,437. The unaudited pro forma combined balance sheet reflects the increase to Pubco ordinary share capital of $29, and increase in Pubco share premium reserve of $3,204,742 with the difference in the amount payable and fair value of these shares has resulted in a loss in the extinguishment of liabilities of $2,475,334 which is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations.

2(o)  Represents the preliminary estimated expense recognized for the stock exchange listing service received, in accordance with IFRS 2, for the excess of the fair value of Sizzle Common Shares issued to Sizzle shareholders and the fair value of Sizzle’s identifiable net assets at the date of the Business Combination, resulting in a $73,491,373 decrease to retained earnings. The consideration for the acquisition of Sizzle was determined using the Sizzle common share price referenced to the Transaction Financing at $11.05 per share. The estimated IFRS 2 listing expense ais further illustrated below:

	No Redemption	50% Redemption	Maximum Redemptions (100% Redemptions)
Fair value of equity instruments deemed to have been issued by PubCo
Sizzle Share Consideration Price	11.051	11.051	11.051
Total number of Sizzle shares at closing	8,576,736	7,423,668	6,270,600
Total fair value of equity instruments issued to Sizzle shareholders	$94,780,085	$82,037,722	$69,295,359

Fair value of identifiable net assets of Sizzle
Cash and cash equivalents	$23,415	$23,415	$23,415
Other current assets	$39,167	$39,167	$39,167
Cash and marketable securities held in Trust account	$25,484,726	$12,742,363	$—
Accrued offering costs and expenses	$1,864,763	$1,864,763	$1,864,763
Excise tax payable	$1,143,627	$1,143,627	$1,143,627
Income tax payable	$720,769	$720,769	$720,769
Promissory Note – related party	$529,437	$529,437	$529,437
Fair value of identifiable net assets of Sizzle at June 30, 2023	$21,288,712	$8,546,349	$4,196,014
IFRS 2 listing expense	$73,491,373	$73,491,373	$73,491,373

3. Net Loss per Common Share

The net profit (loss) per common share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since July 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred on July 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net profit per common share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Updates to Risk Factors

The following updates and amends the following risk factor by (i) adding the underlined bolded text (indicated textually in the same manner as the following example: underlined bolded text) and (ii) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as set forth below.

Pubco’s issuance of additional capital stock in connection with financings, acquisitions, investments, share incentive plans or otherwise will dilute all other stockholders.

Pubco expects to issue additional shares in the future, including under the GEM Agreement and the ~~Equity Forward Arrangement~~ Subscription Agreements, that will result in dilution to all other shareholders. For example, under the GEM Agreement, Pubco is entitled to draw down up to $125 million of gross proceeds from GEM Investor in exchange for the issuance Pubco Ordinary Shares a per-share amount equal to 90% of the average closing bid price of the Pubco Ordinary Shares recorded by Nasdaq during the 30 consecutive trading days commencing on the first trading day that is designated on the draw down notice. Assuming the Pubco Ordinary Shares trade at $10.00 per share and Pubco draws down fully under the GEM Agreement, the estimated shares issuable to the GEM Investor would be 13,888,889 Pubco Ordinary Shares. For a description of the risks associated with the issuance of shares under the ~~Equity Forward Arrangement~~ Subscription Agreements, see ~~“— Vellar The PIPE Investors may purchase shares to backstop the funds in the Trust Account, as a result of which the Business Combination may still consummate even if a significant number of Sizzle’s public shareholders exercise their redemption rights. However, if the conditions for the funding of the Equity Forward Arrangement are not satisfied, or if Vellar is unable to provide the funding pursuant to the Equity Forward Arrangement or is otherwise in breach of the Equity Forward Arrangement, then it is possible that the Business Combination may not be consummated” and~~ “— The issuance of Pubco Ordinary Shares to ~~Vellar~~ the PIPE Investors pursuant to the ~~Equity Forward Arrangement~~ Subscription Agreements would cause substantial dilution, which could materially affect the trading price of Pubco Ordinary Shares” below.

In addition, Pubco expects to grant equity awards to employees, directors, and consultants under its share incentive plans.

Pubco also expects to raise capital through equity financings in the future. As part of its business strategy, Pubco may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. We intend to comply with the Nasdaq home country corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to requirements of the British Virgin Islands in lieu of many of the Nasdaq corporate governance rules. For example, among other things, we expect to opt out of the requirement that we obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions or private placements of securities. Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Please see “Management of Pubco After the Business Combination — Corporate Governance Practices.”

Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and could have a negative impact on the market price of Pubco Ordinary Shares and Pubco’s ability to obtain additional financing in the future.

~~Vellar may purchase shares to backstop the funds in the Trust Account, as a result of which the Business Combination may still consummate even if a significant number of Sizzle’s public shareholders exercise their redemption rights. However, if the conditions for the funding of the Equity Forward Arrangement are not satisfied, or if Vellar is unable to provide the funding pursuant to the Equity Forward Arrangement or is otherwise in breach of the Equity Forward Arrangement, then it is possible that the Business Combination may not be consummated.~~

~~Pursuant to the Equity Forward Arrangement, Vellar intends, but is not obligated, to purchase through a broker in the open market shares of Sizzle Common Stock, including from public shareholders who elect to redeem their public shares in connection with the special meeting to vote approve the Business Combination, after the redemption deadline set forth in this proxy statement/prospectus and prior to the vote to approve the Business Combination. Vellar’s purchase of Recycled Shares and the revocation of redemption rights previously exercised by the prior holders of the Recycled Shares purchased by Vellar would increase the total cash in the Trust Account at Closing by reducing the amount previously allocated to such redemptions. As a result of the transactions contemplated by the Equity Forward Arrangement, even if there are a significant amount of redemptions by Sizzle public stockholders, and if the Minimum Cash Condition in the Merger Agreement is satisfied or waived, then, subject to satisfaction of other closing conditions, the Business Combination may still be consummated.~~

~~As mentioned above, Vellar is not obligated, under the Equity Forward Arrangement, to purchase any Recycled Shares. Therefore, if Vellar does not purchase any Recycled Shares in the open market, the cash amount in the Trust Account at Closing will be lower than if Vellar does purchase Recycled Shares, and the Minimum Cash Condition may not be satisfied without a waiver.~~

~~Any cash liquidity benefit provided by the Equity Forward Arrangement related to mitigating redemption withdrawals from the Trust Account prior to the Business Combination will be short lived. This is because if Vellar purchases any shares in the open market pursuant to the Equity Forward Arrangement, immediately following the Closing, Sizzle will repay to Vellar from amounts remaining in the Trust Account an amount equal to the number of Recycled Shares purchased by Vellar times the redemption price (as determined in accordance with Sizzle’s charter). Within three business days of such payment by Sizzle, Vellar will pay to Pubco a cash amount equal to the number of Recycled Shares times $1.00, less an amount equal to the sum of $50,000 plus $0.10 per Recycled Share (such payment from Vellar, the “Prepayment Forward Amount”). As a result, even though Sizzle may benefit from the transactions contemplated by the Equity Forward Arrangement in the short-term, the payment obligations owed to Vellar under Equity Forward Arrangement may impose cash constraints on PubCo in the long-term. In addition, purchases pursuant to the Equity Forward Arrangement may reduce the public “float” of Pubco Ordinary Shares and the number of beneficial holders of Pubco Ordinary Shares, possibly making it difficult to obtain or maintain the quotation, listing or trading of Pubco Ordinary Shares on a national securities exchange.~~

In addition, the following amends, restates and supplements the risk factor under the heading of “— The issuance of Pubco Ordinary Shares to Vellar pursuant to the Equity Forward Arrangement would cause substantial dilution, which could materially affect the trading price of Pubco Ordinary Shares in the section of the Proxy Statement/Prospectus entitled “Risk Factors” in its entirety.

The issuance of Pubco Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements would cause substantial dilution, which could materially affect the trading price of Pubco Ordinary Shares.

Pursuant to the Subscription Agreements, Pubco will issue, for no additional consideration, to the PIPE Investors (i) an aggregate of 1,000,000 Pubco Ordinary Shares, (ii) Warrants to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing, and (iii) an aggregate of 3,000,000 Additional Shares that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Pubco Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants. Assuming the exercise of all Warrants, immediately following completion of the Business Combination, if there are no additional redemptions by Sizzle’s public stockholders, the PIPE Investors will own approximately 8.5% of the outstanding Pubco Ordinary Shares or, if there are redemptions by Sizzle’s public stockholders up to the maximum level presented for the Business Combination in the accompanying proxy statement/prospectus, the PIPE Investors will own approximately 8.7% of the outstanding Pubco Ordinary Shares. The issuance of these shares would result in substantial dilution to Pubco shareholders after completion of the Business Combination and could result in a decrease to the share price of Pubco Ordinary Shares.

Updates to THE BUSINESS COMBINATION PROPOSAL

The following amends, restates and supplements the paragraphs under the headings “Financing Arrangements,” “Registration Rights,” “Total Shares to be Issued in the Business Combination” and “Sources and Uses of Funds for the Business Combination” in the section of the Proxy Statement/Prospectus entitled “The Business Combination Proposal” in their entirety.

Financing Arrangements

GEM Agreement

Pursuant to the GEM Agreement, Pubco is entitled to draw down up to $125 million of gross proceeds (“Aggregate Limit”) from GEM Investor in exchange for shares of Pubco common stock, subject to meeting the terms and conditions of the GEM Agreement. This equity line facility is available for a period of 36 months from the closing of the Business Combination.

Upon the valid exercise of a draw down, pursuant to delivery of a notice and in accordance with other conditions, GEM Investor is required to pay, in cash, a per-share amount equal to 90% of the average closing bid price of the shares of Pubco common stock recorded by Nasdaq during the 30 consecutive trading days commencing on the first trading day that is designated on the draw down notice.

In no event may the draw down amount specified in a draw down notice exceed 400% (“Draw Down Limit”) of the average daily trading volume for the 30 trading days immediately preceding the date of such draw down notice.

Further, upon the closing, GEM Investor will be entitled to a commitment fee in the form of cash or freely tradeable shares of Pubco common stock in an amount equal to 1.5% of the Aggregate Limit or $1.875 million.

Additionally, Pubco is required to issue a warrant (the “GEM Warrant”) with a 36-month term at the closing of the Business Combination granting GYBL the right to purchase shares of Pubco common stock in an amount equal to 2.0% of the total number of common stock outstanding as of the closing of the Business Combination (subject to adjustments described below), calculated on a fully diluted basis, at a strike price per share equal to the lesser of (i) the closing bid price of the ordinary shares on the public listing date, or (ii) the quotient obtained by dividing $972 million by the total number of equity interests (equal to the number of ordinary shares, assuming the conversion or exchange of all other equity interests for ordinary shares). The GEM Warrant can be exercised on a cashless basis in part or in whole at any time during the term. Any failure by us to timely transfer the shares under the GEM Warrant pursuant to GYBL’s exercise will entitle GYBL to compensation in addition to other remedies. The number of shares underlying the GEM Warrant as well as the strike price is subject to adjustments for recapitalizations, reorganizations, change of control, stock split, stock dividend, and reverse stock splits. The GEM Warrant is attached to the Proxy Statement/Prospectus as Annex H.

In addition, Pubco and GEM Investor simultaneously entered into a registration rights agreement, which is attached to the Proxy Statement/Prospectus as Annex G (the “GEM RRA”). Pursuant to the GEM RRA, Pubco is required to, as soon as practicable but no later than 30 calendar days following the date of public listing, submit to or file with the SEC a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the earlier of (A) the 45th calendar day following the filing of the GEM RRA and (B) the 5th business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the SEC that the GEM RRA will not be “reviewed” or will not be subject to further review.

The GEM Agreement and the GEM RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain limitations. The GEM Agreement will automatically terminate on the earliest of (i) thirty-six (36) consecutive months from the public listing date; (ii) thirty-six (36) months from the Effective Date (as defined in the GEM Agreement) (as may be extended if the public listing date falls within such three (3) year period), (iii) the date GEM Investor shall have purchased the Aggregate Limit and (iv) in Pubco’s sole discretion at any time as long as Pubco has issued or remains obligated to issue the GEM Warrant on the date of public listing. Termination of the GEM Agreement will not affect the survival of the GEM Warrant and the GEM RRA.

Subscription Agreements

On February 8, 2024, Sizzle, Pubco and Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with three accredited investors named therein which are funds affiliated with each other (each, a “PIPE Investor”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Critical Metals, and Critical Metals agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Pubco Ordinary Shares, of Critical Metals for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases of Public Shares, all on the terms and subject to the conditions set forth therein (the “PIPE Financing”). The subscription obligations under the Subscription Agreement may be offset on a share for share basis by open market purchases of Sizzle’s public shares of common stock, par value $0.0001 per share (each, a “Public Share”), by the PIPE Investors after Sizzle’s redemption deadline for its stockholder meeting to approve the Proposed Business Combination where the PIPE Investors make such purchases at no more than the redemption price and do not redeem such Public Shares (and where Pubco will pay to the PIPE Investors at the consummation of the Proposed Business Combination (the “Closing”) the difference between the price paid by the PIPE Investors for such open market purchases and $10.00 per share). The Pubco Ordinary Shares issuable pursuant to the PIPE Financing will be issued substantially concurrently with the closing of the Proposed Business Combination. The obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, customary closing conditions and the consummation of the Proposed Business Combination.

Pursuant to the Subscription Agreement, in connection with the PIPE Financing and prior to the Closing, the Sponsor will transfer, for no additional consideration, 2,049,000 shares of Sizzle common stock, par value $0.0001 per share, held by it as founder shares to the PIPE Investors. In addition, upon the Closing, Critical Metals will issue, for no additional consideration, to the PIPE Investors (i) an aggregate of 1,000,000 Pubco Ordinary Shares, (ii) warrants (the “Warrants”) to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing, and (iii) an aggregate of 3,000,000 Pubco Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Pubco Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants.

In connection with the PIPE Financing, all holders of Pubco Ordinary Shares as of the Closing, other than the PIPE Investors and Sizzle’s public shareholders, will be required to enter into a lock-up for a period of one (1) year after the Closing and Critical Metals will be restricted from issuing additional shares or filing any registration statements with the SEC for a period of 60 days after the Closing, subject to certain specified exceptions.

Pursuant to the Subscription Agreement, Critical Metals agreed that, within 30 days following the Closing, Critical Metals will file with the SEC a registration statement registering the resale of the Pubco Ordinary Shares issued or issuable in the PIPE Financing (the “PIPE Resale Registration Statement”) and will use its reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event within 60 days after the Closing (or 90 days after the Closing in the event of a “full review” of the PIPE Resale Registration Statement by the SEC) or, if earlier, the fifth trading day after Critical Metals is notified by the SEC that the PIPE Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, and maintain the effectiveness of the PIPE Resale Registration Statement (in each case, subject to liquidated damages for failure to meet the registration requirements).

None of Sizzle, Critical Metals or EUR, nor any of their respective affiliates, has any material relationship with any of the PIPE Investors other than in respect of the Subscription Agreements.

The foregoing description of the Subscription Agreements and the Warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Subscription Agreement and the Warrants, which are attached to this Supplement as Annex A and are incorporated herein by reference.

Additional Financing Opportunities

Pubco is engaged in various discussions with third parties in connection with additional potential equity investments in Pubco, which investments may take the form of convertible preferred shares, ordinary shares or other equity or debt securities that would be issued in connection with the closing of the Business Combination. As of the date of this Supplement, except as otherwise disclosed in this Supplement, no binding agreements with respect to such investments have been executed and there are no assurances that any such binding agreements will be executed prior to the closing of the Business Combination. Please read “Risk Factors — We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth” and “Risk Factors — Pubco’s issuance of additional capital stock in connection with financings, acquisitions, investments, share incentive plans or otherwise will dilute all other stockholders.”

In addition, EUR has entered into a strategic collaboration with Obeikan Investment Group related to the creation of a joint venture to build and operate a lithium hydroxide plant in Saudi Arabia for the Wolfsberg Project. Pubco is expected to benefit from the joint venture between EUR and Obeikan, including by reducing the Pubco’s cost to build and operate a lithium hydroxide plant on its own. In addition, once operational, the hydroxide plant is expected to significantly reduce energy costs and deliver savings in operating expenditures and capital expenditures related to the Wolfsberg Project that would otherwise be borne by Pubco. Please read “Information about the Company — Overview of Our Projects — Strategic Collaboration between EUR and Obeikan Investment Group.”

Registration Rights

Simultaneously with the Closing, each of Pubco, Sizzle, the Sponsor and EUR, together with certain other persons listed on the signature pages thereto, will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, upon completion of the Business Combination, Pubco will grant certain registration rights to EUR, Sponsor and certain other holders of Pubco Ordinary Shares. Pursuant to the Registration Rights Agreement, Pubco agrees to file a shelf registration statement on Form F-1 or F-3 under the Securities Act with respect to its securities 45 days after Closing. Pursuant to the Registration Rights Agreement, holders holding Registrable Shares (as defined in the Registration Rights Agreement) will be entitled to request in writing that Pubco register the resale of any or all of such Registrable Shares on such shelf registration statement. Pubco will indemnify the holders of Registrable Shares and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Shares, unless such liability arose from their misstatement or omission, and the holders of Registrable Shares, including Registrable Shares in any registration statement or prospectus, will agree to indemnify Pubco and certain persons or entities related to Pubco, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.

For a description of additional registration rights agreements that will be in effect upon closing, see “— Financing Arrangements — Gem Agreement” and “— Financing Arrangements — Subscription Agreements.”

Total Shares to be Issued in the Business Combination

Sizzle’s public stockholders currently own 2,306,136 shares of Sizzle Common Stock, or approximately 26.9% of issued and outstanding Sizzle Common Stock, and our Sponsor together with our Initial Stockholders including our directors and officers currently own approximately 722,750 private placement shares and 5,425,000 founders shares equal to 71.7% of issued and outstanding Sizzle Common Stock, Cantor owns 47,250 private placement shares and EBC owns 75,600 EBC Shares, together consisting of approximately 1.4% of issued and outstanding Sizzle Common Stock.

It is anticipated that, immediately following completion of the Business Combination, if there are no additional redemptions by Sizzle’s public stockholders, Sizzle’s existing stockholders, including Sponsor, will own approximately 7.7% of the outstanding Pubco Ordinary Shares (of which approximately 4.9% will be owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.5% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately 81.4% of the outstanding Pubco Ordinary Shares.

For a Description of Pubco’s securities, see the section of the Proxy Statement/Prospectus entitled “Description of Securities of Pubco” which provides a description of Pubco Ordinary Shares and Pubco warrants.

If any of Sizzle’s public stockholders exercise their redemption rights, the ownership interest in Pubco of Sizzle’s public stockholders will decrease and the ownership interest in Pubco of EUR and the Sponsor will increase. If there are redemptions by Sizzle’s public stockholders up to the maximum level presented for the Business Combination in the accompanying proxy statement/prospectus, immediately following completion of the Business Combination, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.1% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s directors and officers), Sizzle’s underwriter and advisor in connection with its initial public offering will own approximately 1.3% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.7% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.2% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.8% of the outstanding Pubco Ordinary Shares. If the actual facts are different than these assumptions (based on redemptions by Sizzle’s public stockholders, changes in the terms of the Business Combination, adjustments to the Merger Consideration pursuant to the Merger Agreement or otherwise), the percentage ownership interests in Pubco post-Business Combination may be different. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The following table illustrates the post-Closing share ownership of Pubco under the (1) No Redemption scenario, (2) 50% Redemption Scenario and (3) Maximum redemption scenario:

	No Redemptions(1)		50% Redemptions(2)		Maximum Redemptions (100% Redemptions)(3)
Sizzle public stockholders(4)	2,306,136	2.8%	1,153,068	1.4%	—	0.0%
Sizzle Sponsor, Initial Stockholders and directors and officers(5)	4,098,750	4.9%	4,098,750	5.0%	4,098,750	5.0%
Cantor and EBC(6)	1,022,850	1.2%	1,022,850	1.2%	1,022,850	1.3%
Empery (PIPE, private placement and reallocation of sponsor shares)(7)	7,049,000	8.5%	7,049,000	8.6%	7,049,000	8.7%
Supplier Shares(8)	984,670	1.2%	984,670	1.2%	984,670	1.2%
EUR(9)	67,868,182	81.4%	67,868,182	82.6%	67,868,182	83.8%
Pro Forma Combined Company Common Stock	83,329,588	100.0%	82,176,520	100.0%	81,023,452	100.0%

____________

(1)      Presents Sizzle’s current outstanding number of public shares as of the date of this proxy statement/prospectus, which are 2,306,136 public shares after giving effect to redemptions as described in the Extension Amendments. This column assumes there are no redemptions by holders of Sizzle public shares in connection with the Special Meeting.

(2)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus, reflecting a redemption of 50% of Sizzle’s public shares by holders of public shares in connection with the Special Meeting (equating to a redemption amount of approximately $12,742,363, assuming a redemption price of $11.05 per share, as of February 7, 2024).

(3)      Presents the number of Sizzle’s public shares, after giving effect to redemptions as of the date of this proxy statement/prospectus and additional redemptions by holders of Sizzle public shares in connection with the Special Meeting, and reflecting a redemption of 100%, or 2,306,136, of Sizzle’s public shares (equating to a redemption amount of approximately $25,484,726 million, assuming a redemption price of $11.05 per share, as of February 7, 2024). The maximum redemption scenario assumes the approval of the NTA Proposal.

(4)      Underlying Sizzle public shares are redeemable with the Business Combination and Sizzle public stockholders may exercise their right to have their shares redeemed for cash.

(5)      Shares currently held by the Sponsor plus the Sizzle Initial Stockholders, which includes Sizzle directors and officers, include 722,750 private placement shares held by the Sizzle Initial Stockholders and 5,425,000 founders shares held by the Sponsor. All 5,425,000 founders shares as of the date of this proxy statement/prospectus are held by Sponsor and may be voted by Sponsor, or its permitted transferees, at the Special Meeting (unless otherwise agreed by Sponsor); however, following the Special Meeting, Sponsor will transfer to the PIPE Investors 2,049,000 of such shares as of and effective prior to the Closing, as provided in the Subscription Agreements (see Note 7 below), and 250 of such shares will be forfeited. These shares may be voted by Sponsor in connection with the Special Meeting and the Business Combination Proposal, as reflected elsewhere in the Proxy Statement/Prospectus, unless otherwise agreed by Sponsor. Please see “The Business Combination Proposal — Sponsor Support Agreement.”

(6)      Shares as of the Closing held by Cantor (947,250 shares, consisting of the 900,000 shares as compensation to Cantor in connection with the deferred underwriting fee and 47,250 representative shares which Cantor purchased in a private placement in connection with the Sizzle IPO) and EBC (consisting of the EBC Shares).

(7)      Represents the number of Pubco Ordinary Shares issuable to the PIPE Investors in all redemption scenarios pursuant to the Subscription Agreements. Such shares consist of (i) an aggregate of 1,000,000 Pubco Ordinary Shares subscribed for pursuant to the Subscription Agreements, subject to offsets for purchases of Public Shares, (ii) 2,049,000 founder shares to be transferred by Sponsor prior to the Closing (effective at the Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share will be cancelled and will convert into the right to receive one Ordinary Share), (iii) 1,000,000 Pubco Ordinary Shares to be issued to the PIPE Investors upon Closing, and (iv) an aggregate of up to 3,000,000 Pubco Shares to be issued to the PIPE Investors at Closing that are be released to the PIPE Investors at a rate of three Pubco Ordinary Shares for each Pubco Ordinary Share that the PIPE Investors purchase upon exercise of such PIPE Investors’ warrants. In addition, pursuant to the Subscription Agreements, at Closing the PIPE Investors will be issued warrants to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing.

(8)      Represents Pubco Ordinary Shares to be issued at Closing pursuant to fee modification agreements entered into with various vendors and services providers. No individual vendor or service provider will own greater than 1% of the Pubco Ordinary Shares outstanding after the Closing.

(9)      The issuance 67,868,182 Pubco Ordinary Shares to EUR pursuant to the Merger Agreement in the No Redemption, 50% Redemption and Maximum Redemption scenarios. This amount has been calculated based on the stated value of $750,000,000 for the Acquired Business (as defined in the Merger Agreement) divided by the redemption amount per share of Sizzle Common Stock payable to Sizzle stockholders in connection with the Closing as provided in the Merger Agreement. Such amount does not reflect the Earnout Shares that EUR may be issued pursuant to the Merger Agreement. If the full amount of the Earnout Shares were to be issued (which for this purpose is assumed to be 6,786,818 Pubco Ordinary Shares, amounting to 10% of the Pubco Ordinary Shares issued at Closing, which is the full amount of the Earnout), and after giving effect to the reallocation of Sponsor Shares, in the (a) No Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 7.1% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.1% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.8% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 82.8% of the outstanding Pubco Ordinary Shares, (b) 50% Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 5.9% of the outstanding Pubco Ordinary Shares (of which approximately 4.6% will be owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 7.9% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 83.9% of the outstanding Pubco Ordinary Shares, and (c) Maximum Redemption Scenario, Sizzle’s existing stockholders, including the Sponsor, will own approximately 4.7% of the outstanding Pubco Ordinary Shares (with all of such shares being owned by the Sponsor and Sizzle’s officers and directors), Cantor and EBC will own approximately 1.2% of the outstanding Pubco Ordinary Shares, the PIPE Investors will own approximately 8.0% of the outstanding Pubco Ordinary Shares, certain other parties will own approximately 1.1% of the outstanding Pubco Ordinary Shares and EUR will own approximately 85.0% of the outstanding Pubco Ordinary Shares.

The ownership percentages set forth above and in the tables below include the shares issuable to the parties listed, but do not take into account (i) any shares reserved for issuance under the Incentive Plan or ESPP, (ii) any issuance of shares underlying the Sizzle Warrants (which after the Business Combination, will be exchanged for the Pubco Warrants) (please refer to the table below entitled “Additional Dilution Sources” showing dilution from the exercise of Sizzle Warrants), (iii) the issuance of up to 1,000,000 Ordinary Shares underlying warrants to be issued to the PIPE Investors pursuant to the Subscription Agreements, (iv) the Earnout Shares, or (v) any adjustments to the Merger Consideration payable to EUR pursuant to terms set forth in the Merger Agreement. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information regarding the various redemption scenarios and the assumptions used in each. The maximum redemption scenario described above assumes the approval of the NTA Proposal and as a result there would not be a related net tangible assets test limiting redemptions as of the Closing.

Share ownership and the related voting power presented under each redemptions scenario in the table above are only presented for illustrative purposes. Sizzle cannot predict how many Sizzle public stockholders will exercise their right to have their shares redeemed for cash. As a result, the redemption amount and the number of public shares redeemed in connection with the Business Combination may differ from the amounts presented above. As such, the ownership percentages of current Sizzle stockholders may also differ from the presentation above if the actual redemptions are different from these assumptions.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming the No Redemptions Scenario (which assumes no redemptions in connection with the Special Meeting to approve the Business Combination)*:

Sources		Uses*
($ in Millions)
Sizzle Cash	25.5	New Equity to EUR	750.0
Cash from the Company	0.1
Cash from Sizzle	1.0	Transaction Expenses	9.3
PIPE	10.0	Taxes	0.7
New Equity to EUR	750.0
		Cash to Balance Sheet	26.5
Total Sources	786.6	Total Uses	786.6

The following table summarizes the sources and uses for funding the Business Combination assuming Sizzle stockholders exercise their redemption rights assuming 50% redemptions:

Sources		Uses*
($ in Millions)
Sizzle Cash	25.5	New Equity to EUR	750.0
Cash from the Company	0.1
Cash from Sizzle	1.0	Transaction Expenses	9.3
PIPE	10.0	Taxes	0.7
New Equity to EUR	750.0	Redemptions	12.7

		Cash to Balance Sheet	13.8
Total Sources	786.6	Total Uses	786.6

The following table summarizes the sources and uses for funding the Business Combination assuming Sizzle stockholders exercise their redemption rights assuming maximum redemption:

Sources		Uses*
($ in Millions)
Sizzle Cash	25.5	New Equity to EUR	750.0
Cash from the Company	0.1
Cash from Sizzle	1.0	Transaction Expenses	9.3
PIPE	10.0	Taxes	0.7
New Equity to EUR	750.0	Redemptions	25.5

		Cash to Balance Sheet	1.0
Total Sources	786.6	Total Uses	786.6

____________

*        The amount of Sizzle Cash reflects the amount in Sizzle’s Trust Account as of February 7, 2024.

UPDATES the Nasdaq Proposal

The following updates and amends the first paragraph in the section of the Proxy Statement/Prospectus entitled “The Nasdaq Proposal” by (i) adding the underlined bolded text (indicated textually in the same manner as the following example: underlined bolded text) and (ii) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as set forth below.

Overview

In connection with the Business Combination, we intend to effect (subject to the terms and conditions of the Merger Agreement), for purposes of complying with the applicable listing rules of the Nasdaq Stock Market LLC, the issuance of up to ~~102,111,243~~ 78,329,588 Pubco Ordinary Shares to shareholders of the Company, ECB and Cantor, Sizzle stockholders~~, Jett Capital and CCM~~ and others upon the Closing (all of whom, other than Sizzle public stockholders and the PIPE Investors, will be subject to lock-up restrictions for one year following Closing) in the amounts described in the proxy statement/prospectus upon the Closing, 7,750,000 Pubco Ordinary Shares issuable to holders of Sizzle Warrants (which are exchanged in the Business Combination for Pubco Warrants) following the Closing, approximately 6,798,922 Pubco Ordinary Shares contingently issuable in accordance with the Earnout (such actual number to be based on the Closing Share Consideration), up to approximately 1,666,592 Pubco Ordinary Shares to GBYL upon exercise of the GEM Warrant (such warrant grants GBYL the right to purchase Pubco Ordinary Shares in an amount equal to 2.0% of the total number of Pubco Ordinary Shares outstanding as of the closing of the Business Combination (subject to adjustments described therein) and assuming no redemptions by Sizzle public stockholders), up to an additional 350,000 Pubco Ordinary Shares upon exercise of the Polar Warrant and up to ~~20,000,000~~ 6,000,000 Pubco Ordinary Shares ~~in connection with capital raising transactions, including the Equity Forward Arrangement~~ pursuant to the Subscription Agreements (including in connection with warrants issuable in connection with the PIPE Financing). For further information, please see the section entitled “The Business Combination Proposal (Proposal 1),” as well as the annexes to this proxy statement/prospectus.

UPDATES TO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following updates and amends the section of the Proxy Statement/Prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” by (i) adding the underlined bolded text (indicated textually in the same manner as the following example: underlined bolded text) and (ii) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as set forth below.

The following table sets forth information regarding (i) the actual beneficial ownership of Sizzle Common Stock as of the date of this proxy statement/prospectus (pre-Business Combination) and (ii) the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination (assuming that no public shares of Sizzle are redeemed, and alternatively, assuming the maximum number of shares of Sizzle are redeemed), by:

•        each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Sizzle Common Stock and/or is expected to be the beneficial owner of more than 5% of the outstanding Pubco Ordinary Shares post-Business Combination;

•        each of Sizzle’s current executive officers and directors;

•        each person who will become an executive officer or director of Pubco post-Business Combination; and

•        all executive officers and directors of Sizzle as a group pre-Business Combination and all executive officers and directors of Pubco as a group post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Sizzle Common Stock pre-Business Combination is based on 8,576,736 shares of Sizzle Common Stock issued and outstanding as of the date of this proxy statement/prospectus.

The expected beneficial ownership of Pubco Ordinary Shares post-Business Combination is based on ~~102,111,243~~ 83,329,588 Pubco Ordinary Shares assuming no redemptions (and ~~99,025,190~~ 81,023,452 Pubco Ordinary Shares assuming maximum redemptions) to the shareholders of the Company, EBC and Cantor, Sizzle stockholders~~, Jett Capital and CCM~~ in the amounts described in the proxy statement/prospectus upon the Closing (but do not include up to an additional 7,750,000 Pubco Ordinary Shares subsequent to the Closing conditioned upon exercise of the Pubco Warrants (received in exchange for Sizzle Warrants in the Business Combination), ~~up to~~ approximately 6,798,922 Pubco Ordinary Shares to EUR under the terms of the Earnout (in the event of satisfaction of certain share price thresholds and certain other conditions of the Earnout~~)~~, such actual number to be based on the Closing Share Consideration) and up to ~~20,000,000 Pubco Ordinary Shares to Vellar in connection with the Equity Forward Arrangement~~ 6,000,000 Pubco Ordinary Shares to the PIPE Investors pursuant to the Subscription Agreements (including in connection with warrants issuable in connection with the PIPE Financing).

The ownership percentages set forth above and in the tables below include the shares issuable to the parties listed, but do not take into account (i) any shares reserved for issuance under the Incentive Plan or ESPP, (ii) the issuance of any shares relating to any additional private placement shares that are issued or issuable to our Sponsor pursuant to the conversion of the Sponsor’s working capital loans made to Sizzle, (iii) any issuance of shares underlying the Sizzle Warrants (described above), (iv) the Earnout Shares (described above), (v) the issuance of any shares pursuant to the GEM Warrant or the Polar Warrant or (vi) any adjustments to the Merger Consideration payable to EUR pursuant to terms set forth in the Merger Agreement. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Unless otherwise indicated, Sizzle believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this Report.

	Ownership of Sizzle Common Stock Prior to Business Combination		Ownership of Pubco Ordinary Shares After the Business Combination
			No Redemption Scenario		Maximum Redemption Scenario(9)
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Sizzle Directors and Executive Officers Pre-Business Combination(1)
Steve Salis(2)	6,147,750	65.7%	4,095,500	4.8%	4,095,500	5.1%
Jamie Karson(2)	6,147,750	65.7%	4,095,500	4.8%	4,095,500	5.1%
Karen Kelly(3)	—	0%	—	0%	—	0%
David Perlin(3)	—	0%	—	0%	—	0%
Warren Thompson(3)	—	0%	—	0%	—	0%
Daniel Lee(3)	—	0%	—	0%	—	0%
Carolyn Trabuco(3)	—	0%	—	0%	—	0%
All Sizzle directors and executive officers as a group (7 individuals)(2)	6,147,750	65.7%	4,095,500	4.8%	4,095,500	5.1%
Pubco Directors and Executive Officers Post-Business Combination(4)
Tony Sage(5)	—	0%	~~697,197~~—	~~*~~0%	~~697,197~~—	~~*~~0%
Dietrich Wanke	—	0%	~~191,109~~—	~~*~~0%	~~191,109~~—	~~*~~0%
Melissa Chapman	—	0%	~~27,905~~—	~~*~~0%	~~27,905~~—	~~*~~0%
Carolyn Trabuco(3)	—	0%	—	0%	—	0%
Malcolm Day(5)	—	0%	~~291,121~~—	~~*~~0%	~~291,121~~—	~~*~~0%
Michael Hanson	—	0%	—	0%	—	0%
Mykhailo Zhernov(5)	—	0%	~~2,670,345~~—	~~3.1~~0%	~~2,670,345~~—	~~3.3~~0%
All Pubco directors and executive officers as a group (7 individuals)	—	0%	~~3,877,677~~—	~~4.4~~0%	~~3,877,677~~—	~~4.8~~0%
Other 5% Stockholders
VO Sponsor, LLC	6,147,750	65.7%	4,095,500	4.8%	4,095,500	5.1%
Saba Capital Management, L.P.(6)	1,358,913	14.5%	1,358,913	1.3%	1,358,913	1.4%
~~European Lithium Limited(7)~~	~~—~~	~~—~~	~~67,989,216~~	~~66.6 %~~	~~67,989,216~~	~~68.7 %~~
~~Vellar Opportunities Fund Master, LTD(8)~~	~~—~~	~~—~~	~~20,000,000~~	~~19.6 %~~	~~20,000,000~~	~~20.2 %~~
European Lithium Limited(7)	—	—	67,868,182	81.4%	67,868,182	83.8%
Empery Asset Management, LP(8)	—	—	8,049,000	9.5%	8,049,000	9.8%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Sizzle Acquisition Corp., 4201 Georgia Ave NW, Washington DC 20011.

(2)      Represents securities held by VO Sponsor, LLC, our sponsor, of which Steve Salis and Jamie Karson are managing members. Accordingly, all securities held by our sponsor may ultimately be deemed to be beneficially held by Messrs. Salis and Karson. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(3)      Does not include any securities held by VO Sponsor, LLC, of which each person is a member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(4)      Unless otherwise noted, the business address of each of the following entities or individuals after the Business Combination is c/o Critical Metals Corp., Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(5)      ~~Represents securities held by EUR, of which each~~ Each of Tony Sage, Malcom Day and Mykhailo Zhernov serve as directors and have voting power with respect to any securities held EUR. Any action by EUR with respect to Pubco shares, including voting and dispositive decisions, requires a vote of three out of the five members of the board of directors. Under the so-called “rule of three,” because voting and dispositive decisions are made by three out of the five members of the board of directors, none of the members of the EUR board of directors is deemed to be a beneficial owner of securities held by EUR solely by virtue of their directorships.

(6)      According to a Schedule 13G/A filed on February 14, 2023, Saba Capital Management, L.P., Boaz R. Weinstein, and Saba Capital Management GP, LLC acquired 1,358,913 shares of common stock. The business address for each of the reporting persons is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(7)      Reflects ~~67,989,216~~ 67,868,182 shares of Pubco Common Stock issuable as Closing Share Consideration pursuant to the Merger Agreement in both the No Redemptions and Maximum Redemptions scenario. Such amount does not reflect the Earnout Shares that EUR may be issued pursuant to the Merger Agreement.

(8)      ~~Reflects the shares that would be issuable following entry into the definitive agreements for the Equity Forward Arrangement. Cohen & Company Financial Management, LLC (“CCFM”) is the investment manager for Vellar, and Mr. Daniel Cohen is the Chief Investment Officer of CCFM. CCFM is a controlled subsidiary of Dekania Investors, LLC, which in turn is a controlled subsidiary of Cohen & Company LLC, which in turn is a controlled subsidiary of Cohen & Company Inc. Mr. Cohen disclaims any beneficial ownership of the shares held by these entities. The business address of Vellar Opportunities Fund Master, Ltd is c/o Mourant Governance Services (Cayman) Limited 94, Solaris Avenue, Camana Bay, PO Box 1348 Grand Cayman KY1-1108, Cayman Islands. The business address for each of Cohen & Company Financial Management, LLC; Dekania Investors, LLC; Cohen & Company LLC; Cohen & Company Inc.; and Mr. Daniel Cohen is 3 Columbus Circle, 24th Floor, New York NY 10019~~ Represents the number of Pubco Ordinary Shares issuable pursuant to the Subscription Agreements to three funds affiliated with Empery Asset Management, LP (“Empery”), for which Empery exercises voting and investment authority with respect to such securities. Such shares consist of (x) (i) an aggregate of 1,000,000 Pubco Ordinary Shares to be subscribed for by the PIPE Investors pursuant to the Subscription Agreements, subject to offsets for purchases of Public Shares, (ii) 2,049,000 founder shares to be transferred by Sponsor prior to the Closing (effective at the Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share will be cancelled and will convert into the right to receive one Ordinary Share), (iii) 1,000,000 Pubco Ordinary Shares to be issued to the PIPE Investors upon Closing, and (iv) an aggregate of up to 3,000,000 Pubco Shares to be issued to the PIPE Investors at Closing that are be released to the PIPE Investors at a rate of three Pubco Ordinary Shares for each Pubco Ordinary Share that the PIPE Investors purchase upon exercise of such PIPE Investors’ warrants; and (y) 1,000,000 Pubco Ordinary Shares underlying warrants issued to the PIPE Investors that are exercisable on the Closing and expire on the first anniversary of the Closing. The business address of Empery Asset Management, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(9)      The maximum redemption scenario assumes the approval of the NTA Proposal.

SHARES ELIGIBLE FOR FUTURE SALE

The following updates and amends the section of the Proxy Statement/Prospectus entitled “Shares Eligible for Future Sale” by (i) adding the underlined bolded text (indicated textually in the same manner as the following example: underlined bolded text) and (ii) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as set forth below.

Upon the Closing, Pubco will have Pubco Ordinary Shares authorized and, based on assumptions set out elsewhere in this proxy statement/prospectus, up to ~~102,111,243~~ 83,329,588 Pubco Ordinary Shares issued and outstanding, assuming no shares of Sizzle Common Stock are redeemed in connection with the Business Combination. All of the Pubco Ordinary Shares issued in connection with the Business Combination will be freely transferable by persons other than by Pubco’s “affiliates” or Sizzle’s “affiliates” without restriction or further registration under the Securities Act, subject to the lock-up restrictions as described below under the heading “— Lock-Up Agreements”. Sales of substantial amounts of the Pubco Ordinary Shares in the public market could adversely affect prevailing market prices of the Pubco Ordinary Shares. Prior to the Business Combination, there has been no public market for Pubco Ordinary Shares. Pubco intends to apply for listing of the Pubco Ordinary Shares on Nasdaq, but Pubco cannot assure you that a regular trading market will develop in the Pubco Ordinary Shares.

In addition to the outstanding public Warrants of Sizzle, upon the Closing, Critical Metals will issue to (i) the PIPE Investors warrants (the “Warrants”) to purchase up to an aggregate of 1,000,000 Pubco Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the Closing, and an aggregate of 3,000,000 Pubco Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Pubco Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants, (ii) GYBL a warrant (the “GEM Warrant”) with a 36-month term at the closing of the Business Combination granting GYBL the right to purchase Pubco Ordinary Shares in an amount equal to 2.0% of the total number of common stock outstanding as of the closing of the Business Combination (subject to adjustments described in the GEM Warrant), calculated on a fully diluted basis, at a strike price per share equal to the lesser of (x) the closing bid price of the ordinary shares on the public listing date, or (y) the quotient obtained by dividing $972 million by the total number of equity interests (equal to the number of ordinary shares, assuming the conversion or exchange of all other equity interests for ordinary shares) and (iii) Polar a warrant (the “Polar Warrant”) granting Polar the right to purchase up to 350,000 Pubco Ordinary Shares at an exercise price of $10.00 per share (subject to adjustments described in the Polar Warrant) expiring on the first anniversary of the Closing.

Lock-up Agreements

~~Simultaneously with the execution of the Merger Agreement, EUR, Pubco and the Sponsor, entered into a Lock-Up Agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Sponsor and EUR agreed not to, during the period commencing from the Closing and ending 180 days after the date of the Closing: (A) sell, publicly offer to sell, enter into a contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B), any Lock-up Shares (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement). “Lock-up Shares” means (a) with respect to EUR or each of its permitted transferees, the Pubco Shares (i) received by EUR as Closing Share Consideration and (ii) received by EUR as Earnout Consideration and (b) with respect to the Sponsor, (i) the Pubco Shares it receives as Merger Consideration with respect to the shares of Sizzle Common Stock that the Sponsor held immediately prior to the Effective Time and (ii) any Pubco Ordinary Shares issued to the Sponsor in connection with the exercise or settlement of any Sizzle warrant or Pubco warrant~~

Pursuant to lock-up agreements entered into with the applicable party, all holders of Pubco Ordinary Shares as of the Closing, other than the PIPE Investors and Sizzle’s public shareholders, will be required to enter into a lock-up for a period of one year after the Closing and Critical Metals will be restricted from issuing additional shares or filing any registration statements with the SEC for a period of 60 days after the Closing, subject to certain specified exceptions.

Following the Closing of the Business Combination, (x) assuming no additional redemptions, of the 83,329,588 Pubco Ordinary shares that are expected to be issued and outstanding as of the Closing Date, approximately 73,974,452 Pubco Ordinary Shares (or approximately 88.8% of the total issued and outstanding Pubco Ordinary Shares) will be subject to a lock-up for up to one year after Closing and (y), assuming maximum redemptions, of the 81,023,452 Pubco Ordinary shares that are expected to be issued and outstanding as of the Closing Date, approximately 73,974,452 Pubco Ordinary Shares (or approximately 91.3% of the total issued and outstanding Pubco Ordinary Shares) will be subject to a lock-up for up to one year after Closing.

Rule 144

All of Pubco’s Ordinary Shares that will be outstanding upon the completion of the Business Combination, other than those Pubco Ordinary Shares registered pursuant to the Registration Statement on Form F-4 of which this proxy statement/prospectus forms a part, will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of Pubco and has beneficially owned Pubco’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about Pubco. Persons who are affiliates of Pubco and have beneficially owned Pubco’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, ~~will equal 842,233~~ is expected to equal 833,296 Pubco Ordinary Shares, including 4,221,350 founder shares held by the Sponsor that will be subject to certain lock-up arrangements described above and 770,000 private placement shares, that are subject to certain lock-up arrangements which Sizzle’s officers, directors and stockholders entered into in connection with the IPO, as described above; or

•        the average weekly trading volume of Pubco’s Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Pubco under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Pubco.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of European Lithium AT (Investments) Limited’s employees, consultants or advisors who purchases equity shares from Pubco in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

Pubco is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that Pubco sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by Pubco’s affiliates. Generally, subject to certain limitations, holders of Pubco’s restricted shares who are not affiliates of Pubco or who are affiliates of Pubco by virtue of their status as an officer or director of Pubco may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of Pubco restricted shares by an officer or director who is an affiliate of Pubco solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of Pubco restricted shares who will be an affiliate of Pubco other than by virtue of his or her status as an officer or director of Pubco.

Pubco is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Registration Rights

Simultaneously with the Closing, each of Pubco, Sizzle, the Sponsor and EUR, together with certain other persons listed on the signature pages thereto, will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, upon completion of the Business Combination, Pubco will grant certain registration rights to EUR, Sponsor and certain other holders of Pubco Ordinary Shares.

In the Underwriting Agreement Amendment, Sizzle agreed that, upon the issuance of the Agreement Representative Shares (consisting of 900,000 shares issued to Representative subject to the Closing), Sizzle will, and will cause the Sponsor to, add the Agreement Representative Shares as “Registrable Securities” of the Representative under the registration rights agreement executed by Sizzle in connection with the Sizzle IPO, dated as of November 3, 2021. However, this amendment provides that Representative has the right, if there is any “public investment in private equity” (“PIPE”) that closes substantially concurrently with the Closing which includes registration rights for the investor in such PIPE (the “Registration Rights Obligations”) that are superior to the registration rights available to the Representative under such existing Sizzle registration rights agreement, that the Representative may, at its sole election within ten (10) business days after the Closing elect to receive the Registration Rights Obligations with respect to the Agreement Representative Shares (pari passu with such PIPE investor) in lieu of those under the referenced registration rights agreement.

In connection with the entry into the GEM Agreement, Pubco and GEM Investor simultaneously entered into a registration rights agreement (the “GEM RRA”). Pursuant to the GEM RRA, Pubco is required to, as soon as practicable but no later than 30 calendar days following the date of public listing, submit to or file with the SEC a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the earlier of (A) the 45th calendar day following the filing of the GEM RRA and (B) the 5th business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the SEC that the GEM RRA will not be “reviewed” or will not be subject to further review.

Pursuant to the Subscription Agreement, Critical Metals agreed that, within 30 days following the Closing, Critical Metals will file with the SEC a registration statement registering the resale of the Pubco Ordinary Shares issued or issuable in the PIPE Financing (the “PIPE Resale Registration Statement”) and will use its reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event within 60 days after the Closing (or 90 days after the Closing in the event of a “full review” of the PIPE Resale Registration Statement by the SEC) or, if earlier, the fifth trading day after Critical Metals is notified by the SEC that the PIPE Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, and maintain the effectiveness of the PIPE Resale Registration Statement (in each case, subject to liquidated damages for failure to meet the registration requirements).

IMPORTANT NOTICES

Additional Information and Where to Find It

In connection with the Proposed Business Combination, Critical Metals has filed a registration statement on Form F-4 with the Securities and Exchange Commission (“SEC”), which includes a proxy statement to be sent to Sizzle stockholders and a prospectus for the registration of Critical Metals securities in connection with the Proposed Business Combination (as amended from time to time, the “Registration Statement”). The definitive proxy statement/prospectus and other relevant documents will be mailed to the stockholders of Sizzle as of the Record Date for voting on the Proposed Business Combination as set forth in such proxy statement/prospectus and will contain important information about the Proposed Business Combination and related matters. Stockholders of Sizzle and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Sizzle, Critical Metals, European Lithium and EUR BVI and the Proposed Business Combination. Stockholders and other interested persons will also be able to obtain copies of the definitive proxy statement/prospectus and other relevant materials in connection with the Proposed Business Combination, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Sizzle Acquisition Corp., 4201 Georgia Avenue, NW, Washington, D.C. 20011, Attn: Steve Salis, Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this Supplement in each case is not incorporated by reference into, and is not a part of, this Supplement.

Participants in the Solicitation

This Supplement is not a solicitation of a proxy from any investor or securityholder. Sizzle, European Lithium, Critical Metals and EUR BVI and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Sizzle’s stockholders in connection with the Proposed Business Combination. Sizzle’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sizzle in Sizzle’s Form 10-K filed with the SEC on March 28, 2023, Sizzle’s definitive proxy statement filed with the SEC on January 17, 2023 and Sizzle’s definitive proxy statement filed with the SEC on July 17, 2023 and December 28, 2023. To the extent that holdings of Sizzle’s securities by relevant reporting persons such as officers or directors as applicable, have changed since the amounts included in Sizzle’s Form 10-K, or proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Sizzle’s stockholders in connection with the Proposed Business Combination is set forth in the proxy statement/prospectus for the Proposed Business Combination, accompanying the Registration Statement. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination is likewise included in that Registration Statement. You may obtain free copies of these documents as described above.

Annex A

SUBSCRIPTION AGREEMENT

February 8, 2024

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on the date above by and among Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“PubCo”), the undersigned subscriber (“Subscriber”) and, VO Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and Sizzle Acquisition Corporation, a Delaware corporation (the “Company”).

WHEREAS, PubCo entered into that certain Agreement and Plan of Merger, dated as of October 24, 2022 (as amended on January 4, 2023, July 7, 2023 and November 17, 2023 the “Merger Agreement”) by and among, the Company, European Lithium AT (Investment) Ltd., a company formed in the British Virgin Islands (the “Target”), PubCo, European Lithium Limited, an Australian Public Company limited by shares and the parent entity of the Target (“EUR”), and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”), in connection with the proposed business combination among the Company, the Target and PubCo (the “Transaction”);

WHEREAS, pursuant to and in accordance with the Merger Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated by the Merger Agreement (the “Transaction Closing”), among other matters, (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of PubCo, and as a result of which, all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Company Shares”), of the Company will be replaced with ordinary shares, par value $0.001 (the “Ordinary Shares”), of PubCo and all of the issued and outstanding warrants to purchase Company Shares will be replaced with substantially similar warrants of PubCo, in each case, on a one-for-one basis, (ii) EUR will transfer to PubCo all of the issued and outstanding equity interests of the Target in exchange for newly issued shares of PubCo and (iii) the Target and the Company will become wholly-owned subsidiaries of PubCo; and

WHEREAS, in connection with the Transaction, PubCo is seeking commitments to purchase Ordinary Shares in a private placement to be conducted by PubCo (the “Offering”), and Subscriber desires to subscribe for and purchase from PubCo, and PubCo desires to issue and sell to Subscriber Ordinary Shares pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subscriber hereby irrevocably subscribes for and agrees to purchase from PubCo, and PubCo agrees to issue and sell to Subscriber, such number of Ordinary Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”) for a purchase price of $10.00 per Share (the “Purchase Price”) and on the terms provided for herein, in each case as reduced by the Reduction Rights set forth in Section 15 below.

2. Closing; Issue of Shares.

(a) The closing of the sale of Shares contemplated hereby (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent Transaction Closing. The Closing shall occur on the date of, and immediately prior to or simultaneously with, the Transaction Closing.

(b) PubCo shall provide written notice (which may be via email) to Subscriber (the “Closing Notice”) that PubCo reasonably expects the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than three (3) business days after the date of the Closing Notice, which Closing Notice shall contain PubCo’s wire instructions for an escrow account (the “Escrow Account”) established by PubCo with Continental Stock Transfer & Trust Company or such other nationally recognized third party escrow agent to be identified in the Closing Notice, which other escrow agent shall be reasonably acceptable to the Subscriber (the “Escrow Agent”).

(c) At least two (2) business days prior to the Scheduled Closing Date, Subscriber shall, subject to the terms of Section 15 hereof, deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire

Annex A-1

transfer shall identify Subscriber, and unless otherwise agreed by PubCo, the funds shall be wired from an account in Subscriber’s name. Upon the Closing, PubCo shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to PubCo.

(d) The issuance of Warrants (as defined below), Bonus PubCo Shares (as defined below) and Additional Shares (as defined below) and the transfer of the Founder Shares shall occur substantially concurrent with or prior to the Closing, in each case pursuant to the terms of Section 14 hereof.

(e) Promptly after the Closing, PubCo shall, subject to Section 15 hereof, issue the Shares to Subscriber (or its permitted assignee) and cause its register of members to be updated to reflect the issue of the Shares and cause there to be entered in its register of members restrictive legends in relation to the number of Shares set forth on the signature page of the Subscriber as indicated on the signature page or to a custodian designated by Subscriber, as applicable, as indicated below.

(f) The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve either party of any of its obligations hereunder; any such termination will occur solely pursuant to Section 7 below. If (i) this Subscription Agreement is terminated prior to the Closing or (ii) the Closing Date does not occur within two (2) business days after the Scheduled Closing Date specified in the Closing Notice, and in either case, any funds have already been sent by Subscriber to the Escrow Account, PubCo shall or shall instruct the Escrow Agent to promptly (but not later than three (3) business days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by Subscriber for payment of the Shares by wire transfer in immediately available funds to the account specified in writing by Subscriber (provided, that the failure of the Closing Date to occur within such two (2) business day period and the return of the relevant funds shall not relieve Subscriber from its obligations under this Subscription Agreement for a subsequently rescheduled Closing Date determined by PubCo in good faith).

3. Closing Conditions. In addition to the condition set forth in Section 2(a) above:

(a) The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing;

(ii) no governmental authority of competent jurisdiction with respect to the sale of the Shares shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) all material conditions precedent to the Transaction Closing set forth in the Merger Agreement shall have been satisfied (as determined in good faith by the parties to the Merger Agreement) or waived by the parties thereto in accordance with the requirements of the Merger Agreement (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b) The obligations of PubCo to consummate the Closing are also subject to the satisfaction or valid waiver by of PubCo of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date; and

Annex A-2

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(c) The obligations of Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of each of PubCo, Sponsor and the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by PubCo of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Closing Date;

(ii) Each of PubCo, Sponsor and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii) the Shares, the Warrant Shares, the Additional Shares and the Bonus Shares shall have been approved for listing on the Nasdaq Capital Market (“Nasdaq”), subject to official notice of issuance;

(iv) the terms of the Merger Agreement (including the conditions thereto) (but excluding any waiver of Section 9.2(g) thereof) shall not have been amended, modified or waived in a manner that would reasonably be expected to be materially adverse to the Subscriber (in its capacity as such) without the written consent of Subscriber; and

(v) PubCo shall have delivered irrevocable instructions to Continental Stock Transfer & Trust Company, as New York limited purpose trust company, the trustee with respect to the Trust Account (as defined below) to wire an amount of funds in cash equal to the fees and expenses of Schulte, Roth & Zabel LLP, counsel to the Subscriber, not to exceed $50,000 in the aggregate with all Other Subscription Agreements (as defined below), provided that Subscriber may, at its option, withhold such amount from the Aggregate Purchase Price due at Closing.

(vi) PubCo shall have obtained executed Lock-Up Agreements (the “Lock-Up Agreements”) from each of the parties listed on Schedule 3(c)(vi) hereto with termination dates not less than twelve months following the Closing Date.

4. PubCo Representations and Warranties. PubCo represents and warrants to Subscriber that:

(a) As of the date hereof, PubCo is a BVI business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. As of the Transaction Closing, PubCo will be a BVI business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. PubCo has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) All corporate action required to be taken by Board of Directors of PubCo (the “PubCo Board”) and PubCo’s shareholders in order to authorize PubCo to enter into the Subscription Agreement and to perform its obligations hereunder have been taken by the PubCo Board and PubCo’s shareholders. This Subscription Agreement has been duly authorized, executed and delivered by PubCo and is enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution, delivery and performance of this Subscription Agreement and the consummation by PubCo of the transactions that are the subject of this Subscription Agreement in compliance herewith will be done in accordance with the rules of Nasdaq and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of,

Annex A-3

or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PubCo or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which PubCo or any of its subsidiaries is a party or by which PubCo or any of its subsidiaries is bound or to which any of the property or assets of PubCo is subject, which would have a material adverse effect on (A) the business, properties, financial condition, shareholders’ equity or results of operations of PubCo or (B) the legal authority or ability of PubCo to perform in all material respects its obligations under the terms of this Subscription Agreement (each, a “PubCo Material Adverse Effect”); (ii) any material violation of the provisions of the organizational documents of PubCo; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would have a PubCo Material Adverse Effect.

(d) The Shares, the Bonus Shares, the Warrant Shares and the Additional Shares (collectively, the “Private Placement Shares”) will be, prior to the issuance to Subscriber against full payment thereof in accordance with the terms of this Subscription Agreement, duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Private Placement Shares will be validly issued, fully paid and non-assessable, free of any liens and will not have been issued in violation of or subject to any preemptive or similar rights created under the Memorandum and Articles or under the BVI Business Companies Act (As Revised) (the “BVI Act”).

(e) The Warrants have been duly authorized and, at the Closing, shall have been duly executed and delivered by PubCo and the Warrants shall be enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(f) PubCo has duly reserved such number of Ordinary Shares to provide for the issuance of the Warrant Shares upon exercise of the Warrant pursuant its terms.

(g) PubCo has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in PubCo). Other than J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, and Jett Capital Advisors, LLC (together, the “Placement Agents”), PubCo is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in the Offering.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and issue of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Private Placement Shares or the Warrants (together, the “Securities”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a PubCo Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over PubCo, pending, or, to the knowledge of PubCo, threatened in writing against PubCo, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PubCo.

(j) PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section8, (iv) those required by the Nasdaq (including with respect to obtaining approval of the Company’s shareholders), (v) filings pursuant to applicable antitrust laws, (vi) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that PubCo reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a PubCo Material Adverse Effect.

Annex A-4

(k) Upon the consummation of the Transaction Closing, the Ordinary Shares will be registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be listed for trading on Nasdaq. PubCo has taken no action that is designed to prevent the registration of the Ordinary Shares under the Exchange Act or the listing of the Ordinary Shares on Nasdaq.

(l) PubCo has submitted to Nasdaq an initial listing application and related materials for the purpose of, among other things, the satisfaction of the condition provided in Section 9.1(d) of the Merger Agreement (the “Nasdaq Listing Application”) and reasonably expects to satisfy any remaining Nasdaq initial listing standards on or prior to the Closing Date. Prior to holding the vote of the Company’s stockholders at the special meeting of the Company’s stockholders to approve the SPAC Transaction Proposals (as defined in the Merger Agreement) (the “Company Stockholder Meeting”) (i) PubCo will have responded in writing in a manner reasonably expected by PubCo to address all written and oral comments and requests for information from Nasdaq in connection with the Nasdaq Listing Application and (ii) Nasdaq will not have raised any objection in writing to the Nasdaq Listing Application or otherwise notified PubCo orally or in writing of any failure to satisfy an initial listing standard, in each case which is continuing as of the Company Stockholder Meeting (excluding, for the avoidance of doubt, PubCo’s requirement to deliver confirmatory evidence of the satisfaction of the Nasdaq minimum float requirements and the round lot holder requirements and other customary corporate data operations items and/or trading date confirmations).

(m) PubCo understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

5. Company Representations, Warranties and Covenants. The Company represents and warrants to Subscriber that:

(a) As of the date hereof, the Company is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) All corporate action required to be taken by Board of Directors of the Company (the “Company Board”) and the Company’s shareholders in order to authorize the Company to enter into the Subscription Agreement and to perform its obligations hereunder have been taken by the Company Board and the Company’s shareholders. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Assuming the accuracy of Subscriber’s representations and warranties in Section 7, the execution, delivery and performance of this Subscription Agreement and the consummation by the Company of the transactions that are the subject of this Subscription Agreement in compliance herewith will be done in accordance with the rules of Nasdaq and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement (each, a “Company Material Adverse Effect”); (ii) any material violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect.

(d) All the issued and outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable, free of any liens and were not been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or under the Delaware General Corporation Law.

Annex A-5

(e) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company or PubCo). Other than the Placement Agents, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in the Offering.

(f) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(g) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 8, (iv) those required by the Nasdaq (including with respect to obtaining approval of the Company’s shareholders), (v) filings pursuant to applicable antitrust laws, (vi) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) The Company Shares are, and at all times prior to the Transaction Closing will be, registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq.

(i) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

6. Sponsor Representations, Warranties and Covenants. The Sponsor represents and warrants to the Subscriber that:

(a) As of the date hereof, Sponsor is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware. The Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Sponsor of this Subscription Agreement, and for the transfer and delivery of the Founder Shares to be transferred by the Sponsor hereunder, have been obtained; and the Sponsor has full right, power and authority to enter into this Subscription Agreement to assign, transfer and deliver the Founder Shares to be transferred by the Sponsor hereunder; this Subscription Agreement has been duly authorized, executed and delivered by the Sponsor.

(c) Assuming the accuracy of Subscriber’s representations and warranties in Section 7, the execution, delivery and performance of this Subscription Agreement and the consummation by the Sponsor of the transactions that are the subject of this Subscription Agreement in compliance herewith will not result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Sponsor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Sponsor or any of its subsidiaries is a party or by which the Sponsor or any of its subsidiaries is bound or to which any of the property or assets of the Sponsor is subject, which would have a material adverse effect on the legal authority or ability of the Sponsor to perform in all material respects its obligations under the terms of this Subscription Agreement (each, a “Sponsor Material Adverse Effect”); (ii) any material violation of the provisions of the organizational documents of the Sponsor; or (iii) any violation of any statute or any judgment,

Annex A-6

order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Sponsor or any of its properties that would have a Sponsor Material Adverse Effect.

(d) Sponsor has good and valid title to the Founder Shares to be transferred to Subscriber hereunder, free and clear of all liens, encumbrances, equities or adverse claims and the Sponsor will have, immediately prior to the transfer of the Founder Shares to be transferred hereunder, good and valid title to such Founder Shares, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Founder Shares and the Subscriber’s fulfillment of its obligations hereunder to be performed at or prior to the Closing, good and valid title to such Founder Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Subscriber.

(e) The Sponsor understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

7. Subscriber Representations, Warranties and Covenants. Subscriber represents and warrants to PubCo and each of the Placement Agents that:

(a) At the time Subscriber was offered the Securities, it was, and as of the date hereof, Subscriber is (x) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (y) is acquiring the Private Placement Shares only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Securities. Subscriber has provided to PubCo prior to the date of this Subscription Agreement true and correct copies of such documents that may be reasonably necessary to verify its status as an “accredited investor”.

(b) Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities issued at the Closing will not have been registered under the Securities Act. Subscriber understands that the Securities may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to PubCo or a subsidiary thereof, or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the states and other jurisdictions of the United States. Subscriber acknowledges that the Securities will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(c) Subscriber understands and agrees that Subscriber is purchasing and/or receiving, as applicable, the Shares, the Bonus PubCo Shares, the Warrants, the Additional Shares and the Warrant Shares directly from PubCo and the Founder Shares directly from the Sponsor. Subscriber further acknowledges that, other than those representations, warranties, covenants and agreements of PubCo, the Company and the Sponsor included in this Subscription Agreement, there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, the Target, PubCo or any of their respective officers or directors or other Representatives, expressly or by implication. Except for the representations, warranties and agreements of PubCo, the Company and the Sponsor expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of PubCo, the Target and the Company, including all business, legal, regulatory, accounting, credit and tax matters.

(d) Subscriber’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

Annex A-7

(e) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Securities. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management and PubCo’s management questions, receive such answers and obtain such information as Subscriber has deemed necessary to make an investment decision with respect to the Securities. Subscriber has conducted its own investigation of the Target, the Company, PubCo and the Securities and Subscriber has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. Subscriber acknowledges that, in purchasing the Shares, Subscriber is not relying upon any projections contained in any investor presentation published by the Company, PubCo or the Target or included in any of PubCo’s filings with the SEC. None of the Placement Agents, nor any affiliate of any of the Placement Agents, has made or makes any representation as to the Company, the Target, PubCo or the quality or value of the Securities and each Placement Agent and its affiliates may have acquired non-public information with respect to the Company, PubCo or the Target which Subscriber agrees need not be provided to it. In connection with the issuance of the Securities to Subscriber, none of the Placement Agents, nor any affiliate of any of the Placement Agents, has acted as a financial advisor or fiduciary to Subscriber. Subscriber agrees that none of the Placement Agents shall be liable to Subscriber for any action heretofore or hereafter taken or omitted to be taken by a Placement Agent in connection with Subscriber’s purchase of the Securities.

(f) Subscriber acknowledges that the Securities, to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber has a substantive pre-existing relationship with the Company, the Target, PubCo or one or more of their respective affiliates or a Placement Agent for this Offering of the Securities.

(g) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the Offering (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound and (v) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Private Placement Shares.

(h) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Private Placement Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Securities. Subscriber acknowledges specifically that a possibility of total loss exists.

(i) [Reserved].

(j) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Securities or made any findings or determination as to the fairness of this investment.

(k) If an entity, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. Subscriber has the power and authority to enter into, deliver and perform Subscriber’s obligations under this Subscription Agreement.

Annex A-8

(l) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and will not violate any provisions of Subscriber’s organizational documents. The signature on this Subscription Agreement is genuine and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

(m) Subscriber is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, or a person prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank or (iv) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Private Placement Shares were legally derived.

(n) Subscriber agrees and undertakes to provide such information as is reasonably requested by either Placement Agent to satisfy such Placement Agent’s obligations under any applicable “know your customer” and/or anti-money laundering rules and regulations, including the BSA/PATRIOT Act and/or the “Customer Due Diligence Rule” (31 C.F.R. 1010.230).

(o) Neither Subscriber, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Subscriber, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Securities by Subscriber will not subject the Company or PubCo to any Disqualification Event.

(p) [Reserved]

(q) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to PubCo.

(r) In each case subject to Section 15, Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to PubCo pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

(s) Other than with respect to any Affiliates of Subscriber that enter into an Other Subscription Agreements, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or PubCo (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code, or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may

Annex A-9

be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither PubCo, nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Securities, and none of PubCo or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities and (ii) the acquisition and holding of the Securities.

(u) Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or end of day short sale positions with respect to the securities of the Company or PubCo. Notwithstanding the foregoing, (i) if the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares pursuant hereto and (ii) and in the case of a Subscriber whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by PubCo, the Company or other person representing the Company or PubCo, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Subscriber’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Subscriber’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales of the securities of PubCo or the Company on behalf of other funds or investment vehicles for which the Subscriber’s investment adviser is also an investment adviser or

(v) Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by PubCo, the Sponsor and the Company.

8. Registration Rights.

(a) PubCo agrees that, within thirty (30) calendar days after the Transaction Closing (the “Filing Deadline”), PubCo will prepare and file with the SEC (at PubCo’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares, the Additional Shares, the Bonus Shares and the Warrant Shares (the “Registrable Securities”) and shall contain (unless otherwise directed by the Subscriber or upon the reasonable request of another selling shareholder named therein) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B. Subject to the terms of this Subscription Agreement, PubCo shall use its reasonable best efforts to cause a Registration Statement filed under this Subscription Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date (as defined below), and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for PubCo to be in compliance with the current public information requirement under Rule 144, as reasonably determined by the counsel to PubCo (the “Effectiveness Period”). PubCo shall request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. PubCo shall promptly notify the Subscriber via e-mail of the effectiveness of a Registration Statement on the same Trading Day that PubCo telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of such Registration Statement. PubCo shall, by 4:30 a.m. (New York City time) on the second Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424. Failure to so notify the Subscriber within two (2) Trading Days of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under this Section 8(a). Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the securities of PubCo to PubCo (or its successor) upon request to assist PubCo in making the determination described above. PubCo’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to PubCo such information regarding Subscriber, the securities of PubCo held by Subscriber and the intended method of disposition of the Registrable Securities (if different than the Plan of Distribution) as shall be reasonably requested by PubCo to effect the registration of the Registrable Securities, and shall execute a Selling Stockholders Questionnaire in connection with such registration as PubCo may reasonably request that are customary of a selling stockholder in

Annex A-10

similar situations. If the SEC prevents PubCo from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of PubCo’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of PubCo securities which is equal to the maximum number of PubCo securities as is permitted by the SEC and (ii) the number of PubCo securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, PubCo shall file a new Registration Statement to register such Registrable Securities not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 8. PubCo will provide a draft of the Registration Statement to Subscriber for review not less than three (3) business days prior to filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests or comments that Subscriber be identified as a statutory underwriter in the Registration Statement, PubCo will (i) provide Subscriber with a reasonable opportunity to review such request and/or comment on any related communications with the SEC, (ii) at the option of Subscriber, cooperate with Subscriber to provide Subscriber with an opportunity to seek to have the SEC withdraw such request or comment, or otherwise not require the Subscriber be named as a statutory underwriter, including by way of cooperating with and allowing Subscriber to review and comment on any response letters or other written communication with the SEC with respect to such request and (iii) provide Subscriber with the opportunity to withdraw from the Registration Statement prior to its effectiveness. For purposes of clarification, any failure by PubCo to file the Registration Statement by the Filing Deadline shall not otherwise relieve PubCo of its obligations to file the Registration Statement or effect the registration of the Registrable Securities set forth in this Section 8. For as long as Subscriber holds the Registrable Securities, PubCo will (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as PubCo remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable Subscriber to resell the Registrable Securities pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to Subscriber), as applicable. If: (i) the Registration Statement is not filed on or prior to its Filing Deadline (or if PubCo files the Registration Statement without affording the Subscriber the opportunity to review and comment on the same as required by this Section 8(a), PubCo shall be deemed to have not satisfied this clause (i)), or (ii) PubCo fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five Trading Days of the date that PubCo is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, PubCo fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within fifteen (15) business days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Subscriber is otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than thirty (30) consecutive calendar days or more than an aggregate of sixty (60) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) business day period is exceeded, and for purpose of clause (v) the date on which such thirty (30) or sixty (60) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Subscriber may have hereunder or under applicable law, on each monthly anniversary beginning on the thirtieth calendar day following each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, PubCo shall pay to the Subscriber an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the sum of (i) the Aggregate Purchase Price paid by such Subscriber pursuant to this Subscription Agreement and (ii) the aggregate dollar amount paid by Subscriber for Acquired Shares in Open Market Purchases less the redemption amount contemplated in Section 15(c) below. If PubCo fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, PubCo will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Subscriber, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any

Annex A-11

portion of a month prior to the cure of an Event. As used herein, “Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 60th calendar day following the date of the Transaction Closing (or, in the event of a “full review” by the SEC, the 90th calendar day following the date of the Transaction Closing); provided, however, that in the event PubCo is notified by the SEC that the above Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the PubCo is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day. As used herein, a “Trading Day” is a day on which the principal securities exchange or securities market on which the Ordinary Shares is open for trading in the Ordinary Shares.

(b) PubCo shall, at its sole expense, advise Subscriber within one (1) business day: (i) when a Registration Statement or any amendment thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective; (ii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by PubCo of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon the occurrence of any event contemplated in the foregoing clause (iv), except for such times as PubCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, PubCo shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) PubCo may delay the filing (or any amendment thereto) or a request for effectiveness, or may suspend the use of any such registration statement, if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or effectiveness or use could materially affect a bona fide business or financing transaction of PubCo or would require premature disclosure of information that could materially adversely affect PubCo (each such circumstance, a “Suspension Event”); provided, that PubCo may not delay or suspend the Registration Statement on more than two (2) occasions or for more than thirty (30) consecutive calendar days, or more than sixty (60) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading (which notice shall not contain any material non-public information about PubCo or any of its Subsidiaries), Subscriber agrees that it will promptly discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from PubCo that it may resume such offers and sales. If so directed by PubCo, Subscriber will deliver to PubCo or destroy all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply to (i) the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(d) From and after the Closing, PubCo agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Registrable Securities (collectively, the

Annex A-12

“Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Securities (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to PubCo by Subscriber for use therein. Notwithstanding the forgoing, PubCo’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of PubCo (which consent shall not be unreasonably withheld, delayed or conditioned).

(e) From and after the Closing, Subscriber agrees to, severally and not jointly with any other subscriber (an “Other Subscriber”) entering into a subscription agreement in connection with the Offering (an “Other Subscription Agreement”) or any other selling shareholders using the applicable registration statement, indemnify and hold PubCo, and the officers, employees, directors, partners, members, attorneys and agents of PubCo, each person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of PubCo within the meaning of Rule 405 under the Securities Act (collectively, the “PubCo Indemnified Parties”), harmless against any and all Losses incurred by PubCo Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Securities (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, solely to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to PubCo by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 8(e) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Merger Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to February 23, 2024; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 9 through 13 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. PubCo or a Placement Agent shall notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by Subscriber to PubCo for the Aggregate Purchase Price hereunder shall be promptly returned to Subscriber.

10. Trust Account Waiver. Reference is made to the final prospectus of the Company, dated as of November 3, 2021 and filed with the SEC (File Nos. 333-254182 and 333-260752) on November 8, 2021 (the “Prospectus”). Subscriber hereby represents and warrants that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders

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if the Company fails to consummate a Business Combination within 15 months after the closing of the IPO, subject to extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions to the Public Shareholders therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with the Company or its affiliates). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company, PubCo and their respective affiliates to induce PubCo to enter in this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, Subscriber hereby acknowledges and agrees that Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account or funds released to the Company, PubCo or any of their respective affiliates (but not, for the avoidance of doubt, distributions to Public Shareholders) from the Trust Account upon consummation of the Transaction and that such claim shall not permit Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions to the Public Shareholders therefrom) or any amounts contained therein. In the event Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions to the Public Shareholders therefrom) or the Public Shareholders in the form of money damages, the Company and its Representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates the associated legal fees and costs in connection with any such action in the event the Company or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding the foregoing, this Section 10 shall not affect any rights of Subscriber or its affiliates to receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares or the liquidation of the Company pursuant to the terms of the Trust Account, including, for the avoidance of doubt, with respect to any Acquired Shares. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights or obligations that may accrue to Subscriber hereunder (other than the Securities acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by Subscriber without the prior written consent of the Company and PubCo, and any purported transfer or assignment without such consent shall be null and void ab initio.

(b) On or prior to the Closing Date, PubCo and Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(c) Subscriber acknowledges that the Company, PubCo, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, Subscriber agrees to promptly

Annex A-14

notify PubCo and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate such that the conditions set forth in Sections 3(b)(i) and 3(b)(ii) would not be satisfied as of the Closing. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(d) Each of the Company, PubCo and the Placement Agents is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company and PubCo (such consent not to be unreasonably withheld or delayed).

(e) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to seek to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Other than the expenses of counsel provided in Section 3, Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(m) The Company shall, prior to the Redemption Deadline, timely file with the SEC a Current Report on Form 8-K disclosing the material terms of this Subscription Agreement, the Other Subscription Agreements and the Form of Warrant, including attaching a form of subscription agreement and form of warrant as exhibits thereto, and a supplement to the proxy statement/prospectus included in the Registration Statement of PubCo filed on Form F-4. From and after the issuance of such Form 8-K and any supplement to the proxy statement/prospectus included in the Registration Statement of PubCo filed on Form F-4, the Company and PubCo represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by PubCo, the Company or any

Annex A-15

of their Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated hereby. In addition, effective upon the issuance of such Form 8-K and any supplement to the proxy statement/prospectus included in the Registration Statement of PubCo filed on Form F-4, each of PubCo and the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the PubCo, the Company, any of their Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, including without limitation, the Placement Agent, on the one hand, and any of the Subscriber or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. Each of PubCo and the Company understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and PubCo will provide Subscriber with a copy of any portion of any public press release or Form 8-K (or Form 6-K, as applicable) that names or refers to Subscriber that is proposed to be filed by the Company or PubCo in connection with the execution of this Subscription Agreement at least one business day prior to its publication or filing. Neither the Company nor PubCo will name Subscriber in any press release without its prior written consent (which may be by email). Subscriber hereby consents to the publication and disclosure filed by the Company or PubCo with the SEC in connection with the filing of any related documentation or disclosure with the SEC (to the extent required by the federal securities laws or the SEC), including Subscriber’s identity and beneficial ownership of Securities and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Company or PubCo, a copy of this Subscription Agreement or the form hereof in filings required by the SEC; provided, that the Company and PubCo will provide Subscriber a reasonable opportunity to review and comment on any section thereof that names or refers to Subscriber unless such disclosure is substantially identical to previous public disclosure about the Subscriber that was reviewed by Subscriber. Subscriber will promptly provide any information reasonably requested by the Company or PubCo for any regulatory application or filing made or approval sought in connection with the Transaction or the Closing (including filings with the SEC).

(n) This Subscription Agreement, and all actions arising out of or in connection with this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(o). Nothing in this Section 9(n) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement or the transactions contemplated hereby.

Annex A-16

(o) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, absent affirmative receipt of an automated notice of delivery failure from the recipient’s email server, during regular business hours of the recipient or, if delivered outside of regular business house, the following business day (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to PubCo, to: Critical Metals Corp. c/o European Lithium Ltd. 32 Harrogate Street West Leederville, Western Australia, 6007 Attn: Tony Sage Email: TonyS@cyclonemetals.com with copies to (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: James Hu
Email: james.hu@whitecase.com

and

White & Case LLP
609 Main Street, Suite 2900
Houston, TX 77002
Attn: Jason A. Rocha
Email: Jason.rocha@whitecase.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
Email: mgray@egsllp.com; sneuhauser@egsllp.com

If to the Sponsor, to: VO Sponsor, LLC 4201 Georgia Ave NW Washington, D.C. 20011 Attention: Steve Salis Email: ssalis@salisholdings.com with a copy to (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
Email: mgray@egsllp.com; sneuhauser@egsllp.com

Notice to Subscriber shall be given to the address underneath Subscriber’s name on the signature page hereto.

(p) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person

Annex A-17

(where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company prior to the closing of a Business Combination will include the Company’s sponsor, VO Sponsor, LLC.

(q) At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(r) PubCo shall instruct its transfer agent to remove the legend described in Section 5(b) herein and shall instruct its transfer agent to issue a certificate (or cause book-entries to be reflected) without such legend to the holder of the Private Placement Shares, upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) or, at the election of the Subscriber, via DWAC, (i) within two (2) business days of a written request by Subscriber if such applicable Private Placement Shares are registered for resale under the Securities Act, and the holder has sold or proposes to sell such Shares pursuant to such registration (ii) within two (2) business days of such time the Private Placement Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for PubCo to be in compliance with the current public information required under Rule 144(c), as applicable, and in each case, the holder provides PubCo with a customary undertaking to effect any sales or other transfers in accordance with the Securities Act and/or (iii) within two (2) business days in connection with a sale, assignment or other transfer, upon provision to PubCo with an opinion of counsel, in a form reasonably acceptable to PubCo, to the effect that such sale, assignment or transfer of the Private Placement Shares may be made without registration under the applicable requirements of the Securities Act (such earliest date, the “Legend Removal Delivery Date”). PubCo shall be responsible for the fees of the applicable transfer agent, its legal counsel and all DTC fees associated with such issuance, including the fees for causing its counsel to deliver a legal opinion, if any, to the transfer agent in connection with transfers under Rule 144 by Subscriber and Subscriber shall be responsible for all other fees and expenses (including any applicable broker fees or transfer taxes). To the extent required by PubCo’s transfer agent, PubCo shall use best efforts to cause its legal counsel to deliver a customary opinion within two (2) business days. If PubCo fails to instruct its transfer agent to remove such legends and issue unlegended Private Placement Shares on or before the Legend Removal Delivery Date, and if after such date the Subcriber is required by its broker to purchase (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Subscriber of the applicable Private Placement Shares which the Subscriber anticipated receiving upon such legend removal (a “Buy-In”), then PubCo shall pay in cash to PubCo the amount by which (x) Subscriber’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of applicable Private Placement Shares that PubCo was required to deliver to the Subscriber without legend pursuant to the provisions of this Section times (B) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Subscriber purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted legend removal of Private Placement Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under the immediately preceding sentence PubCo shall be required to pay the Subscriber $1,000. The Subscriber shall provide PubCo written notice indicating the amounts payable to the Subscriber in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by PubCo. Nothing herein shall limit Subcriber’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to PubCo’s failure to timely deliver legend free Ordinary Shares or register such Ordinary Shares in book-entry form without any legend in the name of the Subscriber, as applicable, as required pursuant to the terms hereof.

(s) Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage, directly or indirectly, in any Short Sales with respect to securities of the Company or PubCo, as applicable. For purposes of this Section 7(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker

Annex A-18

dealers or foreign regulated brokers. Notwithstanding the foregoing, if the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares pursuant hereto.

(t) PubCo shall not amend, modify, waive or terminate any provision of any Lock-Up Agreement (as defined in the Merger Agreement) (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) except to extend the term of the lock-up period and PubCo shall enforce the provisions of each Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) in accordance with its terms. If any party to a Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) breaches any provision of a Lock-Up Agreement, PubCo shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements).

(u) From the Closing Date until sixty (60) days after the Closing Date, without the prior written consent of Subscriber (not to be unreasonably withheld, delayed or conditioned), neither PubCo nor any direct or indirect subsidiary thereof (each a “Subsidiary”) shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to this Subscription Agreement or Other Subscription Agreement or as disclosed on Schedule 11(u) hereto. As used herein, “Ordinary Share Equivalents” means securities of PubCo or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

12. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of PubCo, the Sponsor and the Company contained in this Subscription Agreement in making its investment or decision to invest in the Securities. Subscriber further acknowledges and agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, employees or other Representatives of any such other purchaser) nor (ii) the Placement Agents, their respective affiliates or any of their or their affiliates’ respective control persons, officers, directors, employees or other Representatives, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. Subscriber acknowledges that none of the Placement Agents, nor their respective Representatives: (a) shall be liable to Subscriber for any improper payment made in accordance with the information provided by PubCo; (b) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of PubCo pursuant to this Subscription Agreement or the Merger Agreement; or (c) shall be liable to Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or the Merger Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any the Merger Agreement, except for their gross negligence, willful misconduct or bad faith.

13. Independent Nature of Investment. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, the Target, PubCo or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers as a

Annex A-19

partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Private Placement Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights under this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

14. Bonus Shares.

(a) Prior to the Closing Date, in consideration for Subscriber’s entry into this Subscription Agreement and consummation of the transactions contemplated by this Subscription Agreement, the Sponsor hereby agrees to transfer to the Subscriber, for no additional consideration, a number of founder shares (as defined in the Prospectus) (“Founder Shares”) as is set forth on the signature page of this Subscription Agreement. The Sponsor will deliver such Founder Shares to the Subscriber in book-entry form prior to the Transaction Closing and, at the Transaction Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share will be cancelled and will convert into the right to receive one Ordinary Share (such Ordinary Shares, the “Bonus Founders Shares”), which Ordinary Shares will not, following the Transaction, contain restrictive legends. Notwithstanding the foregoing, in the event that this Agreement is terminated prior to the Closing, any Founder Shares that have been previously transferred by the Sponsor to Subscriber in accordance with this Section 14(a) will be promptly returned to the Sponsor.

(b) In consideration for Subscriber’s entry into this Subscription Agreement and consummation of the transactions contemplated by this Subscription Agreement, PubCo hereby agrees to issue to the Subscriber on the Closing Date, for no additional consideration, a warrant granting Subscriber the right to purchase Ordinary Shares, a copy of which is attached hereto as Exhibit B (the “Warrant”) having an expiration date that is the first anniversary of the Closing Date, which Warrant shall grant Subscriber the right to purchase, upon the terms set forth more fully therein, up to such number of Ordinary Shares as is set forth on the signature page of this Subscription Agreement (the “Warrant Shares”) at an exercise price equal to $10.00 per Ordinary Share.

(c) In consideration for Subscriber’s entry into this Subscription Agreement and consummation of the transactions contemplated by this Subscription Agreement, PubCo hereby agrees to issue to the Subscriber promptly after the Closing, for no additional consideration, (i) the number of Ordinary Shares set forth on the signature page to this Subscription Agreement (the “Additional Shares”) and (ii) such number of Ordinary Shares set forth on the signature page to this Subscription Agreement (the “Bonus PubCo Shares” and together with the Bonus Founders Shares, the “Bonus Shares”). The Additional Shares and the Bonus PubCo Shares shall be issued to Subscriber and PubCo shall cause its register of members to be updated to reflect the issue of the Additional Shares and the Bonus PubCo Shares and cause there to be entered in its register of members such legends as described in Section 12(c)(i). Upon issuance, the Additional Shares and the Bonus PubCo Shares shall be subject to the restrictions described in this Section 12(c) and the register of members of PubCo (and any share certificate(s) issued in respect of such Additional Shares to the extent that they are certificated) shall be annotated to reflect such legends as are described in Section 12(c)(i) including the Contract Legend (as defined in Section 12(c)(i)). In connection with each exercise of the Warrant to purchase Ordinary Shares, in accordance with the terms and conditions of the Warrant, a number of Additional Shares equal to three (3) Additional Shares for each Warrant Share purchased pursuant to such Warrant shall cease to be subject to the restrictions described in this Section 12(c) and in connection with each and any such event PubCo shall cause the Contract Legend to be removed from its register of members with respect to such number of the Additional Shares. For illustrative purposes, if the Warrant was exercised for the purchase of 100 Warrant Shares, 300 Additional Shares would be released (i.e., the Contract Legend would be removed) under the terms described above. No fractional shares shall be issuable hereunder; any fractional shares resulting from this Subscription Agreement shall be rounded down to the nearest whole share.

(i) Legends:

1.      The Additional Shares and the Bonus PubCo Shares shall contain the legend described in Section 5(b), subject to removal as provided in Section 11(r); and

Annex A-20

2.      The Additional Shares shall contain the following legend (the “Contract Legend”):

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 14(C) OF THE SUBSCRIPTION AGREEMENT DATED AS OF FEBRUARY [__], 2024, AS AMENDED FROM TIME TO TIME, BY AND AMONG CRITICAL METALS CORP. AND THE OTHER PARTIES THERETO, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(ii) Upon the expiration of the Warrant any Additional Shares that remain subject to the restrictions described in this Section 12(c) and accordingly continue to be recorded in the register of members of PubCo with the Contract Legend entered in respect of such Additional Shares (such Additional Shares, the “Surrendered Additional Shares”) shall, in accordance with section 59(1A) of the BVI Act, be acquired by PubCo for no consideration by way of surrender of the Surrendered Additional Shares by the Subscriber to PubCo. For the purposes of the requirement contained in section 59(1B) of the BVI Act that any surrender of a share or shares under section 59(1A) of the BVI Act be in writing and signed by the person holding the share or shares, the Subscriber agrees that this Subscription Agreement shall constitute a surrender of shares in writing in respect of the Surrendered Additional Shares. For the avoidance of doubt, no other surrender of shares in writing or any other consent from the Subscriber in respect of the surrender of the Surrendered Additional Shares shall be required.

15. Open Market Purchases.

(a) In lieu of completing its subscription pursuant to Section 1 hereof, the Subscriber may, at its option, elect to purchase Company Shares from third parties (other than the Company) through a broker for its own account pursuant to open-market transactions (other than through the Company) (an “Open-Market Purchase”) after the deadline for redemptions of Company Shares in connection with the Company’s shareholder meeting to approve, among other things, the Merger Agreement, pursuant to the Company’s certificate of incorporation (such deadline, the “Redemption Deadline”), which shall be completed at a price per share no higher than the price offered by the Company in connection with such redemption. The number of Shares that the Subscriber shall be obligated to purchase pursuant to Section 1 of this Subscription Agreement (the “Subscribed Shares”) shall, at the Subscriber’s election, be reduced (the “Reduction Right”) by the number of Company Shares so purchased and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the Subscriber (the “Acquired Shares”), subject to the Subscriber (x) agreeing to (A) not sell or otherwise transfer such Company Shares prior to the consummation of the Transactions, and (B) to the extent it has the right to have any of such Company Shares redeemed for cash in connection with the consummation of the Transaction, not exercise any such redemption rights and revoke prior to the Closing any existing redemption elections made with respect to such Company Shares (collectively, the “Reduction Conditions”) and (y) complying with such Reduction Conditions as of the Closing.

(b) If the Subscriber desires to exercise its Reduction Right, the Subscriber shall, promptly (and in no event later than the earlier of (i) two business days after the consummation of such Open-Market Purchase and (ii) one business day prior to the Closing) give written notice to PubCo of (i) the date of such Open-Market Purchase, (ii) the number of Acquired Shares pursuant to which an exercise of a Reduction Right is being exercised (which shall equal the number of Subscribed Shares subject to such reduction) and (iii) an affirmation of the Reduction Conditions and evidence reasonably satisfactory to PubCo and the Company of its compliance with the Reduction Conditions. In the event that subsequent to exercising its Reduction Right, the Subscriber desires to lower the number of Subscribed Shares subject to such reduction (i.e., increase the number of Subscribed Shares to be purchased pursuant to this Subscription Agreement), the Subscriber may so amend its prior Reduction Right election with the consent of PubCo, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) Upon consummation of the Transaction, PubCo shall pay or cause to be paid to the Subscriber in respect of each Acquired Share an amount in cash equal to (on a per share basis) the difference between (x) the price paid by Subscriber for such Acquired Share (which, for the avoidance of doubt, will not be higher than the redemption price offered by the Company) and (y) the Purchase Price, provided that, at the option of the Subscriber, such amount may be withheld from the Aggregate Purchase Price payable pursuant to Section 2 hereof.

{SIGNATURE PAGES FOLLOW}

Annex A-21

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PUBCO:
Critical Metals Corp.
By:	/s/ Tong Sage
	Name:	Tony Sage
	Title:	Executive Chairman

Annex A-22

THE COMPANY:
SIZZLE ACQUISITION CORP.
By:	/s/ Steve Salis
Name: Steve Salis
Title: Chief Executive Officer
SPONSOR:
VO SPONSOR, LLC
By:	/s/ Steve Salis
	Name:	Steve Salis
	Title:	Managing Member

In accordance with the requirements of Section 1.1 of the Sponsor Support Agreement, dated as of October 24, 2022 (as amended on November 17, 2023, the “Sponsor Support Agreement”), by and among Sizzle Acquisition Corp., VO Sponsor, LLC, and European Lithium AT (Investment) Ltd., the undersigned hereby consents to the Transfer (as defined in the Sponsor Support Agreement) of an aggregate of 2,049,000 founder shares by the Sponsor pursuant to Section 12 of this Subscription Agreement and the Other Subscription Agreements:

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED

By:	/s/ Malcolm Raymond Day
	Name:	Malcolm Raymond Day
	Title:	Director
By:	/s/ Antony William Paul Sage
	Name:	Antony William Paul Sage
	Title:	Director

Annex A-23

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber: Empery Asset Master, LTD

By: Empery Asset Management, LP, its authorized agent

Signature of Authorized Signatory of Subscriber: /s/ Brett Director

Name of Authorized Signatory: Brett Director

Title of Authorized Signatory: General Counsel of Empery Asset Management, LP

Email Address of Authorized Signatory: notices@emperyam.com

Address for Notice to Subscriber:

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, NY 10020

Address for Delivery of any share certificates to Subscriber (if not same as address for notice):

Fidelity Investments

Mailzone KC1N-CM

100 Crosby Parkway

Covington KY 41015

Attn: James Flanigan

859-386-7577

Subscription Amount: $5,713,450

Number of Shares: 571,345

Number of Warrants: 571,345

Number of Additional Shares: 1,714,035

Number of Founders Shares: 1,170,686

Number of Bonus PubCo Shares: 571,345

Subscriber status (mark one): £ U.S. investor x Non-U.S. investor

EIN Number:

Annex A-24

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber: Empery Tax Efficient, LP

By: Empery Asset Management, LP, its authorized agent

Signature of Authorized Signatory of Subscriber: /s/ Brett Director

Name of Authorized Signatory: Brett Director

Title of Authorized Signatory: General Counsel of Empery Asset Management, LP

Email Address of Authorized Signatory: notices@emperyam.com

Address for Notice to Subscriber:

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, NY 10020

Address for Delivery of any share certificates to Subscriber (if not same as address for notice):

Fidelity Investments

Mailzone KC1N-CM

100 Crosby Parkway

Covington KY 41015

Attn: James Flanigan

859-386-7577

Subscription Amount: $1,753,860

Number of Shares: 175,386

Number of Warrants: 175,386

Number of Additional Shares: 526,158

Number of Founders Shares: 359,366

Number of Bonus PubCo Shares: 175,386

Subscriber status (mark one): x U.S. investor £ Non-U.S. investor

EIN Number:

Annex A-25

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber: Empery Tax Efficient III, LP

By: Empery Asset Management, LP, its authorized agent

Signature of Authorized Signatory of Subscriber: /s/ Brett Director

Name of Authorized Signatory: Brett Director

Title of Authorized Signatory: General Counsel of Empery Asset Management, LP

Email Address of Authorized Signatory: notices@emperyam.com

Address for Notice to Subscriber:

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, NY 10020

Address for Delivery of any share certificates to Subscriber (if not same as address for notice):

Fidelity Investments

Mailzone KC1N-CM

100 Crosby Parkway

Covington KY 41015

Attn: James Flanigan

859-386-7577

Subscription Amount: $2,532,690

Number of Shares: 253,269

Number of Warrants: 253,269

Number of Additional Shares: 759,807

Number of Founders Shares: 518,948

Number of Bonus PubCo Shares: 253,269

Subscriber status (mark one): x U.S. investor £ Non-U.S. investor

EIN Number:

Annex A-26

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______              (i) A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_______              (ii) A natural person who had an individual income in excess of $200,000, or joint income with Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_______              (iii) A director or executive officer of PubCo;

_______              (iv) A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_______              (v) A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act;

_______              (vi) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______              (vii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

Annex A-27

_______              (viii) An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

_______              (ix) An insurance company as defined in Section 2(13) of the Exchange Act;

_______              (x) An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______              (xi) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______              (xii) A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

_______              (xiii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______              (xiv) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______              (xv) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______              (xvi) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

_______              (xvii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in PubCo;

_______              (xviii) A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_______              (xix) A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_______              (xx) A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

_______              (xxi) An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_______              (xxii) An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_______              (xxiii) Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

Annex A-28

2.1    Type of Subscriber. Indicate the form of entity of Subscriber:

2.2.1 If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: _____________________.

☐	Individual	☐	Limited Partnership
☐	Corporation	☐	General Partnership
☐	Revocable Trust	☐	Limited Liability Company
☐	Other Type of Trust (indicate type):	________________________________
☐	Other (indicate form of organization):	________________________________

2.2.2 If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

__________ True

__________ False

         If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:
Subscriber Name:
By:
Signatory Name: Signatory Title:

Date:

Annex A-29

Annex A

Plan of Distribution

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other share exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those ordinary shares and warrants, see “Private Placement of Ordinary Shares and Warrants” above. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the ordinary shares and warrants, as of ________, 2024, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a subscription agreements with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of ordinary shares issued to the selling shareholders in the “Private Placement of Ordinary Shares and Warrants” described above and (ii) the maximum number of ordinary shares issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the subscription agreements, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise any such warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of such warrants which have not been exercised. The number of ordinary shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their ordinary shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering

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Exhibit B

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY AND THE SECURITIES ISSUEABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE

ORDINARY SHARES

OF

CRITICAL METALS CORP.

Expires: February [•], 2025

No. of Ordinary Shares: [______]

Date of Issuance: February [•], 2024

FOR VALUE RECEIVED, the undersigned, CRITICAL METALS CORP., a BVI business company incorporated under the laws of the British Virgin Islands whose registered office is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (together with its successors and assigns, the “Issuer” or the “Company”), hereby certifies that [___] ( the “Holder”) or its permitted assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), in accordance with the terms of this Warrant, up to [______]Ordinary Shares of the Issuer (“Ordinary Shares” or “Warrant Shares”), at an exercise price of $10.00 per share, subject to adjustment herein (the “Warrant Price”). Capitalized terms used in this Warrant shall have the respective meanings specified in Section 8 hereof, and capitalized terms used but not defined in this Warrant have the meanings given them in the Purchase Agreement. This Warrant is issued in accordance with, and subject to, the terms and conditions of the Purchase Agreement.

1. Term. The Holder may exercise this Warrant for a period which shall commence on the Closing Date, and shall expire at 6:00 p.m., Eastern Time, on the date that is the first anniversary of the Closing Date (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b) Method of Exercise. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times during the Term by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(b) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Warrant Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable

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of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

(c) Issuance of Shares. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, including the payment to the Company of the aggregate Warrant Price for the Warrant Shares, the Warrant Shares shall be issued and registered in the Issuer’s register of members in the name of the Holder, or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect or that the Warrant Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal At Custodian (“DWAC”) by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Delivery Date”), and for purposes of Regulation SHO of the Securities Exchange Act of 1934 ,as amended, the Holder hereof shall be deemed to be the holder of the Warrant Shares so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall be obligated to issue and deliver the Warrant Shares to the DTC on a holder’s behalf via DWAC only if such exercise is in connection with a sale or contemplated or proposed sale of the Warrant Shares or other exemption from registration by which the Warrant Shares may be issued without a restrictive legend and the Issuer’s transfer agent is participating in DTC through the DWAC system. The Company agrees to maintain a transfer agent that is a participant in the FAST program of DTC so long as this Warrant remains outstanding and exercisable. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is submitted in connection with any partial exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such exercise, then the Company shall, as soon as practicable, and in no event later than two Trading Days after any exercise, and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

(d) Compensation for Buy-In on Failure to Timely Deliver Shares upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to issue and register such Warrant Shares in the Issuer’s register of members in the name of the Holder, as applicable, pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Ordinary Shares that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive

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relief with respect to the Issuer’s failure to timely deliver certificates representing Ordinary Shares or register such Warrant Shares in book-entry form in the name of the Holder, as applicable, upon exercise of this Warrant as required pursuant to the terms hereof.

(e) Transferability of Warrant. This Warrant may not be transferred by a Holder, in whole or in part, without the prior written consent of the Issuer, and any purported transfer without such consent shall be null and void ab initio. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and other than transfers to one or more Affiliates of the Holder, upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(f) Continuing Rights of Holder. The Issuer will, at the time of, or at any time after, each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(g) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY AND THE SECURITIES ISSUEABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(iii) The Issuer agrees to reissue this Warrant, if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) other than with respect to transfer to Affiliates of the Issuer, the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration or qualification of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act or state securities laws covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act and the securities have been qualified under state securities laws, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can

Annex A-35

be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received reasonable assurance that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other Section of this Warrant. Whenever a certificate representing the Warrant Shares is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Issuer shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder or Holder’s prime broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

(h) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3. Shares Fully Paid; Reservation and Listing of Shares; Covenants.

(a) Shares Fully Paid; Reservation. The Issuer represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued Ordinary Shares equal to at least 150% of the number of Ordinary Shares issuable upon exercise of this Warrant without regard to any limitations on exercise.

(b) Registration; Listing. If any Ordinary Shares required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any Ordinary Shares on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all Warrant Shares from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Shares have been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued Warrant Shares which are at any time issuable hereunder, so long as any Ordinary Shares shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c) Covenants. The Issuer shall not by any action including, without limitation, amend the Memorandum and Articles of Association of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Ordinary Shares to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Memorandum and Articles of Association of the Issuer in any manner that would adversely affect the rights of the Holder, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Ordinary Shares, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

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(d) Loss, Theft, Destruction of Warrant. Upon receipt of evidence reasonably satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity (but not the posting of any surety or other bond) reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the number of Ordinary Shares remaining available upon exercise of the Warrant which has been lost, stolen, destroyed or mutilated.

(e) Payment of Taxes. The Issuer will pay all transfer and issuance taxes attributable to the preparation, issuance and delivery of this Warrant (and any replacement Warrants) including, without limitation, all documentary and stamp taxes attributable to the initial issuance of the Warrant Shares issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Shares or registration of such Warrant Shares in book-entry form, as applicable, in a name other than that of the Holder in respect to which such shares are issued.

4. Adjustment of Warrant Price. The price at which such Warrant Shares may be purchased upon exercise of this Warrant and/or the number of Warrant Shares issuable shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Change of Control, so long as the Surviving Corporation pursuant to any Change of Control is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its Ordinary Shares are listed or quoted on a U.S. national securities exchange, the Surviving Corporation and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant, including, without limitation, those under the Purchase Agreement (as defined below) (and if the Issuer shall survive the consummation of such Change of Control, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant), and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this Section 4(a), such Holder shall be entitled to receive, and the Surviving Corporation and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the Surviving Corporation and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4(a)) shall be applicable to the Securities, cash or property which the Surviving Corporation and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. If following such a Change of Control, the Surviving Corporation does not have a registered class of equity securities and Ordinary Shares listed on a U.S. national securities exchange as described in the first sentence of this Section 4(a), then the Holder shall be entitled to receive compensation in accordance with the terms set forth below in this Section 4(a). Notwithstanding anything to the contrary, in the circumstances set forth in the immediately preceding sentence, the Company (or the Successor Entity (as defined below)) shall be required to purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Change of Control; provided, however, that, if the Change of Control is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any successor entity in a Change of Control in which the Company is not the survivor (each, a “Successor Entity”) the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Change of Control, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Change of Control; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Change of Control, such holders of Common Stock will be deemed to have received common equity of the Successor Entity in such Change of Control. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable

Annex A-37

Change of Control for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Change of Control and the end of the Term, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Change of Control, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Change of Control and (ii) the Per Share Market Value during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Change of Control and ending on date of consummation of the applicable Change of Control and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Change of Control and the end of the Term and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Business Days of the date of consummation of the Change of Control.

(b) Share Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i) make or issue or set a record date for the holders of the Ordinary Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Ordinary Shares,

(ii) undertake a division of its outstanding Ordinary Shares into a larger number of Ordinary Shares, or

(iii) undertake a combination of its outstanding Ordinary Shares into a smaller number of Ordinary Shares,

then (1) the number of Ordinary Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Ordinary Shares which a record holder of the same number of Ordinary Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Ordinary Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Ordinary Shares for which this Warrant is exercisable immediately after such adjustment.

(c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Ordinary Shares for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Ordinary Share Equivalents or Additional Ordinary Shares), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Ordinary Share Equivalents or Additional Ordinary Shares),

then (1) the number of Ordinary Shares for which this Warrant is exercisable shall be adjusted to equal the product of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Ordinary Shares at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Ordinary Shares of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Ordinary Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Ordinary Shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Ordinary Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Ordinary Shares and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Ordinary Shares of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding Ordinary

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Shares shall be changed into a larger or smaller number of Ordinary Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Ordinary Shares within the meaning of Section 4(b).

(d) Issuance of Additional Ordinary Shares. In the event the Issuer shall at any time following the Closing Date issue any Additional Ordinary Shares (otherwise than as provided in the foregoing subsections (b) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Ordinary Shares.

(e) Issuance of Ordinary Share Equivalents. In the event the Issuer shall at any time following the Closing Date take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Ordinary Share Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Ordinary Share Equivalents, the price per share for which Additional Ordinary Shares may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the number of Ordinary Shares for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Ordinary Shares upon conversion or exchange of such Ordinary Share Equivalents.

(f) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Ordinary Shares for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Ordinary Shares or any Ordinary Share Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Ordinary Shares or Ordinary Share Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Ordinary Shares or Ordinary Share Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the Surviving Corporation (other than any consolidation or merger in which the previously outstanding Ordinary Shares of the Issuer shall be changed to or exchanged for the stock, ordinary or Ordinary Shares, or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the non-surviving corporation as the Board may determine to be attributable to such Ordinary Shares or Ordinary Share Equivalents, as the case may be. The consideration for any Additional Ordinary Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Ordinary Shares issuable pursuant to the terms of any Ordinary Share Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Ordinary Share Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Ordinary Share Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Ordinary Share Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the Surviving Corporation or in which the previously outstanding Ordinary Shares of the Issuer shall be changed into or exchanged for the stock, ordinary or Ordinary Shares, or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock, ordinary or Ordinary Shares, or other securities of any corporation, the Issuer shall be deemed to have issued a number of Ordinary Shares for stock, ordinary or Ordinary Shares, or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock, ordinary or Ordinary Shares, or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than

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cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Ordinary Shares are issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(f)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Ordinary Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of Ordinary Shares, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent of the Ordinary Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Ordinary Shares shall be taken into account to the nearest 1/100th of a share.

(iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(g) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have 10 days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within 30 days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

6. Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7. Ownership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of Ordinary Shares to be issued pursuant to such exercise would exceed, when aggregated with all Other Ordinary Shares owned by such Holder and its Affiliates at such time, the number of Ordinary Shares which would result in such Holder and its Affiliates beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding Ordinary Shares; provided, however, that upon a Holder of this Warrant providing the Issuer with 61 days’ notice (pursuant to Section 12 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all Ordinary Shares issuable upon exercise of this Warrant, this Section 7 will be of

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no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice until the date that the Holder notifies the Issuer (pursuant to Section 12 hereof) that the Holder revokes the Waiver Notice; provided, further, that during the 61 day period prior to the expiration of the Term, the Holder may waive this Section 7 by providing a Waiver Notice at any time during such 61 day period.

8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Ordinary Shares” means all Ordinary Shares issued by the Issuer after the Closing Date, and all Other Ordinary Shares, if any, issued by the Issuer after the Closing Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holder unless the issuance of shares pursuant to the Purchase Agreement results in a lower adjusted price) or issued pursuant to the Merger Agreement, (iii) the Warrant Shares, (iv) securities issued in connection with bona fide strategic license agreements, consulting agreements, or other partnering or technology development arrangements so long as such issuances are not for the purpose of raising capital, (v) Ordinary Shares issued or the issuance or grants of options to purchase Ordinary Shares pursuant to the Issuer’s equity incentive plans adopted in connection with the Transaction, and (vi) any warrants or similar rights issued to the finders, placement agents or their respective designees for the transactions contemplated by the Purchase Agreement or in subsequent offerings or placements. The exclusions set forth in this definition shall also apply to the issuance or sale of Ordinary Share Equivalents.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Issuer.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close.

“Change of Control” shall mean (i) the acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-issued and outstanding equity of the Company; (ii) the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction, whether or not the Company is the Surviving Corporation, other than a transaction which would result in the voting equity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Corporation) at least 50% of the voting shares of the Company or such Surviving Corporation immediately after such transaction; or (iii) the sale, transfer or disposition of all or substantially all of the business and assets of the Company and its Subsidiaries, taken as a whole, to any Person.

“Convertible Securities” means evidences of indebtedness, shares of Equity Capital or other Securities, in any case, which are or may be at any time convertible into or exchangeable for Additional Ordinary Shares. The term “Convertible Security” means one of the Convertible Securities.

“Equity Capital” means and includes (i) any and all ordinary shares, stock or other common or ordinary equity shares, interests, participations or other equivalents of or interests therein (however designated), including, without limitation, shares of preferred or preference shares, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own this Warrant or any one or more Warrants issued in replacement hereof in accordance with the terms hereof. The term “Holder” means one of the Holders.

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“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Equity Capital or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Ordinary Share Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Ordinary Shares or any Convertible Security.

“Other Ordinary Shares” means any other Equity Capital of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Ordinary Shares) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Per Share Market Value” means on any particular date (a) the last closing bid price per Ordinary Share on such date on a registered national stock exchange on which the Ordinary Shares are then listed, or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Ordinary Shares are not listed or traded then on any registered national stock exchange, the last closing bid price for a Ordinary Share in the over-the-counter market, as reported by the U.S. national securities exchange on which the Ordinary Shares are traded at the close of business on such date, or (c) if the Ordinary Shares are not then publicly traded the fair market value of a Ordinary Share as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any dividends, splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any Ordinary Shares, no consideration shall be given to any restrictions on transfer of the Ordinary Shares imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Principal Market” means any U.S. securities exchange on which the Ordinary Shares are traded or any other exchange platform in the world on which the Ordinary Shares are traded, including, but not limited to, the London Stock Exchange, the Berlin Stock Exchange, the Frankfurt Stock Exchange, the Shanghai Stock Exchange, the SIX Swiss Exchange or the Stock Exchange of Hong Kong.

“Purchase Agreement” means the Subscription Agreement, dated February [•], 2024, by and among the Issuer and the Holder.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Shares shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Surviving Corporation” means (a) the corporation surviving or resulting from any merger, consolidation, reorganization, share exchange or similar corporate transaction involving the Company; (b) the direct or indirect parent company of such surviving corporation; or (c) an entity that acquires all or substantially all of the business and assets of the Company.

“Term” has the meaning specified in Section 1 hereof.

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“Trading Day” means a day on which the Ordinary Shares are traded on a the Principal Market; provided, however, that in the event that the Ordinary Shares are not listed or quoted as set forth in the foregoing clause, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Shares” means, as applied to the Equity Capital of any corporation, Equity Capital of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Equity Capital having such power only by reason of the happening of a contingency.

“Warrant Price” means the exercise price set forth in the first paragraph of this Warrant, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Shares” means Ordinary Shares issuable upon exercise of this Warrant.

9. Other Notices. In case at any time:

(a)     the Issuer shall make any distributions to the holders of Ordinary Shares; or

(b)    the Issuer shall authorize the granting to all holders of its Ordinary Shares of rights to subscribe for or purchase any shares of Equity Capital of any class or other rights; or

(c)     there shall be any reclassification of the Equity Capital of the Issuer; or

(d)    there shall be any capital reorganization by the Issuer; or

(e)     there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Equity Capital shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(f)     there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Ordinary Shares;

then, in each such case, the Issuer shall, to the extent permitted by law, give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Ordinary Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. To the extent permitted by law, such notice shall be given at least 20 days prior to the action in question and not less than five days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Ordinary Shares.

10. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended by a written instrument or written instruments executed by the Issuer and the Holder, and any provision of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument executed by the party against whom enforcement of such waiver is sought.

11. Governing Law; Jurisdiction(a) . This Warrant shall be governed by the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR

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IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

All disputes, controversies or claims between the Parties arising out of or in connection with this Warrant (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association and its affiliate the International Center for Dispute Resolution in New York City. The arbitration tribunal shall be composed of one arbitrator. The arbitration will take place in New York City, New York, and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties.

12. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be delivered in writing by electronic mail properly addressed to the party to receive the same. Notice delivered by electronic mail shall be deemed received at the time it is sent as long as the sender does not receive an automated notification by the recipient’s email server that the delivery has failed. The email addresses for such communications shall be:

If to the Company:	Critical Metals Corp. Attn: Tony Sage Email: TonyS@cyclonemetals.com
With a copy (which shall not constitute notice) to:	White & Case LLP Attn: James Hu; Jason Rocha Email: james.hu@whitecase.com, Jason.rocha@whitecase.com
If to the Holder:	c/o Empery Asset Management, LP Attn: Ryan Lane Email: notices@emperyam.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13. [Intentionally Omitted].

14. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Issuer (including any Successor Company as set forth in the Purchase Agreement), the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

16. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

17. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

18. Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant pursuant to the Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

CRITICAL METALS CORP.
By:
Name:
Title:

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EXERCISE FORM
WARRANT

CRITICAL METALS CORP.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ Warrant Shares covered by the within Warrant.

Dated: _________________	Signature ___________________________
Address _____________________
_____________________

Number of Warrant Shares beneficially owned or deemed beneficially owned by the Holder on the date of exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: _____________________________________________
Signature of Authorized Signatory of Investing Entity: _______________________________________
Name of Authorized Signatory: _________________________________________________________
Title of Authorized Signatory: __________________________________________________
Date: ______________________________________________________________________

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ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________ Signature ___________________________

Address _____________________

_____________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________ Signature ___________________________

Address _____________________

_____________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, Ordinary Shares issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ Ordinary Shares in the name of _______________.

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